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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January     , 2004

Dear Shareholder,

        You are cordially invited to attend the 2004 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 25, 2004 at 9:00 a.m., local time, at United States Surgical, North Haven Facility, 195 McDermott Road, North Haven, Connecticut 06473.

        Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

                    Yours sincerely,

                    /s/ Edward D. Breen

                    Edward D. Breen
                    Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

TYCO INTERNATIONAL LTD.

NOTICE OF 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 25, 2004

        NOTICE IS HEREBY GIVEN that the 2004 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 25, 2004 at 9:00 a.m., local time, at United States Surgical, North Haven Facility, 195 McDermott Road, North Haven, Connecticut 06473, for the following purposes:

  1.
  To elect the Board of Directors;

  2.
  To appoint                        as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration;

  3.
  To adopt Amended and Restated Bye-Laws;

  4.
  To approve the Tyco 2004 Stock and Incentive Plan;

  5.
  To consider and act on the shareholder proposals described herein, if properly presented at the meeting; and

  6.
  To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2003.

        This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card were first sent on or about January    , 2004 to each holder of record of Tyco common shares at the close of business on January 14, 2004. Each holder of record of Tyco common shares on the date of the meeting is entitled to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                        By Order of the Board of Directors,

                        /s/ William B. Lytton

                        William B. Lytton
                        Executive Vice President and General Counsel

January    , 2004

PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE AT THE MEETING.

i

PROPOSAL NUMBER FIVE—SHAREHOLDER PROPOSAL ON ENVIRONMENTAL REPORTING	60
Shareholder Proposal	60
Recommendation of the Board of Directors on Proposal Number Five	62
PROPOSAL NUMBER SIX—SHAREHOLDER PROPOSAL TO CHANGE TYCO'S JURISDICTION OF INCORPORATION FROM BERMUDA TO A U.S. STATE	62
Shareholder Proposal	62
Recommendation of the Board of Directors on Proposal Number Six	63
PROPOSAL NUMBER SEVEN—SHAREHOLDER PROPOSAL ON COMMON SENSE EXECUTIVE COMPENSATION	66
Shareholder Proposal	66
Recommendation of the Board of Directors on Proposal Number Seven	67
OTHER MATTERS	68
Costs of Solicitation	68
Presentation of Financial Statements	68
Registered and Principal Executive Offices	68
Shareholder Proposals for the 2005 Annual General Meeting	69
United States Securities and Exchange Commission Reports	69
General	69
APPENDIX A:	Amended and Restated Bye-Laws of Tyco International Ltd.	A-1
APPENDIX B:	Tyco International Ltd. 2004 Stock and Incentive Plan	B-1

ii

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 25, 2004. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Tyco's 2003 Annual Report to Shareholders, which includes the audited consolidated financial statements of Tyco for the fiscal year ended September 30, 2003, is enclosed with or has been sent in advance of these materials.

Tyco has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 14, 2004. Tyco also is sending these materials to any person who becomes a holder of record of Tyco common shares through March 24, 2004. Any Tyco shareholder who does not receive a copy of this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Annual General Meeting or by contacting Tyco at (441) 292-8674.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 14, 2004 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the company share funds of the Tyco retirement savings plans and employee share purchase plans. Such persons are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of such plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of Tyco common shares on the date of the Annual General Meeting is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?
Every holder of a common share will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 14, 2004, there were common shares outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Tyco intends to present proposals numbered one through four for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
	•	Election of the Board of Directors;
	•	Appointment of as the independent auditors and authorization of the Audit Committee of the Board to set the auditor's remuneration;
	•	Adoption of Amended and Restated Bye-Laws; and
	•	Approval of the Tyco 2004 Stock and Incentive Plan.

In addition, shareholders of Tyco have informed us that they intend to present proposals numbered five through seven at the Annual General Meeting, in which case those proposals will also be voted upon if properly presented at the Annual General Meeting. Other than matters incident to the conduct of the Annual General Meeting, Tyco does not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares. Registration will begin at 8:00 a.m., and the Annual General Meeting will begin at 9:00 a.m.
How do I vote?	You can vote in the following ways:
	•	By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.

•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted "FOR" the election of all nominees to the Board of Directors named on the proxy card, "FOR" proposals two, three, four and five, and "AGAINST" proposals six and seven and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote at any time before it is exercised in one of three ways:
	•	Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stock brokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of proxy materials and Annual Reports will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Tyco's common shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement and Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Tyco will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to Tyco by telephone at (441) 292-8674 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.
What constitutes a quorum?	Two holders of common shares present in person or by proxy form a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for the election of directors, the appointment of Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration, the adoption of Tyco's Amended and Restated Bye-Laws, the approval of the Tyco 2004 Stock and Incentive Plan and the approval of any of the shareholder proposals, if properly presented at the Annual General Meeting. Pursuant to Bermuda law, (i) common shares represented at the Annual General Meeting whose votes are withheld on any matter, (ii) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (iii) common shares which abstain from voting on any matter are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter according to their best judgment.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 24, 2004 by hand or mail at:	by 8:00 a.m. on March 25, 2004 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3547 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 24, 2004 by hand or mail at:	by 5:00 p.m. on March 24, 2004 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited 5th Floor 30-34 Moorgate London EC2R 6PJ United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Level 6 12 Help Street Chatswood NSW 2067 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors has adopted governance principles to provide guidelines for the Company and the Board to ensure effective corporate governance. The governance principles are summarized below, and the full text of the governance principles is posted on the Company's website at www.tyco.com.

Mission of the Board of Directors

        The business of Tyco is managed under the direction of the Board. The mission of the Board is to promote the long-term health and growth of Tyco in the interest of its shareholders and to set an ethical "tone at the top."

Board Responsibilities

        The Board's responsibilities include:

  •
  Recommending candidates to the shareholders for election to the Board.

  •
  Selecting, monitoring, evaluating, compensating and, if necessary, replacing, the chief executive officer and other senior executives, and seeing that robust management development and succession plans are maintained.

  •
  Overseeing compliance with laws and regulations and setting an ethical "tone at the top."

  •
  Appraising Tyco's major risks and its risk management and seeing that control procedures are in place.

  •
  Determining that procedures are in place to promote integrity and candor in the audit of Tyco's financial statements and operations, and in all financial reporting and disclosure.

  •
  Reviewing and approving management's strategic and business plans.

  •
  Reviewing and approving major transactions, financial plans, objectives and actions, including significant capital allocations and expenditures.

  •
  Monitoring management performance of its plans and objectives and advising management on significant decisions.

  •
  Assessing its own effectiveness.

Board Organization

        The Board consists of a substantial majority of independent directors who meet a stringent definition of independence. The independent directors of the Board, acting in executive session, elect a Lead Director to serve as chair of the Nominating and Governance Committee. In fiscal year 2003, the independent directors elected John A. Krol as the Lead Director. The Lead Director, among other things, sets a Board agenda with Board and management input, facilitates communications among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board and chairs an executive session of the independent directors at each formal Board meeting. The Board also maintains two other standing committees—Audit and Compensation. All three committees are entirely composed of independent directors. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

Board Operation

        The Board normally has six regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

Board Advisors

        The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Board Evaluation

        The Nominating and Governance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. The three standing committees each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Board Compensation and Share Ownership

        Non-employee director compensation consists of cash and an award of stock units. The stock unit component reflects the Board's belief that director compensation should be tied to the performance of Tyco's common shares. The Compensation Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the directors' compensation and recommends changes as appropriate. Directors who are also Tyco employees receive no additional compensation for serving as a director. For more information about director compensation, see "Compensation of Non-Employee Directors" below.

Independence of Nominees for Director

        The Board has determined that all of the nominees standing for election at the 2004 Annual General Meeting, other than the Chief Executive Officer, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The board has made this determination based on the following:

  •
  Other than Edward D. Breen, no nominee for director is an officer or employee of the Company or its subsidiaries or affiliates;

  •
  No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

  •
  No nominee for director, other than Mr. Breen, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

  •
  No nominee for director is, or was within the past five years, employed by PricewaterhouseCoopers LLP, the independent auditor for the Company;

  •
  No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director;

  •
  No nominee for director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded one percent of either entity's annual revenues for the last fiscal year; and

  •
  No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2003 in excess of one percent of the organization's charitable receipts or the Company's charitable donations.

Communications with the Board of Directors

        The Board has established a process for shareholders to communicate with members of the Board, including the Lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors directly via email at directors@tyco.com. A direct link to this email address can be found on our website at www.tyco.com under the headings "Our Commitment—Governance—Contact Tyco Board." Inquiries can be submitted anonymously and confidentially.

        All inquiries are received and reviewed by the Corporate Ombudsman, who prepares a report for the Board summarizing all items received. The Corporate Ombudsman then directs inquiries most properly addressed by other departments, such as customer service or accounts payable, to those departments and follows up with the assigned case owner to ensure that the inquiries are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues, is presented in greater detail in the report to the Board, along with the status of any actions taken to address the issue. The Board, or, in the case of accounting, audit or internal controls matters, the Audit Committee, then has the opportunity to discuss these inquiries, internally and with the Corporate Ombudsman, and directs any additional action it determines is necessary or appropriate. All matters remain on the Board report until they have been resolved.

        In 2003, the Board took action as a result of two shareholder proposals that it received. First, in response to a shareholder proposal urging the reincorporation of Tyco from Bermuda to Delaware, the Board formed a Special Committee Regarding Bermuda to evaluate the benefits, costs, advantages and disadvantages of remaining a Bermuda company or reincorporating in a different jurisdiction. See "Committees of the Board of Directors—Special Committee Regarding Bermuda" and "Proposal Number Six—Recommendation of the Board of Directors on Proposal Number Six" for more information about the Special Committee and its evaluation of the reincorporation issue.

        Second, in response to a shareholder proposal urging the Board to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus bonus, the Board adopted limits on future severance and change-in-control agreements for senior executives. The principal provisions of these policies are as follows:

  •
  limitations on cash severance for senior executives to two times base salary and bonus at the time of termination and on payments in a change-of-control situation to 2.99 times base salary and bonus; and

  •
  limitations on post-employment benefits to outplacement services and transitional health benefits, with no provisions for consulting contracts, airplane usage, offices or other perquisites.

Compensation of Non-Employee Directors

Fiscal Year 2003 Compensation

        The fiscal year 2003 compensation package for non-employee directors consisted of an annual retainer of $80,000 and 20,000 stock options that vest one year after their respective grant date, as noted below. In addition, as approved by the Board of Directors in July 2003, retroactive to March 6, 2003, the date of the 2003 Annual General Meeting, any member of a special committee of the Board received meeting fees in an amount up to $1,500 for each special committee meeting of such committee that he attended. As preparation for their election to the Board, three of the directors who were elected at the March 2003 Annual General Meeting attended all or a portion of the Board meeting held on January 15, 2003, and received a meeting fee as follows: Admiral Blair, $2,500; Dr. O'Neill, $2,500; and Ms. Wijnberg, $1,250. A director who is also an employee receives no additional remuneration for services as a director.

        The amount of cash retainer and special meeting fees each current and former Board member received during the 2003 fiscal year is summarized in the table below. The cash retainer amount reflects the pro-rated amount of the $80,000 annual retainer received by each Board member, based on the date each became a member of or left the Board. In addition, the table below lists the dates each current Board member received option grants during fiscal year 2003 and the per share exercise price of each such option. The number of options granted (20,000) was not pro-rated. The grant date varied depending on the date on which the Board member first joined the Board as follows:

  •
  directors who were members of the Board for the entire 2003 fiscal year (i.e., Mr. Krol) received their option grants on the first business day of the 2003 fiscal year;

  •
  directors who first became members of the Board between October 2, 2002 and January 15, 2003 (i.e., Messrs. Buckley, Gordon, McDonald and York) received their option grants on January 15, 2003; and

  •
  directors who first became members of the Board on March 6, 2003 (i.e., Admiral Blair, Mr. McCall, Dr. O'Neill and Ms. Wijnberg) received their option grants on March 6, 2003.

        Directors who did not stand for re-election did not receive the stock option grant. In addition, two former directors, Peter Slusser and John Fort, III, agreed to serve as advisors to the Board for a period of one year and receive an annual retainer of $60,000 for these services. The amounts shown under the Advisor Retainer column in the table below reflect the pro-rated amount of such $60,000 retainer that was paid during the 2003 fiscal year.

	Fiscal Year 2003 Board Fees
				Option Grant
		Special Committee Meeting Fees	Advisor Retainer
	Retainer			Date	Price
Current
Dennis C. Blair	$45,591	$7,500		3/6/2003	$14.39
George W. Buckley	$65,806			1/15/2003	$17.80
Bruce S. Gordon	$57,419	$9,000		1/15/2003	$17.80
John A. Krol	$80,000	$18,000		10/2/2002	$13.45
H. Carl McCall	$45,591	$18,000		3/6/2003	$14.39
Mackey J. McDonald	$70,000			1/15/2003	$17.80
Brendan R. O'Neill(1)	$45,591			3/6/2003	$14.39
Sandra S. Wijnberg	$45,591			3/6/2003	$14.39
Jerome B. York	$71,111	$5,250		1/15/2003	$17.80
Former
Lord Michael Ashcroft	$9,111
Joshua M. Berman	$14,409
Richard S. Bodman	$34,624
John F. Fort, III	$34,624		$34,194
Steven W. Foss	$34,624
Wendy E. Lane	$34,624
James S. Pasman	$10,000
W. Peter Slusser	$34,624		$34,194
Joseph F. Welch	$22,796

(1)
The cash remuneration for Dr. O'Neill is paid to him in British pounds converted from U.S. dollars using the conversion rate on the day prior to the payment date.

        All options are granted under the Tyco International Ltd. Long Term Incentive Plan (the "LTIP") and, except in the case of replacement options, as described below, have a term of ten years from date of grant. Options vest on the first anniversary of the grant date, assuming the director remains an active member of the Board on such date. Each option provides for an automatic grant of a replacement option to the extent the director uses Tyco common shares that he/she has held for at least six months toward payment of his/her option exercise price. Replacement options are 100% vested at grant, have an exercise price equal to the fair market value on the date of replacement as determined by the share sale price, and have a term ending on the expiration date of the options they replace. Vested options may be exercised for their full remaining term after the director terminates from the Board for any reason except Cause, as defined in the option agreement.

        During the 2003 fiscal year, the Board approved a new deferred compensation plan for non-employee directors, effective July 1, 2003, whereby a director may make an irrevocable election to defer some or all of his or her cash remuneration for that year. Under the deferred compensation plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. The director may choose to have his/her deferred compensation account credited with investment income based on a deemed investment in the Interest Income Measurement Fund or a U.S. Equity Index Commingled Measurement Fund. Earnings and/or losses on the Measurement Funds mirror the investment results of funds available under the Company's 401(k) savings plans. Each director may elect to receive a distribution of the amounts credited to his or her deferred compensation account in a lump sum cash payment either at termination from the Board or at the end of five years or any other period in five-year increments after it is deferred, whether or not the director is still a member of the Board at the end of such period. As of the end of the 2003 fiscal year, none of the directors had enrolled in the plan.

        In July 2003, the Board approved stock ownership guidelines that require directors to own $240,000 worth of Tyco common shares within three years. The guidelines also provide that the value of vested deferred stock units, described below under Fiscal Year 2004 Compensation, counts toward the ownership requirement.

Fiscal Year 2004 Compensation

        For the Board of Directors, the annual cash retainer for fiscal year 2004 remains $80,000. The Lead Director and Chair of the Audit Committee receive an additional annual retainer of $20,000 and the Chairs of the Compensation Committee and the Nominating and Governance Committee each receive an additional annual retainer of $15,000, in recognition of the responsibilities required in these roles. All fees are payable quarterly and pro-rated if the director begins or ends Board service during the quarter. Directors who are members of a special committee of the Board will also receive a fee of up to $1,500 for each meeting of the special committee that they attend.

        In addition to the cash fees, on October 1, 2003, each director received a grant of deferred stock units ("DSUs") under the LTIP with a value of $120,000, based on the average fair market value of a common share for the 60-day period ending on September 30, 2003. That value per share was $20.125; therefore, each Board member was credited with 5,963 DSUs. Under the terms of the grant agreements, each DSU is vested when granted and will be distributed in the form of shares within 30 days following termination of service as a member of the Board or upon a change in control. Dividend equivalents are credited to each member's DSU account at the same time and in the same amount as dividends that are paid to shareholders on common shares. Dividend equivalents are used to credit additional DSUs to the account based on the fair market value of shares on the dividend payment date. If the 2004 Stock and Incentive Plan is approved by shareholders, the Compensation Committee will have the discretion to grant stock options, stock appreciation rights and other stock-based awards to non-employee directors, subject to certain limitations. For a description of the proposed plan, see page 50. The Board, based upon the recommendation of the Compensation Committee and the Nominating and Governance Committee, has no current intent to make any changes to director compensation, including equity compensation, in fiscal year 2004.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2004 Annual General Meeting a slate of 11 nominees, consisting of ten individuals who are currently serving on the Board and one new nominee. The nominees who are currently serving on the Board are Ms. Wijnberg, Admiral Blair, Messrs. Breen, Buckley, Gordon, Krol, McCall, McDonald and York and Dr. O'Neill, and the new nominee is Mr. Brian Duperreault. Biographical information regarding each of the 11 nominees is set forth below.

        The election of directors will take place at the Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 11 directors to be elected. If the 11 nominees are elected, the size of Tyco's Board will be set at 11 directors. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2005 Annual General Meeting and until their successors, if any, are elected and qualified.

Current Directors Nominated for Re-election

Dennis C. Blair—Admiral Blair (U.S. Navy, Ret.), age 56, joined our Board in March 2003. Admiral Blair is President and CEO of The Institute for Defense Analyses, a federally funded research and development center. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, Admiral Blair served as Vice Admiral and Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a masters degree from Oxford University. Admiral Blair also serves as a director of EDO Corporation.

Edward D. Breen—Mr. Breen, age 47, has been our Chairman and Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of McLeod USA Incorporated.

George W. Buckley—Mr. Buckley, age 56, joined our Board in December 2002. He is the Chairman and Chief Executive Officer of Brunswick Corporation, a global leader in the leisure products industry. Mr. Buckley joined Brunswick in 1997 and has held the role of Chairman and CEO for the past three years. Prior to that time, he served as the Chief Technology Officer (for Motors, Controls and Appliance Components) and President of two divisions during his career at Emerson Electric Company from 1993 to 1997. Mr. Buckley did combined postgraduate work at Huddersfield and Southampton Universities and received a Ph.D. in engineering at the University of Huddersfield in 1977. Mr. Buckley also serves as a director of Ingersoll Rand Co. Ltd.

Bruce S. Gordon—Mr. Gordon, age 57, joined our Board in January 2003. Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications, until his retirement in December 2003. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales and Vice President, Sales. Mr. Gordon graduated from Gettysburg College and received a M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director of Southern Company and Office Depot, Inc.

John A. Krol—Mr. Krol, age 67, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. du Pont de Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of ACE Limited, Armstrong Holdings, Inc., MeadWestvaco Corporation and Milliken & Company, a private company. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry. Mr. Krol is the Lead Director of the Board and Chairman of the Company's Nominating and Governance Committee.

H. Carl McCall—Mr. McCall, age 68, joined our Board in March 2003. Mr. McCall served as Comptroller of the State of New York from 1993 until November 2002, when he became the Democratic nominee for Governor of the State of New York. Prior to his position as Comptroller, Mr. McCall was a Vice President of Citicorp for eight years. He has also served as President of the New York City Board of Education, a U.S. ambassador to the United Nations, Commissioner of the Port Authority of New York and New Jersey, Commissioner of the New York State Division of Human Rights and was elected to three terms as New York State Senator. Mr. McCall received a Bachelor's degree from Dartmouth College and a Master's of divinity from Andover-Newton Theological School. Mr. McCall serves as Vice Chairman of HealthPoint, a private equity fund, and is a director of New Plan, a real estate investment corporation and Standard Commercial Corporation, one of the world's largest leaf tobacco dealers.

Mackey J. McDonald—Mr. McDonald, age 57, joined our Board in November 2002. Mr. McDonald serves as the Chairman, President and CEO of VF Corporation, a designer, manufacturer and marketer of jeanswear, intimate apparel, playwear, workwear and daypacks. Mr. McDonald began his tenure at VF Corporation in 1982 and was named Chairman, President and CEO in 1998. Mr. McDonald graduated from Davidson College and received his M.B.A. in Marketing from Georgia State University. Mr. McDonald also serves as a director of Wachovia Corporation and Hershey Foods Corporation. Mr. McDonald is the Chairman of the Company's Compensation Committee.

Brendan R. O'Neill—Dr. O'Neill, age 55, joined our Board in March 2003. Dr. O'Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC ("ICI"), a manufacturer of specialty products and paints, until April 2003, when he left ICI. Dr. O'Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).

Sandra S. Wijnberg—Ms. Wijnberg, age 47, joined our Board in March 2003. Ms. Wijnberg is the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

Jerome B. York—Mr. York, age 65, joined our Board in November 2002. Mr. York is CEO of Harwinton Capital Corporation, a private investment company which he controls. From 2000 to 2003, he was the Chairman, President and CEO of MicroWarehouse, Inc., and prior to that he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Metro-Goldwyn-Mayer, Inc. and Apple Computer, Inc. Mr. York is the Chairman of the Company's Audit Committee.

New Nominee for Director

Brian Duperreault—Mr. Duperreault, age 56, has been nominated to join our Board. Mr. Duperreault has served as Chairman and Chief Executive Officer of ACE Limited, an international provider of a broad range of insurance and reinsurance products, since November 1999, and served as Chairman, President and Chief Executive Officer of ACE Limited from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with AIG since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of AIU from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of The American Academy of Actuaries, a member of the Board of Trustees of Saint Joseph's University, a member of the College of Insurance's Board of Trustees and a director of the Bank of N.T. Butterfield & Son, Ltd.

        The Board recommends that shareholders vote FOR the election of all 11 nominees for Director.

Committees of the Board of Directors

        During the term for fiscal year 2003, the Board met 14 times. All of our directors attended at least 75% of the meetings of the Board and the committees on which they serve, except for Ms. Wijnberg, who attended 74% of such meetings. The Board's governance principles provide that Board members are expected to attend each annual general meeting. At the 2003 Annual General Meeting, all of the current Board members were in attendance.

        The Board maintains three standing committees: Audit, Compensation, and Nominating and Governance. In addition, in 2003, the Board appointed two special committees, the Special Committee Regarding Bermuda and the Special Committee Regarding Derivative Litigation. The independent directors of the Board, acting in executive session, elected Mr. Krol to serve as the Lead Director and as chair of the Nominating and Governance Committee. The Lead Director, among other things, sets a Board agenda with Board and management input, facilitates communication among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board, and chairs an executive session of the independent directors at each formal Board meeting. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

        Audit Committee.    The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors as well as the independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining (subject to shareholder approval), evaluating, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee held 19 meetings during fiscal year 2003. The current members of the Audit Committee are Ms. Wijnberg, Dr. O'Neill and Mr. York. Mr. York is the committee Chairman. Each of these members is independent under NYSE listing standards currently in effect. If the nominees for director are elected at the 2004 Annual General Meeting, the Audit Committee will consist of Dr. O'Neill and Messrs. Duperreault, Gordon and York. Mr. York will remain the committee Chairman. These members will meet NYSE listing standards for the independence of audit committee members. The Board has determined that Mr. York and Dr. O'Neill are audit committee financial experts.

        Compensation Committee.    The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, directors and employees are compensated according to these objectives, and carries out the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on Tyco's website. The Compensation Committee held 13 meetings during fiscal year 2003. The Compensation Committee currently consists of Admiral Blair and Messrs. Buckley and McDonald. Mr. McDonald serves as the Chairman. If the nominees for director are elected at the 2004 Annual General Meeting, the Compensation Committee will consist of the same members, and Mr. McDonald will remain the committee Chairman. These members will be independent under NYSE listing standards.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the annual general meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's corporate governance. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com. The Nominating and Governance Committee held eight meetings during fiscal year 2003. The current members of the Nominating and Governance Committee are Messrs. Gordon, Krol and McCall. Mr. Krol is the chairman. The members of the Nominating and Governance Committee all meet the independence standards set forth in the NYSE listing standards. If the nominees for director are elected at the 2004 Annual General Meeting, the members of the Nominating and Governance Committee will be Messrs. Krol and McCall and Ms. Wijnberg, with Mr. Krol serving as Chairman. These members will be independent under NYSE listing standards.

  Special Committee Regarding Bermuda

        The Special Committee Regarding Bermuda was appointed by the Board in March 2003 to evaluate the costs, benefits, advantages and disadvantages of remaining a Bermuda company or reincorporating in a different jurisdiction. The Special Committee Regarding Bermuda held seven meetings during fiscal year 2003 (and eight meetings since its formation). The current members of the Special Committee Regarding Bermuda are Messrs. Gordon, Krol, McCall and York. The chairman of the committee is Mr. Krol. For more information regarding the results of the Special Committee's evaluation, see the Recommendation of the Board of Directors on Proposal Number Six below.

  Special Committee Regarding Derivative Litigation

        The Special Committee Regarding Derivative Litigation was appointed by the Board in March 2003 for the purpose of considering and investigating the shareholder derivative lawsuits that have been filed against the Company and recommending to the Board whether additional legal action should be pursued by the Company. The Special Committee Regarding Derivative Litigation held eight meetings during fiscal year 2003. The current members of the Special Committee Regarding Derivative Litigation are Admiral Blair and Messrs. Krol and McCall. The chairman of the committee is Mr. Krol.

Nomination of Directors

        As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. The Nominating and Governance Committee, in accordance with the Board's governance principles, seeks to create a Board that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

        General criteria for the nomination of director candidates include:

  •
  The highest ethical standards and integrity;

  •
  A willingness to act on and be accountable for Board decisions;

  •
  An ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  A history of achievement that reflects superior standards for themselves and others;

  •
  Loyalty and commitment to driving the success of the Company;

  •
  An ability to take tough positions while at the same time working as a team player; and

  •
  Individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

        The Company also strives to have all directors, other than the Chief Executive Officer, be independent. In addition to having such directors meet the NYSE definition of independence, the Board has set its own more stringent standards of independence, as described above under "Corporate Governance—Independence of Nominees for Director" above. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Governance Committees. The Board governance principles limit the number of other public company boards of directors on which a non-executive director can serve to three for directors who are fully employed and five for directors who are not fully employed. Directors must also resign from the Board at the annual general meeting following their 70th birthday.

        To recommend a nominee, a shareholder should write to Tyco's Secretary at Tyco's registered address in Pembroke, Bermuda. Any such recommendation must include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

The recommendation must also include any additional information required by the Company's Amended and Restated Bye-Laws, if adopted.

        To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company's proxy statement for its 2005 Annual General Meeting, shareholder recommendations for director must be received by Tyco's Secretary no later than September    , 2004. Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate which requests additional information about the candidate's independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

        The Nominating and Governance Committee currently employs a third party search firm to assist it in identifying candidates for director. The Committee also receives suggestions for director candidates from Board members. The new director nominee, Mr. Duperreault, was recommended by one of the non-management directors of the Company. The other ten nominees for director recommended for election by the shareholders at the 2004 Annual General Meeting are all current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Committee's evaluation of each nominee's satisfaction of the qualifications described above and, for current directors, their performance as directors in fiscal year 2003, the Committee determined to recommend each nominee for election or re-election, as applicable. The Committee has not received any nominations from shareholders for the 2004 Annual General Meeting.

Executive Officers

        In addition to Mr. Breen, Tyco's Chief Executive Officer who also serves on the Board and whose biographical information is set forth above, the executive officers of Tyco are:

        David J. FitzPatrick—Mr. FitzPatrick, age 49, has been our Executive Vice President and Chief Financial Officer since September 2002. Prior to joining Tyco, Mr. FitzPatrick was Senior Vice President and Chief Financial Officer of United Technologies Corporation from June 1998 to September 2002.

        William B. Lytton—Mr. Lytton, age 55, has been our Executive Vice President and General Counsel since September 2002. Prior to joining Tyco, Mr. Lytton was Senior Vice President and General Counsel for International Paper Company from January 1999 to September 2002; and Vice President and General Counsel for International Paper from 1996 to 1999.

        Eric M. Pillmore—Mr. Pillmore, age 50, has been our Senior Vice President of Corporate Governance since August 2002. Prior to joining Tyco, Mr. Pillmore was Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation from July 2000 to August 2002. From April 2000 to May 2000, Mr. Pillmore was Senior Vice President of Finance and Chief Financial Officer of McData Corporation. From January 2000 to April 2000, Mr. Pillmore was Senior Vice President of Finance and Director of Motorola's Broadband Communications Sector. From December 1997 to January 2000, Mr. Pillmore was Chief Financial Officer of General Instrument Corporation.

        Juergen W. Gromer—Dr. Gromer, age 59, has been President of Tyco Electronics since April 1999. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996.

        Robert P. Mead—Mr. Mead, age 53, has been President of Tyco Engineered Products and Services (formerly Tyco Flow Control Products) since May 1993, except for a temporary six-month period when he served as a Senior Vice President of Tyco International (US) Inc. from October 2000 to March 2001. Mr. Mead has been associated with Tyco and its predecessors since 1973.

        Richard J. Meelia—Mr. Meelia, age 54, has been President of Tyco Healthcare since 1995. Mr. Meelia is a director of Aspect Medical Systems, Inc., a manufacturer of brain monitoring equipment.

        David E. Robinson—Mr. Robinson, age 44, has been President of Tyco Fire and Security Services since March 2003, and prior to that was President of Tyco Plastics and Adhesives from November 2002. Prior to joining Tyco, Mr. Robinson was Executive Vice President and President of Motorola's Broadband Communications Sector from January 2001 to June 2002; Senior Vice President and General Manager, Digital Network Systems, for Motorola's Broadband Communications Sector from January 2000 to January 2001, and for General Instrument Corporation from April 1998 to January 2000; and Vice President and General Manager, Digital Network Systems from November 1995 to April 1998.

        Terry A. Sutter—Mr. Sutter, age 46, has been President of Tyco Plastics & Adhesives since March 2003. Prior to joining Tyco, Mr. Sutter was President of the Specialty Chemicals division of Cytec Industries, one of the world's leading specialty chemicals companies, since August 2002. Prior to joining Cytec, Mr. Sutter was at Honeywell International, formerly AlliedSignal, Inc., where he was President, Industry Solutions from July 2001 to August 2002; Vice President and General Manager, Fluorine Solutions from July 1999 to July 2001; and Vice President, Marketing and Business Development, Specialty Chemicals from July 1998 to July 1999.

        Martina Hund-Mejean—Ms. Hund-Mejean, age 43, has been our Senior Vice President, Treasurer since December 2002. Prior to joining Tyco, Ms. Hund-Mejean served as Senior Vice President and Treasurer at Lucent Technologies, Inc. from November 2000 to December 2002. Prior to joining Lucent, she spent 12 years at General Motors where she held various positions of ascending importance, including most recently Assistant Treasurer from 1998 to 2000.

        John E. Evard, Jr.—Mr. Evard, Jr., age 57, has been our Senior Vice President, Tax since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation from August 2000. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel from December 1989 to August 2000.

        Dana S. Deasy—Mr. Deasy, age 44, has been our Senior Vice President and Chief Information Officer since July 2003. Prior to joining Tyco, Mr. Deasy served as Vice President and Chief Information Officer of The Americas for Siemens Corporation. Prior to joining Siemens in October 1999, Mr. Deasy was the Chief Information Officer of General Motors Locomotive Group from June 1997 to September 1999.

        Laurie Siegel—Ms. Siegel, age 47, has been our Senior Vice President, Human Resources since January 2003. Ms. Siegel was at Honeywell International from 1994 to 2003, where she held positions in the Human Resources function. After leading the compensation organization from 1994 to 1997, she served as Corporate Vice President of Human Resources until 1999. Thereafter, she served as Vice President of Human Resources in the Aerospace and Specialty Materials divisions.

        Charles H. Young—Mr. Young, age 40, has been our Senior Vice President of Corporate Marketing and Communications since July 2003. Prior to joining Tyco, Mr. Young was the General Manager of Global Marketing for GE Medical Systems. During his 15-year tenure with GE, he held a number of positions of increasing responsibility, including global marketing leader for GE Medical, General Manager of Corporate Communications for GE Medical, and Director of Communications and Public Affairs for GE Global Research.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock beneficially owned as of September 30, 2003, by each director, nominee for director, executive officer named in the Summary

Compensation Table under "Executive Officer Compensation" below and the directors and executive officers of the Company as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)
Dennis C. Blair	Director	5,963	(3)
Edward D. Breen	Chairman and Chief Executive Officer	2,263,342	(5)(6)
George W. Buckley	Director	5,963	(3)
Brian Duperreault	Nominee for Director	241
David J. FitzPatrick	Executive Vice President and Chief Financial Officer	632,407	(5)(6)
John F. Fort III	Advisor to the Board	177,955	(5)(7)
Bruce S. Gordon	Director	5,963	(3)
Juergen W. Gromer	President—Tyco Electronics	1,902,635	(2)(5)
John A. Krol	Lead Director	36,473	(3)(5)(8)
William B. Lytton	Executive Vice President and General Counsel	274,722	(5)(6)
H. Carl McCall	Director	5,963	(3)
Mackey J. McDonald	Director	5,963	(3)
Richard J. Meelia	President—Tyco Healthcare	1,916,989	(2)(4)(5)
Brendan R. O'Neill	Director	5,963	(3)
W. Peter Slusser	Advisor to the Board	58,061	(5)
Sandra S. Wijnberg	Director	5,963	(3)
Jerome B. York	Director	40,963	(3)
All current directors and executive officers as a group (25 persons)		9,374,021	(9)

(1)
The number shown reflects the number of common shares owned beneficially as of September 30, 2003, based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be a beneficial owner if such person, either alone or with others, has the power to vote or to dispose of such common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after September 30, 2003. All amounts shown are less than 1% of the outstanding common shares. There were 2,019,125,300 Tyco common shares outstanding as of September 30, 2003.

(2)
Includes shares of restricted common stock as follows: Dr. Gromer, 69,390; and Mr. Meelia, 50,000.

(3)
Includes vested deferred stock units ("DSUs") granted as of October 1, 2003, under the Tyco International Ltd. Long-Term Incentive Plan as follows: Admiral Blair, 5,963; Mr. Buckley, 5,963; Mr. Gordon, 5,963; Mr. Krol, 5,963; Mr. McCall, 5,963; Mr. McDonald, 5,963; Dr. O'Neill, 5,963; Ms. Wijnberg, 5,963; and Mr. York, 5,963. Distribution of the DSUs will occur upon (i) the termination of the reporting person from the Company's Board of Directors (other than for cause) or (ii) Change-in-Control. Upon such termination or Change-in-Control, as the case may be, the Company will issue to the individual the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividends.

(4)
Includes 7,354 shares held in the Company's Employee Stock Purchase Plan.

(5)
Includes the maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest before November 30, 2003 as follows: Mr. Breen, 1,916,667; Mr. FitzPatrick, 550,001; Mr. Fort, 45,303; Dr. Gromer, 1,565,309; Mr. Krol, 24,110; Mr. Lytton, 221,667; Mr. Meelia, 1,622,608; and Mr. Slusser, 49,951.

(6)
Includes vested DSUs, and dividends accrued thereon as of October 1, 2003, payable in shares as follows: Mr. Breen, 321,665; Mr. FitzPatrick, 67,406; and Mr. Lytton, 50,555.

(7)
Includes an aggregate of 7,005 shares owned by Mr. Fort's spouse, daughter and stepdaughter.

(8)
Includes 100 shares owned indirectly that are held in a trust and includes 1,000 shares held in a broker managed account that were acquired through four open market purchases during the period of August 21, 1999 to March 15, 2002, without Mr. Krol's specific knowledge. As a result, the 1,000 shares were not reported in the proxy statement for the 2003 Annual General Meeting. Mr. Krol joined our Board on August 6, 2002. On December 22, 2003, Mr. Krol filed an amended Form 3 with the Securities and Exchange Commission correcting his Tyco stock ownership information.

(9)
Includes 35,973 shares held indirectly as to which voting and/or investment power is shared with or controlled by another person and as to which voting beneficial ownership is not disclaimed.

        The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Outstanding on September 30, 2003
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	170,825,738	8.5%
Capital Research & Management Company(2) 333 South Hope Street Los Angeles, CA 90071	124,928,000	6.2%

(1)
The amount shown and the following information was provided by FMR Corp. by letter dated December 19, 2003, indicating beneficial ownership as of September 30, 2003. The letter indicates that FMR Corp., on behalf of certain of its direct and indirect subsidiaries, and Fidelity International Limited, on behalf of certain of its direct and indirect subsidiaries (collectively, "Fidelity"), indirectly held the indicated number of common shares. The beneficial ownership of the common shares arises in the context of passive investment activities by the various investment accounts managed by Fidelity, and Fidelity has sole dispositive power over all of the shares indicated. According to the Schedule 13G filed by FMR Corp. on February 14, 2003, Edward C. Johnson 3d and Abigail P. Johnson also hold sole dispositive power over the common shares held by Fidelity. The amount indicated assumes the conversion of the following convertible notes held by Fidelity: Tyco International Group S.A. 2.750% Series A Senior Convertible Debentures due 2018, which convert into 610,405 common shares; Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023, which convert into 2,207,135 common shares; Tyco International Ltd. Liquid Yield Option™ Notes (Zero Coupon-Senior) due 2020, which convert into 713,181 common shares; and ADT Operations Liquid Yield Option™ Notes due 2010, which convert into 1,048,721 common shares.

(2)
The amount shown and the following information was provided by Capital Research & Management Company on December 1, 2003, indicating beneficial ownership as of September 30,

  2003. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisor Act of 1940 and has indicated that it has sole dispositive power with respect to the 124,928,000 common shares as a result of acting as an investment advisor to various investment companies.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The table below presents the annual and long-term compensation for services in all capacities to Tyco and its subsidiaries for the periods shown for Tyco's Chief Executive Officer and the other four most highly compensated executive officers of Tyco during fiscal year 2003 (the "Named Officers"). No executive officer who would otherwise have been includable in such table on the basis of compensation for fiscal year 2003 has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year. Because there were no long term incentive plan payouts in fiscal year 2003, the column of the table with respect to such payouts has been omitted. All dollar amounts are in United States dollars unless otherwise indicated.

					Long Term Compensation
		Annual Compensation
						Shares Underlying Stock Options
Name & Principal Position	Year	Salary(2)	Bonus(3)	Other Annual Compensation(4)	Restricted Stock/DSU (Value)(5)		All Other Compensation(6)
Edward D. Breen	2003	$1,500,000	$1,500,000	$195,721	—	—	$330,250
Chairman & CEO	2002	$278,846	$3,779,452	$180,939	$11,427,750	7,350,000	$19,014
Juergen W. Gromer(1)	2003	$916,637	$1,992,328	—	$713,500	450,000	—
President, Tyco Electronics	2002	$775,549	$3,392,059	—	—	600,000	—
	2001	$660,000	$6,857,575	—	—	424,261	$256
Richard J. Meelia	2003	$687,192	$1,190,000	$88,684	$713,500	450,000	$288,429
President, Tyco Healthcare	2002	$669,135	$4,330,199	$231,601	—	696,970	$615,797
	2001	$624,519	$11,887,909	$214,874	—	264,607	$79,462
David J. FitzPatrick	2003	$750,000	$750,000	$153,846	—	—	$101,649
Executive Vice President & CFO	2002	$25,962	$500,000	$34,341	$3,257,000	1,650,000	$449
William B. Lytton	2003	$650,000	$650,000	$60,454	—	—	$86,540
Executive Vice President & General Counsel	2002	$2,500	$250,000	$38,089	$2,064,750	665,000	—

(1)
Dr. Gromer's salary and bonus are paid in Euros. For both fiscal year 2002 and 2003, Dr. Gromer's salary was €790,409, which at the time that salary was set on October 1, 2001, converted to $695,500. Due to the significant change in converting Euros to U.S. dollars ("USD"), the table reflects the USD equivalent using updated conversion rates, rather than the USD equivalent at the time the salary was determined. Thus, for fiscal year 2003, the September 30, 2003 conversion rate of 1 Euro to 1.1597 USD was used and the fiscal year 2002 salary was updated to reflect the September 30, 2002 conversion rate of 1 Euro to .9812 USD.

(2)
The salaries shown for Messrs. Breen, FitzPatrick and Lytton for fiscal year 2002 are the amounts paid or accrued from their respective dates of hire through September 30, 2002.

(3)
Dr. Gromer's 2003 bonus includes a cash bonus in the amount of $1,558,283 (converted from Euros based on the September 30, 2003 conversion rate) plus the value of 19,390 performance-based shares granted on October 3, 2000, which vested on November 7, 2003, equal to $434,045, based on the fair market value per share of $22.385 on the date of vesting. These performance-based shares were outstanding from Tyco's prior annual incentive program in which segment presidents had the opportunity to earn a portion of their bonus in the form of shares. The annual incentive bonus under the proposed 2004 Stock and Incentive Plan does not include a separate equity component.

(4)
Includes the cost of providing various perquisites and other personal benefits if the amount exceeds $50,000 in the aggregate in any year, and this footnote lists items that individually comprise more than 25% of this value. This amount also includes all tax or tax gross-up payments. The value of perquisites provided to Messrs. Breen, Lytton and Dr. Gromer, respectively, was less than $50,000 during fiscal year 2003. The value shown in the table for 2003 excludes amounts that Messrs. Breen, FitzPatrick and Lytton reimbursed the Company for their personal, non-commuting use of Company aircraft in the amount of $50,069 for Mr. Breen, $22,576 for Mr. FitzPatrick, and $26,171 for Mr. Lytton. The reimbursement amounts were calculated using the standard industry fare level (SIFL) valuation method. The amounts shown on the table for fiscal year 2003 for Messrs. FitzPatrick and Lytton include a tax gross-up, including a cash payment in the estimated amount of the difference between required tax withholding and the individual's personal tax rate, related to legal fees accrued during fiscal year 2003 for negotiation of their employment contracts in the amounts of $4,866 and $5,724, respectively, each in accordance with his employment contract. Messrs. Breen, FitzPatrick and Lytton received certain additional compensation and related tax gross-ups, as provided in their respective employment contracts due to their being located in the New York City office prior to the corporate U.S. headquarters' relocation to Princeton, New Jersey, for reimbursement of the difference between the 2002 New York tax obligation and the respective individual's state tax obligation that would have been due had they worked at the new Princeton office location during this period. The amounts of these tax reimbursements were $79,993 for Mr. Breen, $8,182 for Mr. FitzPatrick, and $3,919 for Mr. Lytton. The related tax gross-up for both this New York tax reimbursement and the taxable value of Company-paid New York living expenses (described in footnote (6), All Other Compensation), including a cash payment in the estimated amount of the difference between required tax withholding and the individual's personal tax rate, equaled $115,728 for Mr. Breen, $65,075 for Mr. FitzPatrick, and $42,049 for Mr. Lytton. The amount shown in the table for Mr. FitzPatrick also includes a gross-up on his relocation benefit in the amount of $415, a cash perquisite payment of $17,500, under the Company's new executive flexible perquisite allowance program, and a gross-up on a life insurance premium payment in the amount of $18,156, as provided pursuant to his employment contract (as described in footnote 6). The amount in the table for Mr. Lytton also includes a gross-up on his relocation benefit in the estimated amount of $8,762. The amount in the table for Mr. Meelia includes the value of a company car of $24,278, a cash perquisite payment of $38,049, under the Company's new executive flexible perquisite allowance program, and a tax gross-up on perquisite payments of $4,814. Due to a change in reporting methodology (from date imputed on the paycheck to the amount accrued for the fiscal year), the amounts shown in the table for Mr. Meelia for fiscal years 2001 and 2002 have been restated. The amount shown on the table for fiscal year 2002 for Mr. Breen has been updated to include accrued legal fees and related tax gross-up (including a cash payment in the estimated amount of the difference between required tax withholding and the individual's personal tax rate) which were paid in accordance with his employment contract to negotiate his employment contract; the legal fee of $86,067 was incurred in fiscal year 2002, but not paid until fiscal year 2003, and the related tax gross-up was in the amount of $77,558. The amounts shown on the table for fiscal year 2002 for Messrs. FitzPatrick and Lytton have been updated to include a tax gross-up (including a cash payment in the estimated amount of the difference between required tax withholding and the individual's personal tax rate) related to legal fees incurred in fiscal year 2002 for contract negotiation in the amounts of $33,936 and $38,089, respectively, each in accordance with his employment contract.

(5)
Amounts set forth in the restricted stock award column represent the grant-date value ($14.27 per share) of time-based restricted stock awards that were granted to Mr. Meelia and Dr. Gromer on March 7, 2003. These awards will be cliff vested on the third anniversary of the grant date. Mr. Meelia's shares of restricted stock receive dividends and have voting rights. Due to local country tax laws in Germany and Switzerland, Dr. Gromer's award was in the form of "promissory shares" (i.e., the shares will be issued to him on the date he meets the vesting criteria). Promissory shares do not have voting rights nor do they receive dividends or dividend equivalents. The number of shares and/or vested and unvested deferred stock units ("DSUs") held by the Named Officers on September 30, 2003 are as follows: Mr. Breen—1,350,000 DSUs; Mr. FitzPatrick—200,000 DSUs; Mr. Lytton—150,000 DSUs; Mr. Meelia—50,000 shares; and Dr. Gromer—50,000 shares. The value of all shares and/or vested and unvested DSUs held by the Named Officers on September 30, 2003 is based on the average of the high and low share price on September 30, 2003 ($20.575) and is as follows: Mr. Breen—$27,776,250; Mr. FitzPatrick—$4,115,000; Mr. Lytton—$3,086,250; Mr. Meelia—$1,028,750; and Dr. Gromer—$1,208,750. Deferred stock units are a contractual obligation to receive shares in the future; thus the values of all vested and unvested units are included in this column. These values do not include the value of dividends or dividend equivalents. The value noted for Dr. Gromer does not include the value of the 19,390 shares which vested on November 7, 2003, which is included in the Bonus column and described in footnote 3 above.

(6)
The amounts shown in the table reflect Tyco contributions made on behalf of the Named Officers under Tyco's qualified defined contribution plan and accruals on behalf of the Named Officers under the non-qualified plan, as follows:

Name	Company Matching Contribution (qualified plan)	Company Contribution (non-qualified plan)
Mr. Breen	$10,000	$251,665
Mr. Meelia	$16,000	$268,540
Mr. Lytton	—	$22,417

Messrs. Breen, FitzPatrick and Lytton had W-2 income as a result of the Company paying for or reimbursing them for their New York living expenses while they were assigned to the New York office during the period before the corporate U.S. headquarters' relocation to Princeton, New Jersey in September 2003. The table includes the amounts of $68,585, $65,239 and $52,423, respectively for Messrs. Breen, FitzPatrick, and Lytton for these costs. The amount shown in the table for Mr. FitzPatrick also includes a taxable payment on his behalf of a universal life insurance premium of $35,560 and a relocation benefit in the amount of $850. The amount shown in the table for Mr. Lytton includes a relocation benefit in the amount of $11,700. The amount shown in the table for Mr. Meelia also includes an Employee Stock Purchase Plan company match of $1,950, a taxable payment on his behalf of a life insurance premium of $1,817 and the economic value of split dollar life insurance described in the next sentence of $122. Tyco has a "split dollar" insurance agreement with a trust established by Mr. Meelia. Under this agreement, in exchange for Mr. Meelia giving up a portion of his deferred compensation account, Tyco previously agreed to pay, on a cost neutral basis, certain premiums payable on this life insurance policy on the life of Mr. Meelia and his spouse, with an aggregate face value of approximately $9.5 million (the "Insurance Policy"). Tyco's net investment in the Insurance Policy is recovered on Mr. Meelia's death, but may be repaid sooner by the trust. As a result of the enactment of the Sarbanes-Oxley Act on July 30, 2002, Tyco ceased paying premiums under the Insurance Policy due after such date. Also, recently issued Treasury regulations increased the amount of payments by a corporation under split dollar programs which are imputed as income of the executives participating in such programs. In light of these two developments, Tyco currently is evaluating its alternatives so that it will no longer participate in this program.

Option Grants in Last Fiscal Year

        The following table shows all grants of stock options to the Named Officers during fiscal year 2003 under the Tyco International Ltd. Long Term Incentive Plan ("LTIP").

	Individual Grants
Name	No. of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(5)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(6)
Edward D. Breen	—	—
Juergen W. Gromer	150,000(1)	0.56%	$14.2700	3/6/2013	$1,113,000
	300,000(2)	1.11%	$14.2700	4/6/2013	$2,226,000
Richard J. Meelia	450,000(3)	1.67%	$14.2700	3/6/2013	$3,339,000
David J. FitzPatrick(4)	—	—
William Lytton	—	—

(1)
Options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date. Options have a ten year term, subject in certain cases to earlier expiration following termination of employment.

(2)
Represents the portion (two-thirds) of Dr. Gromer's total option grants which are allocated to his Swiss employment status during the fiscal year. The options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date. The options expire ten years and one month from the date of grant.

(3)
Options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date, subject to either acceleration of vesting or continued vesting after termination of employment, as provided under the terms of Mr. Meelia's employment agreement described below under "Employment, Retention and Severance Agreements." Options have a ten year term, subject in certain cases to earlier expiration following termination of employment.

(4)
In the "Options Granted in Last Fiscal Year" table in Tyco's proxy statement for its 2003 Annual General Meeting, Mr. FitzPatrick's option grant exercise price was reported as $16.244, when it was actually $16.24.

(5)
Represents the percentage of all options granted in fiscal year 2003 under Tyco's stock option plans: the LTIP and the Tyco International Ltd. Long Term Incentive Plan II.

(6)
Tyco, like all public companies, is required to show the potential realizable value of stock options or a grant date present value. Tyco chose to show a grant date present value using the Black-Scholes option pricing model, which is a method of calculating the hypothetical value of the options on the date of grant. All options were granted at an exercise price equal to the fair market value of Tyco's common shares on the date of grant. The following assumptions were used in calculating the Black-Scholes values: expected time of exercise of five years; risk-free interest rate of 2.6%; assumed annual volatility of underlying shares of 64.44%; dividend yield of .17%; and vesting of 1/3 each year for three years from the date of grant. The interest rate represents the yield of a zero coupon U.S. government bond on the grant date with a maturity date similar to the expected life of the option; and the assumed annual volatility and dividend yield of underlying shares was calculated based on 36 months of historical Tyco share price movement and the dividend payments. In addition, the value has been discounted 3% for risk of forfeiture based on the vesting schedule of the grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 2003 and with respect to unexercised stock options held by them at September 30, 2003.

					Value of Unexercised, In-the-Money Options Held at Fiscal Year End(1)
			No. of Securities Underlying Unexercised Options at Fiscal Year End
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward D. Breen	—	—	1,916,667	5,433,333	$20,268,754	$57,457,496
Juergen W. Gromer	—	—	1,165,309	1,383,332	$0	$2,837,250
Richard J. Meelia	—	—	1,372,608	1,233,333	$337,040	$2,837,250
David J. FitzPatrick	—	—	550,001	1,099,999	$2,384,254	$4,768,496
William Lytton	—	—	221,667	443,333	$1,512,523	$3,025,038

(1)
Based on the price of $20.575, which is the average of the high and low stock price of Tyco common shares on September 30, 2003.

Retirement Plans

        Messrs. Breen, FitzPatrick, Lytton and Dr. Gromer participate in defined benefit or actuarial retirement plans ("pension plans") maintained by Tyco or a subsidiary, as described below. Mr. Meelia has an accrued benefit under two frozen defined benefit plans.

        As part of his employment agreement, Mr. Breen is provided with a Supplemental Retirement Benefit. Commencing at age 60, Mr. Breen will receive a monthly annuity based upon 50% of the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by any prior employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. Assuming a base salary increase of 4% (the assumed pay rate at the end of the initial contract period), Mr. Breen will have a lifetime benefit of $99,897 per month, commencing at his normal retirement age of 60. One-half of this amount will continue to his surviving spouse in the event of his death. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 60 and could result in a forfeiture of any unvested portion. Mr. Breen may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

        As part of his employment agreement, Mr. FitzPatrick is provided with a Supplemental Retirement Benefit. Commencing at age 62, Mr. FitzPatrick will receive a monthly annuity based upon the sum of 2% multiplied by his years of service plus an additional 10%, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer. Since Mr. FitzPatrick did not participate in 2003 in Tyco's 401(k) plan or the non-qualified SERP, there are no offsets assumed for these plans. Assuming a base salary increase of 4% (the assumed pay rate at the end of the initial contract period), Mr. FitzPatrick will have a lifetime benefit of $49,400 per month, commencing at his normal retirement age of 62. One-half of this amount will continue to his surviving spouse in the event of his death. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 62. Mr. FitzPatrick may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

        As part of his employment agreement, Mr. Lytton is provided with a Supplemental Retirement Benefit. Commencing at age 62, Mr. Lytton will receive a monthly annuity based upon 6.25% of the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination multiplied by his years of service with Tyco. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental plans, adjusted to reflect earnings. Assuming a base salary increase of 4% (the assumed pay rate at the end of the initial contract period), Mr. Lytton will have a lifetime benefit of $50,688 per month, commencing at his normal retirement age of 62. Retirement benefits are available at an earlier age but would be reduced by .25% for each month that the benefit commences prior to age 62 and could result in a forfeiture of any unvested portion. Mr. Lytton may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment.

        At the time of Tyco's acquisition of AMP in 1999, Dr. Gromer was a participant in a defined benefit pension plan that covered eligible AMP employees in Germany. As a result, Dr. Gromer is entitled to receive from Tyco upon retirement at age 65 a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement and his years of service with Tyco at the time of his retirement. The following table sets forth the estimated annual benefits payable under the Tyco Electronics (formerly AMP) pension plan for the compensation amounts and the years of credited service specified in the table, assuming benefits are paid in the form of a single life annuity upon normal retirement at age 65:

Pension Plan Table

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Retirement
Compensation
	15	20	25	30
$812,467	$290,242	$406,427	$531,574	$665,596
853,090	310,067	432,649	564,080	704,268
893,714	330,332	459,341	597,024	743,291
934,338	351,038	486,501	630,408	782,668
974,961	372,159	514,131	664,230	822,436

    Converted from Euros using a conversion rate of €1 to $1.1597

        The compensation of Dr. Gromer covered by the pension plan would be the base salary amount that is noted in the "Salary" column of the Summary Compensation Table above, less statutory payments for specified holiday and vacation time. Dr. Gromer's current covered compensation, designated in Euro, is €700,584, which converts to $812,467 using a conversion ratio of 1 Euro to 1.1597 USD. Under the pension plan, no more than a maximum of 30 years of credited service may be recognized for benefit accrual purposes. As of September 30, 2003, for purposes of calculating benefits accrued under the pension plan, Dr. Gromer had 25 years and 9 months of credited service with Tyco. Dr. Gromer is a beneficiary under another AMP pension benefit funded through an insurance policy. At September 30, 2003, Dr. Gromer had accrued a taxable pension of €3,030 ($3,514) per year payable at retirement through this insurance. This amount is subject to increase in future periods only to the extent of dividends on the insurance policy.

        Mr. Meelia has a frozen benefit under the tax-qualified Kendall/ADT Pension Plan. The benefit has two parts: a final average pay pension benefit and a cash balance benefit. Under the first part of the plan, Mr. Meelia has a frozen monthly pension benefit of $129 payable at April 1, 2004, his earliest commencement date (age 55). If payable at normal retirement date (age 65), this benefit would be $161 monthly. Under the second part, he has a lump sum cash balance account of $79,697 at September 30, 2003, which equates to an immediately payable monthly annuity of $448. Future benefit accruals under both parts of the plan have been frozen. In addition, Mr. Meelia has a benefit under the frozen non-qualified Kendall SERP. Mr. Meelia's account balance under the Kendall SERP at September 30, 2003 was $103,533. The Kendall SERP benefit will be paid in a lump sum after termination of employment.

Employment, Retention and Severance Agreements

        Tyco has entered into employment agreements with Messrs. Breen, FitzPatrick and Lytton. Tyco is also party to a retention agreement with Mr. Meelia and Tyco Electronics Logistics AG has entered into an employment agreement with Dr. Gromer.

        Our employment agreement with Mr. Breen is dated as of July 25, 2002 and is filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002. The agreement provides for Mr. Breen to serve as our President, Chief Executive Officer and Chairman for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Breen at the end of the initial term or any additional term. Under the agreement, Mr. Breen is entitled to an annual base salary of at least $1,500,000, a sign-on bonus of $3,500,000, a guaranteed pro-rated annual bonus for fiscal 2002 based upon his base salary and a guaranteed annual bonus for fiscal year 2003 of at least 100% of his base salary. Thereafter, Mr. Breen is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. Breen is entitled to receive a sign-on option to purchase 3,350,000 common shares of Tyco at an exercise price of $10 per share and a sign-on grant of 350,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 4,000,000 common shares of Tyco at an exercise price of $10 per share and a grant of 1,000,000 deferred stock units, both of which vest in five equal annual installments over the first five anniversaries of the agreement. All of the awards vest in full in the event of a change in control of Tyco or the termination of Mr. Breen's employment due to death or disability, by us other than for cause or disability or by Mr. Breen for good reason (each as defined therein). Mr. Breen is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive a term life insurance policy, supplemental retirement benefits, certain tax gross-up payments, including a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, and certain relocation, travel and other perquisites. In the event that Mr. Breen's employment is terminated by us other than for cause or by Mr. Breen for good reason, then, provided that Mr. Breen executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Breen a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, and to offer him continued participation in our health and welfare plans for a period of three years. "Good reason" includes any termination by the executive during the 30-day period immediately following the first anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Breen's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's financial position in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Breen from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Breen to the fullest extent permitted by law and under Tyco's Bye-laws.

        Our employment agreement with Mr. FitzPatrick is dated as of September 18, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. The agreement provides for Mr. FitzPatrick to serve as our Executive Vice President and Chief Financial Officer for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. FitzPatrick at the end of the initial term or any additional term. Under the agreement, Mr. FitzPatrick is entitled to an annual base salary of at least $750,000, a sign-on bonus of $500,000 and a guaranteed annual bonus for fiscal year 2003 of at least 100% of his base salary. Thereafter, Mr. FitzPatrick is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. FitzPatrick is entitled to receive a sign-on option to purchase 1,150,000 common shares of Tyco at an exercise price of $16.24 per share and a sign-on grant of 90,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 500,000 common shares of Tyco at an exercise price of $16.24 per share and a grant of 110,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. FitzPatrick's employment due to death or disability, by us other than for cause or disability or by Mr. FitzPatrick for good reason (each as defined therein). Mr. FitzPatrick is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive a universal life insurance policy, supplemental retirement benefits and certain relocation, travel, tax gross-up, financial and tax planning and other perquisites. In the event that Mr. FitzPatrick's employment is terminated by us other than for cause or by Mr. FitzPatrick for good reason, then, provided that Mr. FitzPatrick executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. FitzPatrick a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits and to offer him continued participation in our health and welfare plans for a period of three years. In the event that Mr. FitzPatrick's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. FitzPatrick a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits and all of his outstanding equity awards will vest. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. FitzPatrick's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. FitzPatrick from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. FitzPatrick to the fullest extent permitted by law and under Tyco's Bye-laws.

        Our employment agreement with Mr. Lytton is dated as of September 30, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. The agreement provides for Mr. Lytton to serve as our Executive Vice President and General Counsel for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Lytton at the end of the initial term or any additional term. Under the agreement, Mr. Lytton is entitled to an annual base salary of at least $650,000, a sign-on bonus of $250,000 and a guaranteed annual bonus for fiscal year 2003 of at least 100% of his base salary. Thereafter, Mr. Lytton is eligible to earn an annual bonus of at least 100% of his base salary, based upon Tyco's satisfaction of objective financial performance criteria to be determined by the Board. Under the agreement, Mr. Lytton is entitled to receive a sign-on option to purchase 315,000 common shares of Tyco at an exercise price of $13.75 per share and a sign-on grant of 73,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 350,000 common shares of Tyco at an exercise price of $13.75 per share and a grant of 77,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. Lytton's employment due to death or disability, by us other than for cause or disability or by Mr. Lytton for good reason (each as defined therein). Mr. Lytton is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel, tax gross-up, financial and tax planning and other perquisites. In the event that Mr. Lytton's employment is terminated by us other than for cause or by Mr. Lytton for good reason, then, provided that Mr. Lytton executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Lytton a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits and to offer him continued participation in our health and welfare plans for a period of three years. In the event that Mr. Lytton's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. Lytton a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits and all of his outstanding equity awards will vest. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Lytton's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Lytton from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Lytton to the fullest extent permitted by law and under Tyco's Bye-laws.

        Tyco is party to a retention agreement with Richard J. Meelia, which is filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001. Under the agreement, if Mr. Meelia is terminated by us without cause or upon disability or Mr. Meelia resigns for good reason (each as defined in the agreement) prior to February 28, 2005, then he is entitled to receive a lump sum payment equal to three times the sum of his annual base salary, average cash bonus during the prior four fiscal years and the greater of 10% of his base salary or $20,000, as well as a pro rata portion of the maximum annual bonus that he would have been eligible for in the year of termination. Mr. Meelia would also be entitled to receive certain welfare, fringe, and other benefits comparable to those provided to him prior to termination for a period of three years from his termination date. Additionally, all options and restricted shares owned by Mr. Meelia and not already vested would continue to vest for a period of three years from termination. Under the agreement, if Mr. Meelia is terminated by us without cause or upon disability or Mr. Meelia resigns for any reason at any time after February 28, 2005 and prior to June 1, 2005, Mr. Meelia may elect to receive substantially the same severance benefits if he agrees not to disparage or compete with us or to solicit managerial level employees or customers of Tyco for a period of three years following his termination. The payments provided for in the agreement are subject to additional gross-up payments in the event that such payments are subject to federal excise tax. All of Mr. Meelia's unvested options and restricted shares vest in full immediately upon a change in control of Tyco (as defined therein).

        Tyco Electronics Logistics AG ("AG"), a Swiss company, entered into an employment agreement with Dr. Gromer effective October 1, 1999, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The agreement provides for Dr. Gromer to serve as Chairman and CEO of AG for an indefinite term, which can be terminated as of the end of any calendar month upon six months' notice. Both Dr. Gromer and AG also have the right to terminate the agreement for good cause. Under the agreement, Dr. Gromer is entitled to an annual salary, to be determined each year by agreement with the Tyco Board. If the parties cannot agree on a salary in any year, Dr. Gromer's compensation will remain unchanged for the following year. Dr. Gromer is entitled to four weeks of vacation each year. Any unused vacation time may be taken in the following year; otherwise, it is forfeited. Reimbursement for Dr. Gromer's expenses and fulfillment of his social security contributions to Germany are to be in accordance with general company policy. As a condition to the contract, Dr. Gromer is required to comply with Tyco Electronics' policies regarding non-competition, confidentiality and intellectual property, and has entered into separate agreements on this account. Dr. Gromer's contract is subject to Swiss law.

Equity Compensation Plan Information

        The following table provides information as of September 30, 2003 with respect to Tyco's common shares issuable under its equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders
LTIP(1)(2)	43,578,120	$26.49	25,529,852
1994 Restricted Stock Plan(3)	—	—	101,809
ESPP(4)	—	—	4,669,132

Subtotal	43,578,120	—	30,300,793

Equity compensation plans not approved by security holders
LTIP II(1)	90,191,020	$32.95	6,301,079
SAYE(5)	2,967,577	$18.55	7,020,390
Irish Bonus Plan(4)	—	—	1,170,188

Subtotal	93,158,597	—	14,491,657

Total	136,736,717		44,792,450

(1)
The Tyco International Ltd. Long Term Incentive Plan ("LTIP") allows for the granting of stock options and other equity or equity-based grants to Board members, officers and non-officer employees. LTIP II allows for the granting of stock options and other equity or equity-based grants to employees who are not officers of Tyco. See Note 25 to Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2003. If the 2004 Stock and Incentive Plan is approved by shareholders, no additional grants will be made under the LTIP or LTIP II on and after March 25, 2004. For a description of the proposed plan, see page 50.

(2)
Excludes 17,056,906 outstanding stock options assumed in connection with acquisitions at a weighted-average exercise price of $42.81 and 5,324 DSUs credited to DSU accounts from the deemed stock purchase using the value of dividend equivalents earned on each DSU account. No additional options may be granted under those assumed plans. Includes 1,730,000 DSUs, 195,243 promissory shares and 260,850 restricted shares. Promissory shares are used for employees in countries that require taxes to be paid at grant, rather than at vesting. The shares will be issued at vesting.

(3)
The 1994 Restricted Stock Ownership Plan for Key Employees ("1994 Restricted Stock Plan") provides for the issuance of restricted stock grants to officers and non-officer employees. The number of shares available for issuance under the 1994 Restricted Stock Plan was reduced to 999,524 in October 2002, but will automatically increase by 0.05% of the total common shares outstanding on each of October 1, 2003 and October 1, 2004. See Note 25 to Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2003. If the 2004 Stock and Incentive Plan is approved by shareholders, the automatic increase in shares available for issuance under the 1994 Restricted Stock Plan will not occur on October 1, 2004. For a description of the proposed plan, see page 50.

(4)
This table includes an aggregate of 5,839,320 shares available for future issuance under the Tyco Employee Stock Purchase Plan ("ESPP") and the Tyco International (Ireland) Employee Share Scheme ("Irish Bonus Plan"), which represents the number of remaining shares registered for issuance under these two plans. All of the shares delivered to participants under the ESPP and Irish Bonus Plan are purchased in the open market. All shares delivered to participants under the Irish Bonus Plan are purchased on a pre-tax basis. See Note 25 to Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(5)
The Tyco International Ltd. UK Savings Related Share Option Plan ("SAYE") is an Inland Revenue approved plan for UK employees that grants employees options to purchase shares at the end of three years of service at a 15% discount off the market price at time of grant. Employees make monthly contributions which are, at the election of the employee, used for the purchase price or returned to the employee. See Note 25 to Consolidated Financial Statements included in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Fiscal year 2003 was a year of significant positive change. As a company, we focused on restoring confidence both inside and outside of the organization. We have come a long way towards successfully rebuilding and strengthening our reputation with our customers, suppliers, shareholders, and employees.

Committee Membership and Duties

        The Compensation Committee of the Board of Directors is composed solely of independent directors, none of whom has any interlocking relationships with Tyco. On March 7, 2003, Admiral Dennis Blair joined Mackey McDonald and George Buckley as members of the Compensation Committee.

        During fiscal year 2003, the Board took significant steps to establish and implement appropriate governance processes and compensation related policies. The Board adopted a written charter for the Compensation Committee that clearly articulates the Committee's duties and responsibilities. These duties include oversight of the Company's compensation structure, policies and programs; review of individual performance of the Company's officers and other senior executives; adoption of recommendations to the Board regarding officer and senior executive base compensation; establishment and oversight of officer stock retention and ownership guidelines; and review and approval of compensation strategies and incentive compensation and equity-based plans. New policies adopted by the Committee covered subjects such as executive perquisites, aircraft usage, severance, vacation and change in control.

Compensation for Fiscal Year 2003

        During fiscal year 2003, several significant changes and additions were made to our executive management team. At the business segment level, David Robinson, who had joined the Company as the President of Tyco Plastics and Adhesives in November 2002, became President of Tyco Fire and Security Services, and Terry Sutter joined the executive management team in March 2003 as President of Tyco Plastics and Adhesives. Mr. Robinson will help focus the fire and security business on higher quality customers and capital returns, streamlining manufacturing, and improving operating costs. Mr. Sutter's background in the chemical and plastics area makes him well qualified for his new role. In addition, a number of corporate functional leaders joined the corporate management team to drive functional excellence across all the Tyco businesses.

        We made significant changes to our compensation philosophy and strategy as part of our efforts to strengthen and enhance our corporate governance processes. We approved an overall compensation philosophy for the Company that focuses on pay for Company performance and differentiation of pay based on individual performance. The new philosophy embodies our corporate values: Integrity—reward for doing the right thing; Excellence—true achievement of outstanding results; Teamwork—great leaders enable teamwork; and Accountability—set and meet commitments. In summary, the Company's new compensation philosophy is designed to reward achievement of sustained, measurable results and behaviors that exemplify the corporate values.

        We approved a new annual incentive compensation program for executives of Tyco and its subsidiaries that reflects this philosophy, is linked to our values and goals and closely ties annual incentive opportunities to business performance, measured by earnings and free cash flow. The new program includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards maintaining reasonable compensation levels. We are cognizant of the competitive environment in which we must compete for superior executive talent and seek to maintain a compensation strategy that is competitive in the industries in which we do business.

        The basic elements of Tyco's compensation program for its senior executives remain base salary, annual incentive bonus opportunity, and long-term equity-based incentive compensation; however, the program's design and approval processes have been overhauled. Annual incentive bonus opportunities for segment presidents (other than the two new presidents) were based upon the Compensation Committee's and senior management's assessment of the respective segment's financial performance, evaluated using earnings before interest and taxes ("EBIT") and Segment Free Cash Flow, with a portion of the annual incentive bonus based on the overall performance of Tyco, using Earnings Per Share ("EPS") and total Company Free Cash Flow as the measures. The fiscal year 2003 annual incentive bonuses paid to the two new segment presidents, as well as other newly recruited corporate officers, reflected contractual bonus guarantees for the year in which they joined the Company, as provided in their employment offers or employment agreements. These guarantees served to compensate these individuals for forgone bonus opportunities at prior employers and recognize the likelihood that their individual contributions to Tyco would not be reflected in corporate performance within the first months of joining the organization. After fiscal year 2003, the annual incentive bonus for all officers will be tied solely to Company and/or segment performance.

        The Summary Compensation table on page 21 reflects the bonus amounts for Messrs. Breen, FitzPatrick and Lytton, as guaranteed pursuant to the terms of their employment agreements. Mr. Meelia's bonus reflects payments based 80% on the performance of the Company's Healthcare segment and 20% on the performance of Tyco overall during fiscal year 2003. Similarly, the amount awarded to Dr. Gromer reflects a cash payment based 80% on the performance of the Company's Electronics segment and 20% on the performance of Tyco overall during fiscal year 2003. In addition, Dr. Gromer earned 19,390 performance-based shares granted on October 3, 2000 which vested on November 7, 2003 with a total value of $434,045, based on the fair market value per share of $22.385 on the date of vesting. These performance-based shares were outstanding from Tyco's prior annual incentive program in which segment presidents had the opportunity to earn a portion of their bonus in the form of shares. The annual incentive bonus under the proposed 2004 Stock and Incentive Plan does not include a separate equity component.

        Equity-based incentive compensation for the fiscal year 2003 was provided in the form of restricted stock grants, deferred stock units, and/or stock option awards. The Committee believes equity based incentive compensation aligns executive and shareholder interests because (i) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth and (ii) paying a significant portion of management's compensation in Tyco equity provides management with a powerful but balanced incentive to increase shareholder value. Stock option and restricted share/deferred stock unit awards for executive officers and segment presidents are generally reflective of position and individual contribution, taking into account equity based compensation levels for executives in comparable positions at other large diversified companies. The Committee determines appropriate individual long-term incentive awards in the exercise of its discretion in view of the above criteria and applicable policies. During fiscal year 2003, however, no new equity awards were granted to the Chief Executive Officer, the Chief Financial Officer or the General Counsel.

        To reflect our conviction that the interests of officers and shareholders should be aligned, we recommended and the Board approved, new stock retention and ownership guidelines for all executive officers. These guidelines generally require officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 to retain at least 75% of "earned equity awards" until their required ownership levels have been attained, and to retain 25% of subsequently earned equity shares for a minimum period of three-years after such shares are earned. Required ownership levels vary by position, and range from three to ten times base salary. "Earned equity awards" include vested restricted stock, vested deferred stock units and shares obtained upon option exercise, both net of shares required to be sold to cover required minimum tax withholding.

        We review recommendations provided by outside consultants to assist in determining competitive levels of compensation for officers and other management employees. We are committed to hiring and retaining the best executive talent and paying competitively, when such pay is merited by performance, to retain, cultivate and motivate talented executives.

Chief Executive Officer Compensation

        The Compensation Committee and the Nominating and Governance Committee jointly reviewed the performance of our Chief Executive Officer using a CEO scorecard that was introduced this year. The scorecard was developed as a tool to evaluate performance, provide relevant, thoughtful feedback, and to support pay decisions. In addition to Company performance, the scorecard reviewed elements of personal performance such as leadership, business acumen, selection and development of people, and adherence to principles of corporate governance.

        For fiscal year 2003, Mr. Breen received an annual salary of $1,500,000, and, under the terms of his employment agreement described on page 26, a guaranteed annual incentive bonus of $1,500,000. Mr. Breen did not receive any long-term incentive bonus or equity grants during the fiscal year 2003. Other elements of Mr. Breen's total compensation package are described in the tables and footnotes beginning on page 21.

        During Mr. Breen's first full year as Chief Executive Officer, the Company's short term liquidity challenges were addressed, largely by reducing debt by $3.3 billion and restructuring debt payment schedules. Other accomplishments under Mr. Breen's leadership include implementing new corporate governance standards and processes ranging from introduction of a new code of ethics to creation of a robust internal audit function, significantly increasing the Company's operating cash flow for fiscal year 2003, rebuilding the company's senior leadership team, and implementing a series of initiatives to improve operational excellence, such as Six Sigma quality programs. The Committee considers Mr. Breen's level of compensation appropriate in view of the challenges he faced coming into the organization and his outstanding leadership of the Company during fiscal year 2003.

Certain Other Executive Officers

        The remaining four Named Officers are David FitzPatrick and William Lytton, members of the new management team that joined Tyco in 2002, Richard Meelia, President of Tyco Healthcare, and Juergen Gromer, President of the Tyco Electronics. The details of the compensation for these individuals are also described in the tables and footnotes beginning on page 21.

Applicable Tax Code Provision

        Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount of compensation that may be deducted by Tyco with respect to each Named Officer; however, this limitation does not apply to compensation that is performance based, paid pursuant to a shareholder approved plan, and compliant with other Section 162(m) requirements. Compensation deemed paid in connection with the exercise of option grants made under the Company's Long Term Incentive Plan, as amended May 12, 1999, which satisfies requirements of Section 162(m), qualifies as performance-based compensation. However, because the Company's annual incentive plan is not currently shareholder-approved, 2003 bonuses paid to Named Officers would not qualify for Section 162(m) deductibility. Moreover, contractually determined incentive bonus amounts paid for 2003 pursuant to the employment agreements for Messrs. Breen, FitzPatrick, and Lytton would not meet the performance-based deductibility requirements of Section 162(m).

Summary

        We are guided by the principle that the Company's total compensation program must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. A new annual incentive compensation program was put in place that takes into account Tyco's overall performance, as well as segment and individual objectives. Annual bonus and long-term awards for senior corporate management take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include accountability and the highest standards of corporate governance.

Submitted by the Compensation Committee:

Mackey J. McDonald, Chairman
Admiral Dennis C. Blair
George W. Buckley
December 11, 2003

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain employees and former employees of Tyco have remaining amounts due to Tyco under loans and advances issued to them under the Company's Key Employee Loan Program, relocation programs and other advances made to executives. The Key Employee Loan Program has been terminated, except for the collection of existing loans. In addition, the Company prohibits new loans of any kind to any officers of Tyco and existing loans are not allowed to be extended or modified. Loans were also formerly provided to employees under the Company's Key Employee Loan Program for the payment of taxes upon the vesting of shares granted under our Restricted Share Ownership Plans. The loans are unsecured and bear interest, payable annually, at a rate based on the six month LIBOR, calculated annually as the average of the 12 rates in effect on the first day of each month. Loans are generally repayable in ten years, except that earlier payments are required under certain circumstances. Under previous management, the Company issued mortgages to certain employees under employee relocation programs. These mortgages are generally payable in 15 years and are collateralized by the underlying property. During fiscal year 2003, the maximum amount outstanding under these programs was $82.4 million. Loans receivable under these programs, as well as other unsecured advances outstanding, were $78.5 million and $88.1 million at September 30, 2003 and 2002, respectively. Certain of the above loans totaling $23.9 million and $30.3 million at September 30, 2003 and 2002, respectively, are non-interest bearing. Interest income on interest bearing loans totaled $0.5 million, $5.5 million, and $1.3 million in fiscal year 2003, fiscal year 2002 and fiscal year 2001, respectively.

        During fiscal year 2003, Richard J. Meelia, the President of Tyco Healthcare, had an outstanding loan under the Key Employee Loan Program. The rate of interest charged on such loan was 2.23% for fiscal year 2003. The maximum amount outstanding under this loan during fiscal year 2003 was $18,200 and the amount outstanding at September 30, 2003 was zero.

        During fiscal year 2003, the Company engaged in commercial transactions in the normal course of business with companies where our directors were employed and served as officers, including Marsh & McLennan Companies, Inc., Brunswick Corporation, VF Corporation, Verizon Communications, Inc., Imperial Chemical Industries PLC and MicroWarehouse, Inc. Ms. Wijnberg is an executive officer of Marsh & McLennan Companies, Inc., Mr. Buckley is an executive officer of Brunswick Corporation, Mr. McDonald is an executive officer of VF Corporation, Mr. Gordon was an officer of Verizon Communications, Inc. and Dr. O'Neill and Mr. York were executive officers of Imperial Chemical Industries PLC and MicroWarehouse, Inc., respectively, at the time of these commercial transactions. In addition, the Company engaged in commercial transactions in the normal course of business in fiscal year 2003 with ACE Limited, where our new nominee for director, Mr. Duperreault, is an executive officer. The aggregate amount of payments to each of these entities in fiscal year 2003 was less than one percent of the gross revenue of each of these entities and of the Company, which is the threshold set forth in the Company's governance principles, as described under "Corporate Governance" above.

        The Company offers a relocation program (the "Relocation Program") for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocate in connection with their employment by the Company. The Company believes this program offers a valuable incentive to attract and retain key employees. The Relocation Program provides a relocating employee who is eligible for benefits under the Relocation Program with financial assistance, both in selling his or her existing home and in purchasing a new residence. For any relocation made at the Company's request, the Company will generally pay all related home purchase closing costs and household goods moving expenses for the relocating employee, as well as a cash settling-in fee equal to one month of the employee's salary. All of the benefits described above are treated as taxable income to the employee. The Relocation Program also includes, as an additional benefit, gross-up of the amount of taxes paid on the taxable portion of amounts received by or paid on behalf of the employee under the Relocation Program.

        The Relocation Program also assists eligible relocating employees in defraying costs associated with selling their current residences. Available benefits may include payment of selling costs customarily incurred by a seller of residential real estate (such as real estate commissions, title and appraisal fees, and other routine closing costs). In addition, the Company assists employees under the Relocation Program by engaging a third party relocation company to purchase the relocating employee's home at its appraised market value. The relocation company then resells the home, and the Company is responsible for any decrease in the market value of the property subsequent to its purchase, payment of the expenses associated with the subsequent sale of the property, and payment of a service fee to the relocation company.

        In fiscal year 2003, Dana Deasy, our Senior Vice President and Chief Information Officer; John Evard, our Senior Vice President, Tax; David Robinson, President of Tyco Fire and Security Services; and Charles Young, our Senior Vice President of Corporate Marketing and Communications, all received benefits under the Relocation Program in connection with the relocation of the Company's offices to Princeton, New Jersey or, in the case of Mr. Robinson, in connection with his relocation to the headquarters of Tyco Fire and Security Services in Boca Raton, Florida. Messrs. Deasy, Evard and Young sold their homes to the relocation company pursuant to the Relocation Program for $853,000, $1,300,000 and $850,000, respectively. In fiscal year 2004, the relocation company accepted an offer to sell Mr. Evard's home for $1,260,000 in January 2004. The Company has agreed to pay the relocation company for the loss of $40,000 on the resale of Mr. Evard's home and has paid Mr. Evard approximately $426,064 for the loss on sale of his home from capital improvements. Mr. Young's home was sold for $870,000 one day after the relocation company purchased his home from him for $850,000, and therefore the Company deferred the gain of $20,000 back to Mr. Young. There was no change in the resale price of Mr. Deasy's home. In addition, as indicated in the Summary Compensation Table and related footnotes, Mr. Lytton also received benefits under the Relocation Program in fiscal year 2003; however, he did not use the relocation company to sell his home.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a graph comparing the cumulative total shareholder return on Tyco common shares against the cumulative total return of the S&P 500 Index and the Dow Jones US Industrial Diversified Index, assuming investment of $100 on September 30, 1998, including re-investment of dividends. The graph below shows the cumulative total return as of the fiscal years ended September 30, 1999, 2000, 2001, 2002 and 2003.

	9/98	9/99	9/00	9/01	9/02	9/03
Tyco International Ltd.	100.00	187.10	188.21	165.25	51.34	74.61
S & P 500	100.00	127.81	144.78	106.24	84.48	105.09
Dow Jones US Industrial Diversified	100.00	148.33	183.25	135.04	95.08	120.02

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco's review of the copies of such forms it has received and information provided by the reporting persons, Tyco believes that all of its officers, directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 30, 2003.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board was composed of three independent directors during fiscal year 2003. The Audit Committee operates under a charter approved by the Board in January 2003, which was attached as Exhibit A to our Proxy Statement for our 2003 Annual General Meeting and is posted on our website. As more fully described in its charter, the Audit Committee reviews Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Tyco's independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that Tyco's consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements for the fiscal year ended September 30, 2003. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management, the internal auditors and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

        In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jerome B. York, Chairman
Brendan R. O'Neill
Sandra S. Wijnberg

December 11, 2003

PROPOSAL NUMBER TWO—APPOINTMENT OF INDEPENDENT AUDITORS AND
AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee of the Board to set the auditors' remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. For fiscal year 2004, the Audit Committee decided to undertake a comprehensive auditor selection process to review qualified audit firms, including PricewaterhouseCoopers LLP, the Company's current auditor. As a result of this process, the Audit Committee has determined to recommend                        to the shareholders for appointment as the Company's independent auditors. Consequently, at the meeting, shareholders will be asked to appoint                         as Tyco's

independent auditors for fiscal year 2004 and to authorize the Audit Committee of the Board to set their remuneration.

        [In fiscal year 2003,                        provided various non-audit services to the Company.] Tyco retained PricewaterhouseCoopers LLP to audit the consolidated financial statements of Tyco and its subsidiaries for fiscal year 2003, and retained PricewaterhouseCoopers LLP, as well as other accounting and consulting firms, to provide various other non-audit and audit services in fiscal year 2003.

        [Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual General Meeting to present the independent auditors' report for fiscal year 2003. Representatives of                        are also expected to be at the Annual General Meeting. Representatives of both firms will also be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.]

The Audit Committee and the Board recommend that shareholders vote FOR the appointment of                        and the authorization of the Audit Committee to set their remuneration.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Tyco by PricewaterhouseCoopers LLP as of or for the fiscal years ended September 30, 2003 and 2002 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Tyco's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this Proxy Statement are to United States dollars.)

	Fiscal Year 2003 (in millions)	Fiscal Year 2002 (in millions)
Audit Fees	$32.8	$26.5
Audit-Related Fees	$8.4	$10.2
Tax Fees	$23.2	$15.0
All Other Fees	$0.0	$2.8

Total	$64.4	$54.5	*

*
Fees of $3.6 million for various international services, primarily tax, were inadvertently excluded from the disclosure with respect to fiscal 2002 set forth in the proxy statement for the 2003 Annual General Meeting.

        Audit Fees for the fiscal years ended September 30, 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in Tyco's Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year end audit of the consolidated financial statements.

        Audit-Related Fees as of the fiscal years ended September 30, 2003 and 2002 were for assurance and related services associated with acquisition due diligence, employee benefit plan audits, internal control reviews and carve-out audits.

        Tax Fees as of the fiscal years ended September 30, 2003 and 2002 were for services related to tax compliance, tax authority audit support and tax planning.

        All Other Fees as of the fiscal year ended September 30, 2002 were for services rendered for financial system implementation consulting services.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

PROPOSAL NUMBER THREE—ADOPTION OF AMENDED AND RESTATED BYE-LAWS

        Shareholders are being asked to consider and approve the adoption of Amended and Restated Bye-laws of Tyco. Under Section 13 of the Companies Act 1981 of Bermuda and Section 101 of Tyco's current Bye-laws, Tyco's shareholders must approve any amendments to Tyco's Bye-laws by the vote of a majority of the common shares represented in person or by proxy at the Annual General Meeting. The Board has unanimously approved the Amended and Restated Bye-laws and recommends their approval and adoption by the shareholders.

        The Board decided to review the Tyco Bye-laws in response to shareholder concerns that were raised at last year's Annual General Meeting by shareholders advocating the reincorporation of the Company in a U.S. state. One of the arguments made in favor of reincorporating in the U.S. was that U.S. law provides more shareholder protections than does Bermuda law. To help address that concern, the Board is proposing to remove a number of anti-takeover provisions contained in the current Bye-laws that make it more difficult for a third party to acquire the Company. In addition, the Board is also proposing amendments to the Bye-laws that would require the Company to obtain: (1) shareholder approval of the sale of all or substantially all of Tyco's assets; and (2) a super-majority approval of shareholders to adopt a shareholder rights plan.

        The remaining amendments are being offered to change provisions in the Bye-laws that date back to the Company's original incorporation as a Bermuda company following relocation from the UK and no longer seem appropriate for a large publicly traded company. The general purpose behind these changes is to provide a well-functioning set of provisions that more closely reflect the governing provisions of other similar publicly traded corporations. The proposed Amended and Restated Bye-laws contain in many instances provisions that are similar or identical to provisions under Delaware corporate law. Finally, to make the Bye-laws more concise and easier to reference, a number of provisions contained in the current Bye-laws that simply repeat the provisions of the Companies Act were deleted in preparing the proposed Amended and Restated Bye-laws.

        The proposed Amended and Restated Bye-laws do retain the provision, similar to the current Bye-laws, that permits the Board to authorize, without shareholder approval, the issuance of preference shares in one or more series and to fix for each series the number of shares which constitute the series, the voting power of the shares, and the designations, preferences and rights of, and qualifications, limitations or restrictions on, the shares. The ability of the Board to issue preference shares may be beneficial to the Company because it could permit the Company to raise capital through the sale of such shares. However, the issuance of such shares could be used to increase the number of outstanding shares and make a third party acquisition more difficult. At this time, the Board does not intend to issue such preference shares or to use the issuance of preference shares for those purposes.

        The following tables provide a comparison of the material changes between the current Bye-laws and the proposed Amended and Restated Bye-laws. The tables are divided into two categories:

  (1)
  provisions that were changed to provide additional shareholder protections or to adopt a standard closer to that provided under the General Corporation Law of Delaware; and

  (2)
  provisions that were changed to bring the Bye-laws more in line with standard publicly traded company practice or because they were outdated.

        In addition, the proposed Amended and Restated Bye-laws contain a number of provisions in which there is no substantive change from the current Bye-laws, although the provisions may have been reworded in a more concise manner, or related provisions may have been consolidated or reordered in a more coherent fashion. The wording of certain sections has also been revised to reflect more common usage, such as replacing the word "remuneration" with the word "compensation."

        The full text of the proposed Amended and Restated Bye-laws is attached to this Proxy Statement as Appendix A.

New Protections or Changes Reflecting Similarities to Delaware Law

Subject	Existing Section(s)	Existing Bye-law Provision	Proposed Section(s)	Proposed Bye-law Provision
Notice of General Meeting	40, 41	The existing Bye-laws require notice of shareholders' meetings to be provided not less than five days' before the meeting.	20	The proposed Bye-laws require notice to be given not less than five nor more than 60 days prior to a meeting. The 60 day outer limit corresponds with the requirements of Delaware law.
Quorum for Shareholder Meetings	43	Quorum at any shareholders meeting is two shareholders present in person or by proxy.	22	Quorum is the majority of the shares outstanding and entitled to vote. This reflects the standard Delaware requirement.
Qualification of Proxy	48	Only a shareholder may be appointed as a proxy.	21	The proposed Bye-laws do not limit who may be appointed as a proxy, and specifically provide that a shareholder may appoint a proxy who is not a shareholder.
Refusal to Transfer Shares	24	The Board may refuse to register a transfer of shares by or to a person on whom a notice has been served under existing Bye-law 46 (which requires certain information about interests in shares to be provided to the Company) or Bye-law 104 (which relates to	—	These provisions have been removed as part of the elimination of anti-takeover provisions.

		certain takeovers and other transactions affecting the Company).
Anti-Takeover Notice Provisions and Takeover Protections	46, 104	The existing Bye-laws contain extensive provisions prohibiting certain shareholders from attending or voting at a meeting if the shareholders have been served and failed to comply, with a notice sent to the shareholder under the Bye-laws requiring him to make an offer in accordance with the UK City Code on Takeovers and Mergers. In addition, the existing Bye-laws contain provisions that take away a shareholder's right to vote for a period of time if the shareholder fails to notify the Company upon certain substantial acquisitions of Company share capital, or fails to respond to information requests from the Company.	—	These provisions have been removed as part of the elimination of anti-takeover provisions.
Term of Office of Directors	—	The existing Bye-laws do not prescribe any particular term of office for directors (except for a director appointed to fill a casual vacancy) or require them to retire at each annual general meeting (although in accordance with Bermuda law, the Company's practice has been for all the directors to retire and seek re-election at each annual general meeting).	30	The proposed Bye-laws specifically provide for one-year terms.

Resignation, Removal and Disqualification of Directors	54, 57, 71	The office of a director is vacated if he ceases to be a shareholder, if he resigns by notice in writing or is removed. A director may be removed from office at any time by a resolution of shareholders or by a written resolution signed by all the other directors.	30	The office of a director is vacated if he or she resigns by notice in writing or is removed by a majority vote of shares outstanding and entitled to vote for the election of directors. This new Bye-law, unlike the current one, reserves to the shareholders the right to remove directors.
Directors' Interests	64	A director must declare to the Board his interest in any contract or arrangement in which he has a material interest. A director may not vote or be counted in the quorum in relation to any such contract or arrangement, subject to a number of exceptions for certain types of specified transactions. Board approval is not specifically required for any contract or arrangement in which a director or officer has an interest.	38
				The proposed Bye-laws adopt provisions similar to the Delaware interested director and officer provisions, under which transactions in which a director or officer has an interest are not void or voidable due to that interest if the material facts of the interest are disclosed to the Board and a majority of disinterested directors approve the transaction. We believe that the new provisions provide tighter restrictions on interested director and officer transactions than the current Bye-laws because, among other things, a disinterested director vote is required on these transactions.
Quorum for Board and Committee Meetings	63, 67	The quorum at any Board meeting is two directors, unless otherwise fixed by the Board. No specific quorum requirement is set for committee meetings.	31, 39	The quorum at a Board meeting is a majority of directors in office. The quorum at a meeting of a committee of the Board is a majority of the members of the committee. These quorum requirements reflect the Delaware law standard.
Sale, Lease or Exchange of Assets	—	No provision.	63	The Board is authorized to sell, lease or exchange all or substantially all of the Company's property and assets, subject to the affirmative vote of a majority of the outstanding shares. This provision reflects the Delaware standard and has no counterpart under Bermuda law.

Adoption of Shareholder Rights Plan	—	No provision	64	The Board is authorized to adopt a shareholder rights plan, subject to affirmative vote of 66 2/3% of outstanding common shares.

Standard Publicly Traded Company Provisions

Subject	Existing Section(s)	Existing Bye-law Provision	Proposed Section(s)	Proposed Bye-law Provision
Record Date	—	No provision.	27	The proposed Bye-laws permit the Board to fix a record date of not less than 10 nor more than 80 days prior to a meeting to determine shareholders entitled to receive notice and vote at the meeting. Similar provisions permit the Board to set record dates for the determination of shareholders entitled to receive dividends. These provisions reflect similar provisions in other public company bye-laws, and would take the place of the current expensive and inefficient process of daily re-evaluation of shareholders of record up to the meeting date.
Issuance of Options and Repurchase of the Company's Own Shares	4A	The Board had the authority to issue, purchase, grant options or otherwise dispose of the authorized but unissued shares in the capital of the Company, to the extent authorized by shareholders in a general meeting (which the Board is currently authorized to do pursuant to a prior shareholder authorization).	3, 4	The proposed Bye-laws codify the previously granted shareholder authorization. The Board is granted the power, subject to applicable shareholder approval requirements under law and stock exchange rules, to issue options and warrants to purchase Company shares, as well as the power to repurchase the Company's own shares, without any further shareholder authorization. New York Stock Exchange rules separately require shareholder approval for the adoption of equity-based plans and for issuances of shares equal to 20% or more of the outstanding shares or voting power of the Company, with limited exceptions.

Dividends	77-83	The Board has the authority to declare dividends. Under the existing Bye-laws, cash dividends are generally declared in U.S. dollars, but shareholders with registered addresses in the UK may elect to receive dividends in pounds sterling and the Board may arrange for payments to persons outside the U.S. or the UK to be made in the currency of the country in which the shareholder concerned has his registered address.	6	The Board has broad power to declare dividends or distributions, but there is no longer a provision permitting UK shareholders to elect to receive dividends in pounds sterling. UK shareholders currently hold less than 1% of the outstanding shares of the Company.
Fractional Shares	—	The existing Bye-laws do not contain any provision permitting fractional shares.	1	Fractional shares are permitted under the proposed Bye-laws.
Liens	10-13	The Company has a lien on every share for which it has not received full payment from the owner. The lien is for all amounts payable in respect of that share and on all dividends and other monies payable in respect of shares with respect to certain tax liabilities.	—	Because these types of provisions are not relevant to a large publicly traded corporation, they have been deleted.
Calls on Shares	14-20	The Company may make calls on shareholders for unpaid amounts on shares, and may compel the forfeiture of the shares if the shareholder fails to pay the call. The existing Bye-laws set forth terms and conditions of such calls and forfeitures.	—	Because these types of provisions are not relevant to a large publicly traded corporation, they have been deleted.

Shareholder Proposals	—	No provisions regarding shareholder proposals.	28	To clarify the shareholder proposal process, the proposed Bye-laws contain provisions that correspond to the SEC's rules with respect to such proposals and to similar provisions adopted by other publicly traded companies. Shareholder proposals must be made in writing not less than 120 days before the first anniversary of the date that the previous year's proxy statement was released to shareholders, in accordance with the requirements of Rule 14a-8 (with additional provisions if the meeting moves by more than 30 days from previous year or if the meeting is a special meeting). The exact date by which proposals must be made for each annual general meeting will be included in the prior year's proxy statement. The provisions specify information that the shareholder must include with a notice of a proposal.
Nomination of Directors	52	No person other than a director retiring at a meeting or recommended for election by the Board is eligible for election as a director, unless a shareholder entitled to attend and vote at the meeting has provided written notice at least six and not more than 28 days prior to the meeting of his intention to propose a nominee for election. The shareholder must also provide a notice in writing signed by the nominee indicating his willingness to be elected.	29	The current Bye-law effectively precludes a shareholder from having his or her nominee included in the Company's proxy statement, which would be filed with the SEC and mailed to shareholders before the 28 day notice period started. Furthermore, the current Bye-law would block the application to Tyco of the proposed SEC rules regarding inclusion of shareholder nominees in a company's proxy statement. The proposed Bye-laws no longer include this restrictive provision, and therefore would not prevent shareholders from including nominees in the proxy statement, provided that they comply with the SEC rules, once the rules are adopted. To correspond with standard publicly traded company practice and the new SEC rules requiring nominating committees to disclose their procedures for considering shareholder nominations for director, the proposed Bye-laws contain specific procedures for such nominations. Director nominations may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (i) by the Board or an authorized Board committee, (ii) by any shareholder pursuant to the valid exercise of the power granted under the Companies Act, or (iii) by any shareholder of the Company (a) who is a shareholder of record on the date the shareholder gives notice of such nomination and on the record date for the determination of shareholders entitled to vote at such meeting, and (b) who complies with the notice requirements set forth in the Bye-laws. The notice provisions specify the information that the shareholder must provide in connection with the nomination and are similar to those required by the proposed Bye-laws for shareholder proposals.
Share Ownership of Directors	53	The existing Bye-laws provide that each director must hold at least one share; the ADT Limited Company Act 1991 states that this is not necessary.	—	The proposed Bye-laws do not require directors to own shares; however, the Board Governance Principles, together with the Company's director compensation policies, require directors to own, at a minimum, common shares or stock units equal to three times their annual retainer within three years of joining the Board and require a majority of director compensation to be paid in the form of equity. The new Bye-laws provide the Board with the flexibility to elect new directors who are not shareholders, while the Governance Principles and

				compensation policies ensure the alignment of shareholder and director interests by assuring an ownership interest following election.
Board Committees	63, 68	The Board may appoint committees with a limited number of non-director members. Committee proceedings are governed by the Bye-laws.	39	All committee members must be directors. Committees may regulate their own proceedings.
Alternate Directors	72	Any general meeting of shareholders may elect persons to act as alternate directors to designated directors and authorize the directors to appoint such alternate directors.	—	The proposed Bye-laws do not contain a provision authorizing alternate directors, which reflects standard public company practice.
Special Meetings of the Directors	66	Any director may summon a special meeting of the Board. The Board may not meet in the United Kingdom.	32, 33	Special meetings may be called by the Chairman, the Chief Executive Officer, the chairman of the Nominating and Governance Committee, or by written application of three directors.
Exemption and Indemnification of Officers and Directors	102, 103	The current Bye-laws provide that Tyco will indemnify its directors, Secretary and other officers against all losses resulting from acts done in their official capacity, to the extent such indemnification is permitted by Bermuda law. These individuals are not held liable for any acts or losses that happen in the execution of their duties, unless the liability results from their wilful negligence, wilful default, fraud or dishonesty.	57-62	The proposed Bye-laws contain exemption and indemnification provisions which are intended to more closely approximate Delaware law and those of other publicly traded companies. The proposed exemption provision exempts officers and directors from liability for any acts or losses that happen in the performance of their duties, unless the liability results from (a) fraud or dishonesty, (b) a conscious, intentional, or wilful breach of the duty to act honestly and in good faith, or (c) claims to recover any improper gain. The proposed indemnification provisions indemnify directors, officers and certain others against losses resulting from acts done in their official capacity, unless the losses result from (a) fraud or dishonesty or (b) a conscious, intentional, or wilful breach of the duty to act honestly and in good faith. Both the exemption and indemnification provisions are limited to the extent permitted by Bermuda law. The proposed indemnification provisions, unlike those in the current Bye-laws, also include provisions that clarify the procedures for obtaining indemnification and payment of related expenses. They also state that these indemnification provisions are not exclusive of any other rights which a director or officer may be entitled by contract, insurance or otherwise.
Auditors	91-94	The existing Bye-laws provide that at the annual general meeting, or at a subsequent special general meeting, in each year auditors shall be appointed by the shareholders to hold office until the shareholders appoint other auditors. Remuneration is fixed by the shareholders or shareholders may delegate that duty to directors, which has been the Company's common practice.	56	The shareholders of the Company appoint an auditor at each annual general meeting to audit the accounts of the Company. Such auditor holds office until the shareholders appoint another auditor in accordance with the Companies Act. If so authorized by a resolution of the shareholders, the Board (or an authorized committee) may fix the auditor's fees. The minor changes reflect the ability of the shareholders to delegate authority to the Audit Committee to fix the auditor's fees, in accordance with SEC and NYSE requirements.

The Board recommends that shareholders vote FOR the adoption of
Tyco's Amended and Restated Bye-Laws.

PROPOSAL NUMBER FOUR—APPROVAL OF THE TYCO 2004 STOCK AND INCENTIVE PLAN

        The Company's shareholders are being asked to consider and vote on a proposal to approve the Tyco International Ltd. 2004 Stock and Incentive Plan (the "2004 Stock and Incentive Plan" or the "Plan"). The 2004 Stock and Incentive Plan is intended to replace the Tyco International Ltd. Long Term Incentive Plan, as amended as of May 12, 1999 and the Tyco International Ltd. Long Term Incentive Plan II (collectively, the "LTI Plans") for all Awards effective on and after March 25, 2004, provided the Plan is approved by shareholders at the 2004 Annual General Meeting. The LTI Plans will remain in effect with respect to Awards made under those Plans prior to March 25, 2004.

        The 2004 Stock and Incentive Plan was adopted by the Board of Directors, subject to the approval of shareholders. Approval of the Plan requires the affirmative vote of a majority of the common shares represented in person or by proxy at the Annual General Meeting. If the shareholders approve the Plan, it will be effective as of January 1, 2004. If shareholders do not approve the Plan, the Plan will have no effect, and any awards granted under the Plan will be rescinded. In such a case, awards may continue to be granted under the LTI Plans and the Tyco International Ltd. 1994 Restricted Stock Ownership Plan (collectively, the "Prior Plans").

        The purpose of the 2004 Stock and Incentive Plan is to promote the interests of the Company by aiding in the recruitment and retention of exceptional directors and employees, providing incentives to its directors and employees in consideration of their services to the Company, promoting the growth and success of the Company's business by aligning the interests of directors and employees with those of shareholders, and providing directors and employees an opportunity to participate in the growth and financial success of the Company. To accomplish these objectives, the 2004 Stock and Incentive Plan provides for the award of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Units, Restricted Stock, Deferred Stock Units, Promissory Stock and other Stock-Based Awards (collectively, "Awards").

        The 2004 Stock and Incentive Plan provides for a maximum of 160 million common shares to be issued as Awards, subject to adjustment as provided under the terms of the Plan (see "Adjustments" below). In addition, any common shares that have been approved by the Company's shareholders for issuance under the Prior Plans but which have not been awarded thereunder as of January 1, 2004, reduced by the number of common shares related to Awards made under the LTI Plans between January 1, 2004 and the date the Plan is approved by shareholders, (or which have been awarded but will not be issued, owing to expiration, forfeiture, cancellation, return to the Company or settlement in cash in lieu of common shares on or after January 1, 2004) and which are no longer available for any reason (including the termination of the Prior Plans) will also be available for issuance under the Plan. When common shares are issued pursuant to a grant of Restricted Stock, Restricted Units, Deferred Stock Units, Promissory Stock, Performance Units or as payment of an Annual Performance Bonus or other Stock-Based Award, the total number of common shares remaining available for grant will be decreased by a margin of at least 1.8 per common share issued. As of January 8, 2004, the market price of a common share was $27.69. The 2004 Stock and Incentive Plan is intended to meet the requirements of Section 162(m) of the Code with respect to grants of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses and Long Term Performance Awards.

        The following is a summary of the material terms and provisions of the 2004 Stock and Incentive Plan and of certain tax effects of participation in the Plan. This summary is qualified in its entirety by reference to the complete text of the 2004 Stock and Incentive Plan, which is attached hereto as Appendix B. To the extent that there is a conflict between this summary and the 2004 Stock and Incentive Plan, the terms of the Plan will govern. Any capitalized terms that are used but not defined in this summary have the meaning given to them in the 2004 Stock and Incentive Plan.

Description of the 2004 Stock and Incentive Plan

        Plan Administration.    The 2004 Stock and Incentive Plan will be administered by the Compensation Committee (the "Committee"), which will have broad discretion and authority under the 2004 Stock and Incentive Plan to (1) interpret and administer the Plan; (2) prescribe, amend and rescind rules and regulations relating to the Plan; (3) select employees to receive Awards; (4) determine the form of an Award, the number of common shares subject to an Award, and the terms and conditions of each Award; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) establish and interpret Performance Measures in connection with Annual Performance Bonuses and Long Term Performance Awards and evaluate and certify the level of performance attained for each Performance Measure; (7) waive or amend any terms, conditions, restrictions or limitations on an Award (except that (a) the Plan's prohibition on the repricing of Stock Options and Stock Appreciation Rights cannot be waived and (b) the terms and conditions of Awards to Reporting Persons cannot be modified, amended or waived other than on account of death, disability, retirement, a Change in Control, or a termination of employment in connection with a business transfer); (8) make any adjustments to the Plan (including but not limited to adjustment of the number of common shares available under the Plan, as described below, or any Award) and any Award granted under the Plan that may be appropriate, in accordance with the Plan's adjustment provisions (see "Adjustments" below); (9) determine under which circumstances Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and with interest on any deferred Dividend Equivalents; (10) determine whether any Nonqualified Stock Option may be transferable to family members, a family trust or a family partnership; (11) establish subplans and make any modifications to the Plan to implement and administer the Plan in foreign countries; (12) appoint agents to help administer the Plan; and (13) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan. The Committee may delegate any of its duties and authority under the 2004 Stock and Incentive Plan, except for the authority to grant and administer Awards to directors, key employees and other Reporting Persons, or to employees to whom the Committee has delegated authority under the Plan. The Committee may not delegate its duty to establish and certify Performance Measures.

        Eligibility.    In general, each of the approximately 260,000 employees of the Company and its consolidated subsidiaries is eligible to receive Awards under the 2004 Stock and Incentive Plan. Each of the non-employee directors of the Company, currently nine, will receive Deferred Stock Units and may receive other Awards under the Plan. The Committee in its discretion will determine all questions regarding eligibility to receive Awards under the 2004 Stock and Incentive Plan, and the selection of Participants from those employees who are eligible to receive Awards.

        Stock Options and Stock Appreciation Rights.    Stock Options awarded under the 2004 Stock and Incentive Plan may be in the form of Nonqualified Stock Options or Incentive Stock Options or a combination of the two, at the discretion of the Committee and as set forth in the Award Certificate. Stock Appreciation Rights may be awarded either alone or in tandem with Stock Options. Unless determined otherwise by the Committee and set forth in the Award Certificate or as required by law, Stock Options and Stock Appreciation Rights granted under the Plan are subject to the following terms and conditions:

  •
  Exercise Price—The Exercise Price for each common share subject to a Stock Option or for a Stock Appreciation Right will be set by the Committee at the time of grant typically to be equal to the Fair Market Value of a common share as of the date of grant. The Committee also has the discretion to grant Premium-Priced Stock Options, as described in the Plan. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will be equal to the Exercise Price of the Stock Option.

  •
  No Repricing—The Exercise Price of a Stock Option or Stock Appreciation Right may not be decreased after the date of grant (other than in connection with permitted Plan adjustments—see "Adjustments" below), unless approval of the repricing is obtained from the Company's shareholders.

  •
  Vesting—The Committee will set the vesting schedule of Stock Options and Stock Appreciation Rights awarded under the Plan in the Award Certificate. If no vesting schedule is set forth in the Award Certificate, Stock Options and Stock Appreciation Rights will vest in equal annual installments over a four year period after the date of grant. Stock Options and Stock Appreciation Rights will immediately vest upon the Normal Retirement, death or Disability of a Participant, or upon a Change in Control, and all restrictions will lapse at that time.

  •
  Term—Stock Options and Stock Appreciation Rights will automatically lapse ten years after the date of grant.

  •
  Post-Termination Exercise—Stock Options and Stock Appreciation Rights that have not vested as of the date of a Participant's Normal Retirement, death or Disability will immediately vest as of the date of such events. Stock Options and Stock Appreciation Rights that have not vested as of the date of Termination of Employment for any other reason will be forfeited as of the date of termination. However, if a Participant has attained age 55 and the sum of a Participant's age and number of years of service with the Company is at least 60 (the "Rule of 60"), the Award will vest upon the Participant's termination in proportion to the portion of the vesting term that the Participant has completed at such time. Subject to the term of the Award, any vested Stock Option or Stock Appreciation Right that has not already been exercised will remain exercisable for a period of three years after Termination of Employment because of Normal Retirement, death, Disability or pursuant to the Rule of 60 and six months after termination for any other reason unless the Award Certificate provides otherwise. In the event of involuntary termination for Cause, all Stock Options and Stock Appreciation Rights will immediately be cancelled.

  •
  Stock Options—Unless the Award Certificate provides otherwise, payment of the Exercise Price may be made in cash, check, wire transfer or money order or, if permitted by the Committee, (i) by delivering irrevocable instructions to a broker to deliver to the Company the amount of sale proceeds with respect to common shares having a Fair Market Value equal to the Exercise Price, (ii) by tendering to the Company common shares owned by the Participant having a Fair Market Value equal to the Exercise Price, (iii) by instructing the Company to withhold common shares that would otherwise be issued having a Fair Market Value equal to the Exercise Price, or (iv) any combination of the above methods.

  •
  Incentive Stock Options—Incentive Stock Options may not be transferred by a Participant other than by will or the laws of descent and distribution and may be exercised only by an employee during the employee's lifetime.

  •
  Stock Appreciation Rights—Stock Appreciation Rights will be paid in cash or common shares or a combination of cash and common shares, as determined by the Committee at the time of grant. Cash payments will be equal to the excess of the Fair Market Value of a common share on the date of exercise over the Exercise Price of the Stock Appreciation Right. If common shares are paid for the Stock Appreciation Right, the number of common shares that will be paid is determined by dividing the cash payment amount by the Fair Market Value of a common share on the date of exercise. The Committee has discretion to make payments after exercise in a lump sum or to defer full payment by annual installments or otherwise.

        Annual Performance Bonuses and Long Term Performance Awards.    The 2004 Stock and Incentive Plan provides for Annual Performance Bonuses that may be granted in the form of cash or common shares and Long Term Performance Awards that may be granted in the form of Performance Units, Restricted Units or Restricted Stock. Annual Performance Bonuses and Long Term Performance Awards may be awarded to any Reporting Persons selected by the Committee. The Committee, in its discretion and as set forth in the Award Certificate, will fix the amount, terms and conditions of Annual Performance Bonuses and Long Term Performance Awards, subject to the following provisions of the Plan:

  •
  Performance Cycles—Annual Performance Bonuses will be granted in connection with a 12-month Performance Cycle, which will coincide with the Company's fiscal year. Long Term Performance Awards will be granted in connection with a Performance Cycle, which will not be shorter than 12 months or longer than five years. The Committee must establish any Performance Cycle within 90 days after the start of the Performance Cycle. The first 12-month Performance Cycle for Annual Performance Bonuses that was established by the Committee under the Plan began on October 1, 2003, subject to shareholder approval of the Plan. No Long Term Performance Awards were granted for the Performance Cycle beginning on October 1, 2003.

  •
  Performance Measures—The Target Amount of any Annual Performance Bonus or any Performance Units that are granted as a Long Term Performance Award and the Target Vesting Percentage of any Restricted Unit or Share of Restricted Stock that is granted as a Long Term Performance Award will be determined by reference to the level of performance attained in relation to one or more Performance Measures selected by the Committee. Performance Measures that the Committee may select under the Plan include any one or combination of the following:

  •
  Net operating profit after taxes;

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  Net operating profit after taxes, per common share;

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  Return on invested capital;

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  Return on assets or net assets;

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  Total shareholder return;

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  Relative total shareholder return (as compared with a peer group of the Company);

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  Earnings before interest and taxes;

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  Earnings per common share;

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  Net income;

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  Free cash flow;

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  Free cash flow per common share;

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  Revenue (or any component thereof); or

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  Revenue growth.

    Within 90 days after the start of a Performance Cycle, the Committee will establish, in writing, the Performance Measures that will apply to the Performance Cycle. In applying Performance

    Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring charges, the cumulative effect of changes in the law, regulations or accounting treatment, and may determine at the time of grant to exclude other items, each in accordance with GAAP and as identified in the financial statements, notes to the financial statements or discussion and analysis of management. For the Performance Cycle that began on October 1, 2003, the Committee established the following Performance Measures for Annual Performance Bonuses: for corporate executives (i) Company earnings per common share and (ii) Company free cash flow; and for business segment executives (i) segment earnings before income taxes and (ii) segment free cash flow, as well as Company earnings per common share and Company free cash flow, each as of September 30, 2004. No Long Term Performance Awards have been granted for the Performance Cycle that began on October 1, 2003.

  •
  Target Awards and Award Criteria—Within 90 days after the start of a Performance Cycle, the Committee will set a Target Amount for each Participant receiving an Annual Performance Bonus or Performance Units and a Target Vesting Percentage for each Participant receiving performance-based Restricted Units or Restricted Stock. At such time, the Committee will also establish objective criteria for these Awards, including (i) the minimum level of performance that must be attained before any Annual Performance Bonuses and Long Term Performance Award will be paid or vest and (ii) the Annual Performance Bonus amounts and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or shares of Restricted Stock that will vest upon attainment of various levels of performance in excess of the minimum.

  •
  Amounts—The Annual Performance Bonus amount and the number of Performance Units paid will be determined by the level of performance attained in relation to the applicable Performance Measures. The number of performance-based Restricted Units and shares of Restricted Stock that vest will be the product of (i) the applicable vesting percentage, determined by the level of performance attained in relation to the applicable Performance Measures and (ii) the number of Restricted Units or shares of Restricted Stock granted. The value of Restricted Units and shares of Restricted Stock will depend on the Fair Market Value of a common share on the date of measurement.

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  Retirement—If a Participant would be entitled to a Long Term Performance Award but for the fact that the Participant's employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee's discretion, receive an Award at the end of the Performance Cycle, pro rated for the portion of the Performance Cycle that the Participant completed, if the sum of the Participant's age and years of service with the Company was at least 60 at the time of Termination of Employment or if the Participant retired under a Normal Retirement.

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  Committee Discretion—The Committee has the discretion, which it may apply on a case-by-case basis, to reduce, but not to increase, the amount of Annual Performance Bonuses, Performance Units or performance-based Restricted Units or shares of Restricted Stock payable to any Key Employee (defined under the Plan as those employees who are covered under Section 162(m) of the Code).

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  Committee Certification—A Reporting Person's Annual Performance Bonuses and Long Term Performance Awards will not vest or be paid until the Committee certifies in writing the level of performance attained with respect to the Reporting Person in relation to the applicable Performance Measures for the Performance Cycle.

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  Form of Payment—Annual Performance Bonuses will be paid in cash or common shares. Long Term Performance Awards in the form of Performance Units will be paid in cash or common shares, in the discretion of the Committee as set forth in the Award Certificate. Long Term

    Performance Awards in the form of Restricted Units or Restricted Stock will be paid in common shares. Long Term Performance Awards paid in Restricted Units and Restricted Stock are also subject to the provisions of the Plan, described below, applicable to those forms of Award generally.

        Restricted Stock, Restricted Units, Deferred Stock Units and Promissory Stock.    Restricted Stock, Restricted Units, Deferred Stock Units and Promissory Stock may be awarded under the 2004 Stock and Incentive Plan to any employee selected by the Committee. The Committee has the discretion to fix the amount, terms and conditions applicable to Awards of Restricted Stock, Restricted Units, Deferred Stock Units and Promissory Stock, which terms and conditions will be set forth in the Award Certificate, subject to the following provisions of the Plan:

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  Vesting—Unless the Committee provides otherwise at the time of grant, any restrictions on Restricted Stock, Restricted Units, Deferred Stock Units or Promissory Stock will lapse in equal annual installments over a four year period after the date of grant.

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  Acceleration of Vesting—Unless otherwise determined by the Committee at the time of grant, any restrictions on Restricted Stock, Restricted Units, Deferred Stock Units and Promissory Stock that have not lapsed or been satisfied on the date of a Participant's Termination of Employment will immediately lapse upon the Normal Retirement, death or Disability of the Participant or a Change in Control. Upon a Termination of Employment for any other reason, any unvested Restricted Units, Deferred Stock Units or shares of Restricted Stock or Promissory Stock will be forfeited unless the Participant has attained age 55 and the sum of the Participant's age and number of years of service with the Company is at least 60, in which case the Award will vest in proportion to the portion of the vesting term that the Participant has completed as of the date of termination.

  •
  Dividends and Dividend Equivalents—The Committee may pay dividends issued on shares of Restricted Stock immediately or withhold them for the Participant's account. The Committee may credit Restricted Units with Dividend Equivalents, which are cash amounts equal to cash dividends that would be paid on each common share with respect to which a Restricted Unit is payable. The Committee may credit Deferred Stock Units with Dividend Equivalents as described above or with additional Deferred Stock Units equal to the quotient of the cash value of any dividend divided by the Fair Market Value of one common share as of the date the dividend was paid. Dividend Equivalents on Restricted Units may be paid immediately or withheld and deferred in the Participant's account. Dividend Equivalents on Deferred Stock Units and additional Deferred Stock Units credited on a dividend payment will be deferred in the Participant's account until Termination of Employment. The Committee may credit deferred Dividend Equivalents with interest. No dividends or Dividend Equivalents will be paid on Promissory Stock until common shares are issued in the name of the Participant or the Participant's beneficiary.

  •
  Payment of Restricted Stock—When Restricted Stock is granted, certificates in the Participant's name, with appropriate legends listing any applicable restrictions that the Committee may, in its discretion, impose, will be registered and held by the Company. At that time, the Participant will have all the rights of a shareholder with respect to the shares (including the right to vote and receive dividends), except that the shares will be subject to any vesting and forfeiture provisions set forth in the Award Certificate. Stock certificates will be issued and delivered to Participants (without legends) only after the shares have vested and the restrictions, if any, have lapsed.

  •
  Payment on Restricted Units, Deferred Stock Units and Promissory Stock—The Committee may pay cash or whole common shares or a combination of cash and common shares for Restricted Units when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, the Committee will pay one common share or an amount in cash equal to the Fair Market Value of a common share as of the date on which the Award vests. One common share will be paid for each Deferred Stock Unit upon the employee's Termination of Employment if the restrictions on the Unit have lapsed. One common share will be paid for each share of Promissory Stock as of the lapse of such period or the occurrence of such event as is determined by the Committee, in its discretion, and is set forth in the Award Certificate.

        Director Awards.    As of the first day of each fiscal year of the Company, the Committee will make an Award of Deferred Stock Units to each director of a value to be determined by the Board in advance of the grant, but not in excess of $200,000, based upon the aggregate Fair Market Value of the underlying common shares as determined on the date of grant. The Deferred Stock Units will be subject to any vesting schedule that the Committee may determine and set forth in the Award Certificate. One common share will be paid for each Deferred Stock Unit within 30 days following the director's Termination of Directorship. In addition, the Committee may, in its discretion, grant Stock Options, Stock Appreciation Rights and other Stock-Based Awards to directors, but no director may receive in excess of 10,000 common shares in any fiscal year.

        Other Stock-Based Awards.    The Committee may, from time to time, grant Awards under the 2004 Stock and Incentive Plan (other than Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Stock, Restricted Units, Deferred Stock Units or Promissory Stock) that consist of, or are denominated in, common shares. These Awards may include, among other things, phantom or hypothetical shares. The Committee has broad discretion to determine any terms and conditions that will apply to other Stock-Based Awards under the 2004 Stock and Incentive Plan, which terms and conditions will be set forth in the Award Certificate. Unless the Committee provides otherwise at the time of grant, restrictions on other Stock-Based Awards based solely on continued service will lapse in equal annual installments over a four year period after the date of grant.

        Substitute Awards.    The Committee may make Awards under the Plan to grantees of an Acquired Company through the assumption of, or in substitution for, outstanding stock-based awards previously granted to the grantees. The assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with any adjustments that the Committee considers necessary to comply with applicable law or appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company.

        Transfer.    Awards may not be transferred by a Participant other than by will or the laws of descent and distribution, except that Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the shares are delivered. The Committee may permit a Participant to transfer Nonqualified Stock Options and Restricted Stock to family members, a trust for the benefit of family members and certain family partnerships. Any Award so transferred will be subject to the same terms and conditions as the original grant and may be exercised by the transferee only to the extent that the Award would have been exercisable or payable in the hands of the Participant had no transfer occurred.

        Special Forfeiture Provision.    The Committee has discretion to provide in the Award Certificate that in the event a Participant enters into an employment or consulting arrangement within two years of Participant's Termination of Employment with the Company, without the Committee's prior written approval, with an entity that is competitive with the businesses of the Company or any subsidiary or business unit of the Company, or if the employment or consulting arrangement would present a risk that the Participant would disclose Company proprietary information, the Participant will (i) forfeit all rights under any outstanding Stock Options and Stock Appreciation Rights and return to the Company the amount of any profit realized upon an exercise consummated during the period, as provided in the Award Certificate, beginning no earlier than six months prior to the Participant's Termination of

Employment, and (ii) forfeit and return to the Company all Annual Performance Bonuses, Performance Units, Restricted Units, Deferred Stock Units, shares of Restricted Stock, shares of Promissory Stock and other Stock-Based Awards that are outstanding or that vested or became payable during the period, as provided in the Award Certificate, beginning no earlier than six months prior to Termination of Employment.

        Shares Available for Issuance.    The maximum number of common shares that may be issued to Participants under the Plan is 160 million, subject to adjustment as provided under the terms of the Plan (see "Adjustments" below). In addition, any common shares that have been approved by the Company's shareholders for issuance under the LTI Plans but which have not been awarded thereunder as of January 1, 2004, reduced by the number of common shares related to Awards made under the LTI Plans between January 1, 2004 and the date the Plan is approved by shareholders, or which have been awarded under the Prior Plans but will not be issued, owing to expiration, forfeiture, cancellation, return to the Company or settlement in cash in lieu of common shares on or after January 1, 2004 and which are no longer available for any reason (including the termination of the Prior Plans) will also be available for issuance under the Plan. When common shares are issued pursuant to a grant of Restricted Stock, Restricted Units, Deferred Stock Units, Promissory Stock, Performance Units or as payment of an Annual Performance Bonus or other Stock-Based Award, the total number of common shares remaining available for grant will be decreased by a margin of at least 1.8 per common share issued.

        Shares issuable under the 2004 Stock and Incentive Plan consist of authorized but unissued common shares of the Company. In determining the number of common shares that remain available under the Plan (including common shares originally authorized under the Prior Plans), only Awards payable in common shares will be counted. If common shares are tendered or withheld on or after January 1, 2004, in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of tax withholding obligations, these common shares will be available for future Awards under the 2004 Stock and Incentive Plan. The Committee may also grant common shares under the Plan in connection with the assumption, conversion or substitution of Awards as a result of the acquisition of another company by the Company or a combination of the Company with another company.

        The following aggregate and individual limitations also apply to the size of Awards that may be made:

  •
  Incentive Stock Options—No more than 10 million common shares may be issued under grants of Incentive Stock Options under the 2004 Stock and Incentive Plan.

  •
  Employee Limitation—No more than 6 million common shares in the aggregate may be granted to any employee pursuant to Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units in a calendar year, except that incentive grants of no more than 10 million common shares pursuant to such Awards may be granted to newly hired Key Employees. In addition, no more than $5 million may be paid in cash or common shares to any one employee pursuant to Annual Performance Bonuses or Long Term Performance Awards paid in Performance Units for any Performance Cycle of 12 months. For any longer Performance Cycle, this limit will be adjusted proportionately. The Committee, in its discretion, may reduce the amount of any Annual Performance Bonuses and Long Term Performance Award.

  •
  Director Awards—No director may receive Deferred Stock Units in any year of a value, as measured by the aggregate Fair Market Value of underlying common shares determined as of the date of grant, of more than $200,000. In addition, no director may receive in any fiscal year more than 10,000 shares pursuant to Awards of Stock Options, Stock Appreciation Rights or other Stock-Based Awards.

        The limits described above are not intended to indicate that all of these Awards will be made, or that Awards will be made up to these limits.

        Adjustments.    The kind or maximum number of common shares available for issuance under the 2004 Stock and Incentive Plan, the individual and aggregate maximums that may be issued under each form of Award, the number of common shares underlying outstanding Awards and the Exercise Price applicable to outstanding Stock Options and Stock Appreciation Rights may be adjusted by the Committee, in its discretion, if the Committee determines that, because of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, common shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of common shares or other securities, or similar corporate transaction or event, the adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        Termination of Employment.    Upon an employee's Termination of Employment for any reason, the Committee reserves the authority, in its discretion, to vest any outstanding Awards that would not otherwise be exercisable and to waive any other conditions as would be necessary to cause such Awards to become payable in full.

        Change in Control.    All outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Change in Control of the Company, and all conditions will be waived at such time with respect to outstanding Restricted Stock and Restricted Units (other than Long Term Performance Awards) and Deferred Stock Units and Promissory Stock. Each Participant who has been granted an Annual Performance Bonus or Long Term Performance Award that is outstanding as of the date of Change in Control will be deemed to have achieved a level of performance, as of the Change in Control, that would cause all (100%) of the Participant's Target Amount to become payable and all restrictions on the Participant's Restricted Units and shares of Restricted Stock to lapse.

        Within 90 days after a Change in Control, the Committee (as constituted prior to the Change in Control) will provide, in its discretion, for any of the following actions to apply to each Award that is outstanding as of the Change in Control: (i) an appropriate adjustment to the Award to reflect changes brought about by the Change in Control; (ii) the acquisition of the Award or the substitution of a new right by the acquiring or surviving corporation after the Change in Control; or (iii) the purchase of the Award upon the Participant's request for an amount in cash equal to the amount that the Participant would have attained immediately prior to the Change in Control if the Award had been exercisable and the Participant had exercised the Award at that time. The Committee may determine how an Award will be treated upon a Change in Control either when the Award is granted or at any time afterwards.

        Amendment and Termination.    The 2004 Stock and Incentive Plan may be amended or terminated by the Company's Board of Directors at any time without shareholder approval, except that any material revision to the terms of the Plan requires shareholder approval before it can be effective. A revision is "material" for this purpose if, among other changes, it materially increases the number of common shares that may be issued under the Plan (other than an increase pursuant to an "Adjustment," as described above), changes the types of Awards under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options or Stock Appreciation Rights with Awards that have a lower Exercise Price. The Board may, in its discretion, amend the Plan to increase the maximum value of Deferred Stock Units that may be granted to a director in any fiscal year and the maximum number of common shares that may be granted to a director in any fiscal year pursuant to Awards of Stock Options, Stock Appreciation Rights and other Stock-Based Awards. No amendment of the 2004 Stock and Incentive Plan will adversely affect the rights of any Participant with respect to any outstanding Award without the Participant's written consent. If not earlier terminated by the Company's Board of Directors, the Plan will automatically terminate on the 10-year anniversary of the

Company's 2004 Annual General Meeting. No Awards may be granted under the Plan after it is terminated, but any previously granted Awards will remain in effect until they expire.

Summary of Federal Income Tax Consequences of Awards

        The following is a brief summary of the principal United States federal income tax consequences of the grant, exercise and disposition of Awards under the Plan, based on advice received from counsel to the Company regarding current United States federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

        Nonqualified Stock Options and Stock Appreciation Rights.    A Participant will not recognize any income at the time a Nonqualified Stock Option or Stock Appreciation Right is granted, nor will the Company be entitled to a deduction at that time. When a Nonqualified Stock Option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the common shares received as of the date of exercise over the Exercise Price. When a Stock Appreciation Right is exercised, the Participant will recognize ordinary income in an amount equal to the cash received or, if the Stock Appreciation Right is paid in common shares, the Fair Market Value of the common shares received as of the date of exercise. Payroll taxes are required to be withheld from the Participant on the amount of ordinary income recognized by the Participant. The Company will be entitled to a tax deduction with respect to a Nonqualified Stock Option or Stock Appreciation Right at the same time and in the same amount as the Participant recognizes income.

        Incentive Stock Options ("ISOs").    A Participant will not recognize any income at the time an ISO is granted. Nor will a Participant recognize any income at the time an ISO is exercised. However, the excess of the Fair Market Value of the common shares on the date of exercise over the Exercise Price paid will be a preference item that could create a liability under the alternative minimum tax. If a Participant disposes of the common shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO or one year after the date of exercise of the ISO (the "holding period"), the gain (i.e., the excess of the proceeds received on sale over the Exercise Price paid), if any, will be long-term capital gain eligible for favorable tax rates. If the Participant disposes of the common shares prior to the end of the holding period, the disposition is a "disqualifying disposition", and the Participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lesser of (i) the Fair Market Value of the common shares on the date of exercise or (ii) the amount received for the common shares, over the Exercise Price paid. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the common shares were held by the Participant prior to disposition. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO unless a Participant recognizes ordinary income as a result of a disqualifying disposition, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant recognizes ordinary income.

        Annual Performance Bonuses and Performance Units.    A Participant will not recognize any income at the time a Performance Unit is granted, nor will the Company be entitled to a deduction at that time. To the extent an Annual Performance Bonus or Performance Unit is paid in cash, a Participant will recognize compensation income in the year of payment and in the amount of cash payable. To the extent an Annual Performance Bonus or Performance Unit is paid in stock, a Participant will recognize compensation in the year of payment in the amount of the Fair Market Value of the stock as of the date of payment. Payroll taxes are required to be withheld on the amount paid. The Company will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.

        Restricted Stock.    A Participant will not recognize any income at the time a share of Restricted Stock is granted. Nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of Restricted Stock lapse, the Participant will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the common shares on the date of vesting over the amount, if any, the Participant paid for the common shares. A Participant may, however, elect within 30 days after receiving Restricted Stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the Participant will be equal to the excess of the Fair Market Value of the common shares on the date of receipt over the amount, if any, the Participant paid for the common shares. Payroll taxes are required to be withheld on the income recognized by the Participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the Participant recognizes income.

        Restricted Units, Restricted Stock, Deferred Stock Units & Promissory Stock.    A Participant will not recognize any income at the time a Restricted Unit, Deferred Stock Unit or share of Promissory Stock is granted, nor will the Company be entitled to a deduction at that time. When payment on a Restricted Unit, Deferred Stock Unit or share of Promissory Stock is made, the Participant will recognize ordinary income in an amount equal to the Fair Market Value of the common shares received. If a Restricted Unit is paid in cash, the Participant will recognize ordinary income in the amount payable. Payroll taxes are required to be withheld on the income recognized by the Participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the Participant recognizes income.

        Code Section 162(m).    With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation in excess of $1 million paid to covered employees (referred to in the 2004 Stock and Incentive Plan as "Key Employees"). Compensation paid to Key Employees is not subject to the deduction limitation, however, if it is considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. If shareholders approve the 2004 Stock and Incentive Plan, the Company believes that all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses and Long Term Performance Awards granted to Key Employees under the Plan will meet the requirements of "qualified performance-based compensation" and therefore may be deducted from the federal income tax recognized by the Company.

New Plan Benefits

        As of the date of this Proxy Statement, no Awards have been made under the 2004 Stock and Incentive Plan. On December 11, 2003, however, the Committee approved the 2004 Stock and Incentive Plan and, contingent upon approval of the Plan by shareholders, designated certain executives eligible to receive Annual Performance Bonuses with respect to the 12-month period beginning on October 1, 2003 and ending on September 30, 2004 (the 2003-04 Performance Cycle"), and established in writing the Performance Measures and formulas for computing the percentage of the Target Amounts that would become payable for the 2003-04 Performance Cycle upon attainment of various levels of performance with respect to the Performance Measures. The actual amount of any 2003-04 Annual Performance Bonus is not presently determinable because these amounts depend on the level of performance attained in relation to the applicable Performance Measures as of the end of the 2003-04 Performance Cycle and the ability of the Committee, in its discretion, to reduce the amount of the Awards. No Long Term Performance Awards have been granted for the Performance Cycle beginning on October 1, 2003.

The Board recommends that shareholders vote FOR proposal number four.

PROPOSAL NUMBER FIVE—SHAREHOLDER PROPOSAL ON ENVIRONMENTAL REPORTING

Shareholder Proposal

        Christian Brothers Investment Services, Inc., 90 Park Avenue, 29th Floor, New York, NY 10016-1301, a shareholder that as of October 2, 2003 owned 85,218 common shares, has notified Tyco of its intention to propose the resolution set forth below at the Annual General Meeting. Catholic Healthcare West, 185 Berry Street, Suite 300, San Francisco, CA 94107-1739, which as of October 7, 2003 owned 400 common shares, The Sisters of Mercy, Burlingame, 2300 Adeline Drive, Burlingame, CA 94010-5599, which as of October 7, 2003 owned 200 common shares, and The Sisters of the Sorrowful Mother, 9056 North Deerbrook Trail, Brown Deer, WI 53223-2454, which as of October 7, 2003 owned 3060 common shares, have indicated their intention to co-sponsor this proposal.

  Whereas:

  Disclosure of key information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible "off-balance sheet" liabilities, such as risks associated with activities harmful to human health and the environment.

  The Sarbanes-Oxley Act requires the corporate CEO and CFO to establish a system of disclosure controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

  SEC reporting requirements also include disclosure of environmental liabilities. Environmental reporting provides non-financial information that can contribute to long-term shareholder value. The Dow Jones Sustainability Index World, which tracks the performance of companies whose practices are considered environmentally and socially sustainable, outperformed the Dow Jones Global Index from 1994 to June 2003.

  We believe environmental reporting, based on rigorous environmental management systems, can warn of trouble spots and signal cost-saving opportunities to management and shareholders. Analyses of toxic releases and other relevant information allow companies and shareholders to assess environmental performance, potential regulatory actions, and reputational risk associated with business activities.

  Companies increasingly recognize that transparency about performance, priorities, and future sustainability plans are key to business success. For example, Ford Motor Company reports in its 2002 Citizenship Report: "Our ability to integrate corporate citizenship into our daily business is… critical not only to our reputation but also to our commercial success."

  According to the U.S. Environmental Protection Agency (EPA) Toxic Release Inventory, Tyco Corporation production processes release lead and lead compounds into the environment. Exposure to lead in children and fetuses can result in brain damage, slow growth, hyperactivity, and learning and behavioral problems. In adults, exposure can cause spontaneous abortions in women, decreased sperm count in men, kidney damage, high blood pressure and memory and concentration problems.

  Production and disposal of some of the company's plastics products cause the release of dioxin. Dioxin is an extremely toxic substance that, according to the National Institutes of Health, is linked to cancer, reproductive problems, increased blood pressure, and diabetes. The EPA has said that the U.S. population already has bodily dioxin levels at or near levels that cause adverse effects in laboratory animals.

  The EPA considers both lead and dioxin to be Persistent, Bioaccumulative, and Toxic (PBT) chemicals. PBTs are of particular concern because of their toxic effects and because they tend to accumulate over time in the environment and in human tissue.

  Tyco Corporation does not currently disclose system-wide environmental data to shareholders; nor does it appear to have a corporate-wide environmental management system.

  Resolved: That the Board of Directors report (at reasonable cost and omitting proprietary information) by October 31, 2005 how the company will respond to the rising regulatory, competitive, and public pressure to reduce the emission of toxic chemicals.

        Supporting Statement:

  We believe the report should include:

    •
    A description of the company's environmental management system;

    •
    An analysis of its toxic releases from major facilities; and

    •
    Plans for reduction of toxins, particularly PBTs.

Recommendation of the Board of Directors on Proposal Number Five

        For the reasons described below, the Board believes that the shareholder proposal is in the best interests of Tyco and its shareholders and therefore recommends a vote "FOR" the proposal.

        Tyco acquired numerous companies in the past few years, all with different environmental systems. As a result, the Company is currently building its environmental management system across all of these companies. The system already consists of an internal auditing function, corporate environmental education and site environmental remediation activities. In the United States and in other jurisdictions that have established requirements for reporting of emissions defined as toxic under the EPA's Toxic Release Inventory, Tyco's subsidiaries report their releases to the appropriate federal, state and local agencies, as required by law. Outside the U.S., Tyco subsidiaries report as required by applicable laws.

        Tyco believes it is important to understand and control its emissions into the atmosphere, so as to insure that the public health and the environment are protected. Tyco is currently developing and will implement an Environment, Health and Safety management system that is designed to achieve that objective and to report accurate data to our shareholders.

        The Board of Directors believes that it is important to keep its shareholders informed about the Company's environmental systems and performance. Accordingly, the Board recommends a vote in favor of the proposal.

The Board recommends the shareholders vote FOR shareholder proposal number five.

PROPOSAL NUMBER SIX—SHAREHOLDER PROPOSAL TO CHANGE TYCO'S JURISDICTION OF INCORPORATION FROM BERMUDA TO A U.S. STATE

Shareholder Proposal

        American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, a shareholder that as of September 26, 2003 owned 324,308 common shares, has notified Tyco of its intention to propose the resolution set forth below at the Annual General Meeting:

  RESOLVED, that the shareholders of Tyco International Ltd. ("Tyco") urge Tyco's Board of Directors to take the measures necessary to change Tyco's jurisdiction of incorporation from Bermuda to a U.S. state.

  Supporting Statement

  We believe that it would be in the best interests of both Tyco and its shareholders for Tyco to reincorporate back to a U.S. state. In 1997, Tyco became a Bermuda company when it merged with ADT Limited. Since that time, a shift in public sentiment, as well as investor attitudes regarding the importance of accountability to shareholders, have created the risk that Tyco will be financially and reputationally harmed by its Bermuda incorporation.

  The disadvantages to shareholders of Tyco's Bermuda incorporation, we think, outweigh any tax savings it currently enjoys. Incorporation in Bermuda makes it more difficult for shareholders to hold companies, their officers and directors legally accountable in the event of wrongdoing. Recent events, we think, demonstrate how crucial it is that, in the event of legal violations by officers or directors, shareholders have the ability to pursue legal remedies.

  Under Bermuda law, shareholders have extremely limited ability to sue officers and directors derivatively, on behalf of the corporation. By contrast, under the law of the U.S. states, shareholders may sue derivatively for, among other things, breach of fiduciary duty, corporate waste and actions taken in violation of applicable law. Unlike U.S. federal law, Bermuda law does not generally allow class action litigation.

  Incorporation in Bermuda may affect the enforceability of judgments obtained in a U.S. court. A judgment for money damages based on civil liability rendered by a U.S. court is not automatically enforceable in Bermuda because the U.S. and Bermuda do not have a treaty providing for reciprocal enforcement of judgments in civil matters. A Bermuda court may not recognize a judgment of a U.S. court if it is deemed contrary to Bermuda public policy, and Bermuda public policy may differ significantly from U.S. public policy.

  Finally, we believe that incorporation in Bermuda creates the impression that Tyco has sought to evade taxes and insulate itself and its officers and directors from liability. Commentators have noted that the Bermuda incorporations of scandal-plagued companies like Tyco and Global Crossing have linked tax avoidance, in the minds of some, to more unsavory practices. Patriotism engendered by the September 11 terrorist attacks has also led to resentment of companies that reincorporate in order to avoid taxes. Republican Senator Charles Grassley called such reincorporations "immoral and unethical." As Tyco struggles to restore investor confidence, reincorporating to a U.S. state would send a strong message that Tyco values its shareholders and seeks to play by the same rules as other U.S. corporations.

  We urge shareholders to vote FOR this proposal.

Recommendation of the Board of Directors on Proposal Number Six

        For the reasons described below, the Board believes that the shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

        Last year the Board of Directors informed shareholders that it would evaluate the potential benefits, costs and disadvantages of remaining a Bermuda company or reincorporating into a different jurisdiction. Following the Annual General Meeting of Shareholders in 2003, the Board created a Special Committee Regarding Bermuda and retained special tax and corporate counsel to advise the directors on these important and complex issues. The Committee has since met eight times.

        The Committee's review included an examination of the events leading to the Company's present status as a Bermuda-chartered entity. ADT Ltd. became a Bermuda chartered corporation in the 1980s. Prior to that, ADT Ltd. had been a British company since its founding in the early 1900s. In 1997, the former Tyco International Ltd. combined with ADT Ltd. In order to prevent a hostile bidder from exercising rights that would otherwise have blocked that combination, the transaction was structured as a pooling of interest with the former ADT Ltd. as the surviving entity. Concurrently with that transaction, ADT Ltd. was renamed Tyco International Ltd. Thus, Tyco International Ltd. is the same corporate entity as the former ADT Ltd., which had never been a U.S. corporation. In connection with the transaction, the shareholders of Tyco International, Inc. received 64% percent of the outstanding shares of the Company. The transaction was taxable under U.S. tax rules to the former Tyco International, Inc. shareholders because they exchanged shares of a U.S. company for shares of a non-U.S. company. Hence, those shareholders with a gain in their shares paid taxes to the United States government. We estimate that the total amount of those taxes paid exceeded $1 billion.

        In reviewing the issue of whether Tyco should become chartered under the laws of one of the United States, the Board has examined two issues: first, whether Tyco's Bermuda status denies to its shareholders any substantive rights that they would otherwise have if Tyco were a U.S. corporation; and, second, what the financial impact of becoming a U.S. corporation would be on the Company and its shareholders.

Shareholder Rights

        The Board's review included an examination of the various arguments made by the proponents of this resolution as well as those advanced by others that Bermuda does not provide sufficient protection for shareholder rights. Based on that examination, the Board concluded that nearly all of these arguments are based on an incomplete analysis of Bermuda law or on a failure to take into account the requirements of U.S. federal securities laws that are binding on Tyco as an issuer.

        For example, the proponent's assertion that shareholders have extremely limited ability to sue officers and directors derivatively, on behalf of the Company is based on a misunderstanding of Bermuda law. Bermuda law does in fact permit shareholders to bring claims, on behalf of the Company, where it is alleged that there has been wrongdoing at the expense of the Company and the alleged wrongdoers are in control of the Company. Similarly, the proponent's assertion that Bermuda law does not allow class action litigation fails to take into account that Tyco is fully subject to all U.S. federal securities laws, as well as all U.S. federal law concerning the ability of shareholders to initiate class action litigation asserting violations of those securities laws. In fact, Tyco is currently the subject of several class action lawsuits in the United States related to alleged securities law violations and has not contested jurisdiction in those actions based upon its Bermuda domicile. Thus, Tyco's Bermuda domicile does not affect the ability of shareholders to initiate class action lawsuits on the basis of the U.S. federal securities laws against Tyco, its directors or its officers.

        The proponent also contends that a Bermuda court may not enforce a U.S. judgment. While it is true that Bermuda courts have refused to enforce certain U.S. judgments in very limited circumstances and that Bermuda courts, as a general matter, do not enforce non-compensatory damage awards, Tyco has assets in the U.S. sufficient to satisfy any judgment, and, even if Tyco attempted to use its Bermuda domicile to avoid a U.S. judgment, Bermuda courts generally enforce final judgments of U.S. courts (other than awards of non-compensatory damages) where jurisdiction in the U.S. court was proper, the U.S. proceeding observed the rules of natural justice, the judgment was not obtained by fraud, and its enforcement would not contravene the public policy of Bermuda.

        The Board also determined, however, that some of the arguments advanced by the proponents and others regarding differences between Bermuda and U.S. law are well-founded. With respect to those arguments, the Board considered whether those differences could be addressed by changes to the Company's governing documents. As a result, the Board has concluded that the rights of shareholders can be adequately protected by two amendments to the Bye-laws. (Please see Proposal Number Three above with respect to these and other amendments to the Bye-laws). If adopted, these two proposed amendments to the Bye-laws would require the Company to obtain: (1) shareholder approval of the sale of all or substantially all of Tyco's assets, and (2) super-majority approval of shareholders to adopt a shareholder rights plan—a protection for shareholders not provided under the law of any U.S. jurisdiction that we believe further enhances our shareholders' rights. We have also proposed other changes to our Bye-laws that we believe are advantageous to shareholders. (Please see Proposal Number Three.)

Financial Impact

        Based upon the advice of its special tax counsel, the Board of Directors has concluded that moving the Company's place of incorporation to the United States would have substantial negative financial consequences for the Company and would also have negative financial consequences for certain of its shareholders.

        Decline in annual earnings per share.    The tax consequences to the Company of such a move depend on a number of factors and cannot be predicted with precision. Had the Company been a U.S. corporation during fiscal year 2003, we estimate that the effective tax rate on income from continuing operations excluding special charges would have increased from 28.1% to between 35% and 37% (a percentage increase of approximately 25% or more). The Company would expect a similar or even greater increase in its effective tax rate for future years under current U.S. tax law if it became a U.S. corporation. The Board believes that the resulting impact on the Company's 2003 earnings could have caused a reduction in the Company's market capitalization amounting to $4 billion to $5 billion. Moreover, this impact on market capitalization could increase as the Company's earnings grow.

        Increase in Reserves.    In addition, the Company estimates that, had it become a U.S. corporation in fiscal year 2003, it would have incurred a one-time increase in its tax reserve of $100 million to $250 million to provide for future U.S. taxes on the retained earnings of certain of its non-U.S. operations.

        Impact on shareholders.    Moving the Company to the United States could have substantial adverse tax consequences for certain Company shareholders. Generally, if a non-U.S. corporation becomes a U.S. corporation, current U.S. tax rules subject shareholders who are U.S. taxpayers and who hold $50,000 or more in value of the corporation's shares either to (i) U.S. capital gains tax or (ii) ordinary income tax on their respective share of the corporation's earnings and profits at the time of the move. The aggregate amount of tax that shareholders would have to pay is difficult to determine. The Company has no reliable means of determining the number and identity of all of its shareholders, when they purchased their shares, the amount of gain they would realize and other factors. Nevertheless, the Board believes that if the move had occurred at the end of fiscal year 2003, the estimated tax per share for the Company's U.S. shareholders who are individuals would likely have ranged from zero to $1.60, depending upon when the shares were acquired, the cost of the shares and other factors.

        Alternatively, the Company could structure a move to the United States in a manner that would avoid any adverse U.S. tax consequences to its shareholders. However, such a transaction structure would most likely require the Company to substantially increase the amount of its tax reserves for future U.S. taxes on retained earnings of non-U.S. operations. Based on advice from its special tax counsel, the Board believes that the aggregate U.S. tax liability of Company shareholders under a transaction taxable to shareholders is likely to be substantially less than the increase in the amount of the Company's reserve for future taxes attributable to a transaction that is tax free to shareholders.

Potential Impact of Debt Covenants, Representations and Warranties

        The Special Committee also asked counsel to review the impact, if any, of incorporation in the United States on the thousands of financial arrangements to which the Company is a party, as many of these financial arrangements contain certain debt covenants, representations and warranties related to the incorporation of the Company in Bermuda. Such covenants can be found in credit arrangements, structured finance arrangements and public debt indentures. There is a significant risk that a change in the Company's incorporation status could trigger defaults in some of those arrangements. Significant additional work would be required to determine how best to mitigate any such risk. However, it appears that in many of these arrangements, consent by at least a majority of the lenders or note holders would be required, and there is no guarantee that such consent would be forthcoming in every instance, or that it would come without some additional cost to the Company. Thus, the financial impact of these arrangements and other risks cannot be quantified at this time.

Conclusion

        Having considered these issues carefully, the Board of Directors believes that it cannot, consistent with its fiduciary duties to the shareholders and the Company, recommend moving the Company's place of incorporation to the United States. Such a move could have substantial adverse financial consequences for Tyco and its shareholders. Moreover, these adverse consequences are not outweighed by any perceived enhancement of shareholder rights that would become available to Tyco's shareholders under any body of applicable U.S. corporate law and the Board believes that the two amendments to the Bye-laws proposed by the Company (see Proposal Number Three) adequately address any deficiencies in the rights afforded to shareholders under Bermuda law.

The Board recommends the shareholders vote AGAINST shareholder proposal number six.

PROPOSAL NUMBER SEVEN—SHAREHOLDER PROPOSAL ON COMMON SENSE EXECUTIVE COMPENSATION

Shareholder Proposal

        The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, DC 20001, which as of October 10, 2003 owned approximately 33,700 common shares, has notified Tyco of its intention to propose the resolution set forth below at the Annual General Meeting. The United Association S&P 500 Index Fund, 1 Freedom Valley Drive, Oaks, PA 19456, which as of October 9, 2003 owned approximately 127,115 common shares, has indicated its intention to co-sponsor this proposal.

  Resolved, that the shareholders of Tyco International Ltd. ("Company") request that the Company's Board of Directors and Executive Compensation Committee replace the current system of compensation for senior executives with the following "Common Sense Executive Compensation" program including the following features:

          (1)   Salary—The chief executive officer's salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

          (2)   Annual Bonus—The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive's salary level, capped at 100% of salary.

          (3)   Long-Term Equity Compensation—Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

          (4)   Severance—The maximum severance payment should be no more than one year's salary and bonus.

          (5)   Disclosure—Key components of the Company's executive compensation plan should be outlined in the Compensation Committee's report to shareholders. Company compensation policies and practices that vary from the components of the "Common Sense" program should be explained in detail.

  This program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

  Supporting Statement

  We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a "wasteland that has not been reformed." (Institutional Shareholder Services senior vice-president, Wall Street Journal, "Executive Pay Keeps Rising, Despite Outcry," October 3, 2003). 2002 compensation figures indicate that CEO pay is well over 200 times as much as the average worker, while median pay for executives continues to rise (BusinessWeek, April 21, 2003). Stock price declines combined with rising compensation have exposed the common disconnect between pay and performance.

  We offer this reform for we believe that it is long past time for shareholders to step up and provide clear input on the parameters of reasonable and fair executive compensation. We feel it is time for shareholders to be proactive on the issue of executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. In our opinion current executive compensation disproportionately rewards senior executives at the expense of shareholders, employees, and the Company. We urge our Company's leadership to embrace this proposal, which offers executives the opportunity to build personal long-term wealth as they generate long-term corporate value.

Recommendation of the Board of Directors on Proposal Number Seven

        For the reasons described below, the Board believes that the shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

        Tyco's Board of Directors and Compensation Committee strongly support the concept of performance-based executive compensation arrangements that are designed to create long-term corporate and shareholder value and are market competitive. For this reason, the Board and the Committee have taken into account many of the features described in the shareholder proposal, including factoring the performance of the Company into granting bonuses and equity-based compensation, providing for awards that vest over several years to encourage long-term equity-holdings by executives, limiting severance awards and ensuring detailed disclosure of executive compensation. As described in the Compensation Committee's report on executive compensation, with the exception of bonus amounts set through fiscal year 2003 in certain executives' employment agreements, bonuses are based on Company and, if applicable, segment financial performance, as determined through specified measures of such performance. The Company's equity compensation plans provide the Compensation Committee with the flexibility to grant restricted stock with restrictions lapsing based on the achievement of performance objectives, awards with multi-year vesting schedules and awards whose value is ultimately determined by the future performance of Tyco, as measured by its share price. At the 2004 Annual General Meeting, shareholders are being asked to approve the 2004 Stock and Incentive Plan, which provides for equity grants rewarding increases in share price and requires certain financial performance goals to be met as a condition to payment of annual incentive awards to senior executives, in accordance with Section 162(m) of the Internal Revenue Code. In addition, as described in the Compensation Committee's report, the Board has established specific stock retention and ownership guidelines for executive officers to align their interests with that of the shareholders. In accordance with its Board-approved charter, the Compensation Committee of the Board reviews, approves and oversees all policies under which compensation is paid to Tyco executives. Each year the Compensation Committee also issues a comprehensive report on executive compensation, which is included in the Company's Proxy Statement, and discloses total compensation for Tyco's most highly paid executives.

        Furthermore, in response to a shareholder proposal from the 2003 Annual General Meeting, in July 2003 the Board adopted limits on future severance and change-in-control agreements for senior executives. The principal provisions of these policies are as follows:

  •
  limitations on cash severance for senior executives to two times base salary and bonus at the time of termination and on payments in a change-of-control situation to 2.99 times base salary and bonus; and

  •
  limitations on post-employment benefits to outplacement services and transitional health benefits, with no provisions for consulting contracts, airplane usage, offices or other perquisites.

        The fundamental difference between the Board and the Compensation Committee's current executive compensation programs and the shareholder proposal is the lack of flexibility provided by the proposal. The Board and the Compensation Committee believe that restricting potential incentive program features and capping compensation levels for executives would unduly restrict the Compensation Committee's choice among performance based compensation arrangements and would place Tyco at a significant competitive disadvantage in recruiting and retaining executives.

        The Board and the Compensation Committee believe that it is important to preserve the flexibility of the Company's compensation program so that the Compensation Committee can choose incentives that best balance the variety of goals that Tyco seeks to pursue through its compensation arrangements. In choosing the appropriate compensation arrangement to use for its executives, the Compensation Committee must consider a variety of factors, such as the goals the Board has established for the Company and management, tax consequences of various arrangements, competitive practice of comparable diversified manufacturing companies and prevailing pay rates.

        This shareholder proposal would limit the Compensation Committee's flexibility by arbitrarily capping salary, annual bonus opportunity, long-term equity compensation and severance payments without reference to the many considerations that the Committee must take into account in recruiting and retaining an effective and experienced management team. The Board believes that limiting the Compensation Committee's ability to design compensation programs and set competitive compensation levels in line with those for other companies would place Tyco at a significant competitive disadvantage in the recruitment and retention of its valuable executives.

        The Board believes that its current executive compensation program meets the concerns of shareholders that executive compensation be tied to the Company's performance and provide long-term incentives to executives, while providing the Board and the Compensation Committee with the flexibility necessary to recruit and retain executives in a competitive environment.

        For the reasons described above, the Board believes that this shareholder proposal is not in the best interests of Tyco and its shareholders and therefore recommends a vote "AGAINST" the proposal.

The Board recommends the shareholders vote AGAINST shareholder proposal number seven.

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2003 will be presented at the Annual General Meeting. These statements have been approved by Tyco's directors. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco are located at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 292-8674.

Shareholder Proposals for the 2005 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the proposed Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than September    , 2004. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and, if adopted, the Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under SEC Rule 14a-4, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December     , 2004.

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the SEC, are available to shareholders free of charge on our internet website at http://investors.tycoint.com/edgar.cfm (without exhibits) or by writing to Attn: Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

General

        The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chief Executive Officer or Chief Financial Officer will be voted at the Annual General Meeting (or an adjournment or postponement thereof) FOR the election of all nominees to the Board named on the proxy card, FOR the appointment of the independent auditors and authorizing the Audit Committee of the Board to set their remuneration, FOR the adoption of the Company's Amended and Restated Bye-laws, FOR the approval of the Tyco 2004 Stock and Incentive Plan, FOR the shareholder proposal regarding environmental reporting, AGAINST the shareholder proposal regarding changing Tyco's jurisdiction of incorporation from Bermuda to a U.S. state, and AGAINST the shareholder proposal regarding "common sense" executive compensation. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chairman will vote the common shares represented by such proxies in accordance with his best judgment.

APPENDIX A

AMENDED AND RESTATED BYE-LAWS
OF
TYCO INTERNATIONAL LTD.

SHARE CAPITAL AND RIGHTS

        1.    Share Capital and Rights.    The authorized share capital of the Company is U.S.$925,000,000 divided into 4,000,000,000 common shares, par value U.S. $0.20 per share (the "Common Shares"), and 125,000,000 preference shares, par value U.S.$1.00 per share (the "Preference Shares").

          A.    Terms of the Common Shares.    Subject to these Bye-laws, holders of the Common Shares shall:

    1.
    be entitled to one vote for each Common Share held of record by such holder, on the relevant record date, on all matters submitted to a vote of the shareholders;

    2.
    be entitled to such dividends and other distributions in cash, shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board of Directors may from time to time declare;

    3.
    generally be entitled to enjoy all of the rights attaching to shares under the Companies Act (as used herein, the "Companies Act" means every Bermuda Statute from time to time in force concerning companies insofar as the same applies to the Company); and

    4.
    for the purposes of these Bye-laws, the rights attaching to any of the Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders of such shares voting rights more favorable than those conferred on the Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu with such Common Shares, or by the purchase or redemption by the Company of any of its own shares.

          B.    Terms of the Preference Shares.    The Board of Directors is hereby expressly authorized to provide for the issuance of all or any of the Preference Shares in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, with the manner of redemption to be set by the Board of Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions, which shall be attached as an appendix to, but shall not form a part of, these Bye-laws. The Board of Directors may at any time before the allotment of any Preference Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations, of such Preference Shares.

          C.    Power to Issue Shares.    Subject to these Bye-laws, the Board of Directors shall have power to issue any authorized and unissued shares of the Company on such terms and conditions as it may determine. The Company may from time to time issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares, including, but not limited to, the right to vote, to receive dividends and distributions and to participate in a winding up.

        2.    Alteration of Rights.    Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 75 percent in nominal value of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 75 percent of the votes cast. All the provisions of these Bye-laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that:

          A.    the necessary quorum shall be three or more shareholders present in person or by proxy together holding or representing not less than one-third in nominal amount of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum;

          B.    each holder of shares of the class shall, on a poll, have one vote in respect of each share of the class held by him; and

          C.    a poll may be demanded by any one holder of shares of the class, whether present in person or by proxy.

        The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

        3.    Options and Warrants.    Subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

        4.    Purchase of Shares by Company.    The Board of Directors may, at its discretion, authorize the purchase by the Company of its own shares of any class upon such terms as the Board may determine, provided, however, that such purchase is effected in accordance with the provisions of the Companies Act.

        5.    No Preemptive Rights.    No holder of shares of any class or other securities of the Company shall as such holder have any preemptive right to purchase shares of any class or other securities of the Company or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of the Company, whether such shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.

        6.    Dividends and Other Payments.    The Board of Directors may from time to time declare dividends or distributions out of assets or funds of the Company legally available therefor, including distributions out of contributed surplus, to be paid to the shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Company may deduct from any dividend, distribution or other monies payable to a shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by the shareholder to the Company in respect of shares of the Company. No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company. The Board may establish, operate, vary, suspend and terminate a plan whereby shareholders may elect to receive shares in lieu of a dividend on such terms and conditions as the Board determines.

        7.    Capitalization of Reserves.    The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the shareholders or any class of shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this Bye-law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

        Where any difficulty arises in regard to any distribution under this Bye-law, the Board may settle the same as it thinks expedient and, in particular, may make such provision as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the shareholders.

        8.    Certificates.    Shares shall be issued in registered form. Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares, each shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for all the shares of each class held by him (and, on transferring a part of his holding, to a certificate for the balance), but the Board may decide not to issue certificates for any shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

          A.    Share certificates shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Act. No fee shall be charged by the Company for issuing a share certificate. If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company.

          B.    All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it. Each certificate shall be signed by such person or persons (whether or not officers) as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person. The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares need not be autographic but may be affixed to such certificates by some mechanical means or may be facsimiles printed on such certificates. If any officer who has signed, or whose facsimile signature has been used on, any such certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that officer had not ceased to hold such office.

          C.    Nothing in these Bye-laws shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by the Companies Act and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favor of some other person on such terms and subject to such conditions as the Board may from time to time decide.

TRANSFER OF SHARES

        9.    Transfer of Shares.    Subject to the Companies Act and these Bye-laws, any shareholder may transfer all or any of the holder's shares by an instrument of transfer in the usual common form or in any other form which the Board of Directors or the Company's transfer agent may approve. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall also be signed by or on behalf of the transferee. The Board may decline to register any transfer unless:

          (a)    the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

          (b)    the instrument of transfer is in respect of only one class of share; and

          (c)    where applicable, all consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

        Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law 9.

TRANSMISSION OF SHARES

        10.    Representative of a Deceased Shareholder.    If a shareholder dies, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where the deceased was a sole holder, shall be the only person recognised by the Company as having any title to the deceased holder's shares. Nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by such deceased holder solely or jointly with other persons. For the purpose of this Bye-law, the legal personal representative means the person to whom probate or letters of administration has or have been granted, or failing any such person, such other person as the Board of Directors may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

        11.    Registration on Death or Transfer by Operation of Law.    Any person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law, may be registered as a shareholder or may elect to nominate some person to be registered as a transferee of such share upon such evidence being produced as may from time to time be required by the Board of Directors or the Company's transfer agent. In either case, the Company shall have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that shareholder before such shareholder's death or transfer by operation of law, as the case may be.

        12.    Dividend Entitlement of Transferee.    A person becoming entitled to a share in consequence of the death of a shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board of Directors as to such entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but such person shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company (whether annual or special) or, except as aforesaid, to exercise in respect of the share any of the rights or privileges of a shareholder until such person shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

        13.    Ownership of Shares.    Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

        14.    Exercise of Powers by Secretary.    Subject to any directions of the Board of Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 10, 11, 12 and 13.

ALTERATION OF CAPITAL

        15.    Alteration of Capital.    The Company may from time to time by resolution of the shareholders:

          (a)    increase its authorized share capital by new shares of such amount as it thinks expedient;

          (b)    consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

          (c)    subdivide its shares or any of them into shares of smaller amount than is fixed by its Memorandum of Association (the "Memorandum"), so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

          (d)    cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

SEAL OF THE COMPANY

        16.    Seal of the Company.    The common seal of the Company shall be in the custody of the Secretary, and shall be used by the authority of the Board or Directors or an authorized committee thereof. Either the Secretary or any other officer of the Company shall have the power to affix the seal for the Company; any director or officer of the Company, or any resident representative of the Company appointed pursuant to the Companies Act (a "Resident Representative"), may affix the common seal over his or her signature to authenticate copies of these Bye-laws, the Memorandum of the Company, the minutes of any meetings or any other documents required to be authenticated by such director, officer or Resident Representative. For the purposes of share certificates, the seal of the Company may be represented either by the original seal, or a facsimile or a printed version of the seal.

GENERAL MEETINGS OF SHAREHOLDERS

        17.    Annual General Meeting.    The annual general meeting of shareholders shall be held on such date and at such time in each calendar year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting.

        18.    Special General Meetings.    Special general meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors. The Board of Directors shall call a special general meeting, in accordance with the provisions of the Companies Act, upon requisition of shareholders holding not less than one-tenth of the paid-up capital of the Company as of the date of such requisition that as of such date carries the right of voting at general meetings. Such request shall be in writing, delivered to the registered office of the Company, shall be signed by all requisitioning shareholders and shall state the purpose or purposes of the proposed meeting. At a special general meeting of the shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

        19.    Place of Meetings.    All general meetings of the shareholders may be held in Bermuda or at such other place and at such time as may be designated by the Board of Directors and specified in the notice of meeting.

        20.    Notice of Meetings.    Written notice of each annual or special general meeting of the shareholders, stating the day, time, place, and purposes thereof, shall be given, not less than five nor more than sixty days before the date of the meeting, to each shareholder of record as of the applicable record date who is entitled to vote at such meeting, by mail or by e-mail or any other electronic means at the shareholder's address as it appears on the register of shareholders or at any other address given in writing by such shareholder to the Company for such purpose. Notice of each annual or special general meeting shall also be given in the same manner as described above to any Resident Representative of the Company who has delivered a written notice to the Company's registered office requiring that such notice be sent to such Resident Representative. Any notice given in the manner set forth in this Bye-law 19 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four hours after its dispatch by any other means. The attendance of any shareholder, whether in person or by proxy, at any meeting which has been called by shorter notice than that required to be given by the Companies Act or the Bye-laws, shall be deemed to be the agreement of such shareholder that such meeting has been duly called. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

        21.    Proxies.    Instruments executed by any shareholder appointing a proxy or corporate representative shall be in such form and shall be delivered to the Company at such place and at such time as the Board of Directors or the Secretary of the Company shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the

New York Stock Exchange or such other exchange or exchanges on which the Company's shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after two years from its date. A shareholder may appoint a proxy who is not a shareholder of the Company. A proxy shall be valid for any adjournment of a meeting for which such proxy was given.

        22.    Quorum.    The holders of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place, without notice other than by announcement of the time and place of the adjourned meeting by the chairman of the meeting. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board. Any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to Bye-law 18 in the event that such meeting is to be reconvened.

        23.    Chairman of Meeting.    The Chairman of the Board (if any) or, in his or her absence, the Deputy Chairman or, in his or her absence, the President, shall preside as chairman at every general meeting. In the absence of the Chairman of the Board, the Deputy Chairman and the President, the directors present shall choose one of their number to act or if one director only is present he or she shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote at the meeting shall elect one of their number to be chairman.

        24.    Voting.    At all general meetings of the shareholders at which a quorum is present any question or proposal shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on such question on the relevant record date, voting as a single class, except as otherwise required by law, the Memorandum of Association or these Bye-laws. Notwithstanding the foregoing, the affirmative vote of the holders of a majority of the issued shares outstanding on the relevant record date shall be required to approve an amalgamation pursuant to the Companies Act.

        25.    Joint Holders.    In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company's register of shareholders in respect of the joint holding.

        26.    Action by Written Resolution.    Subject to the provisions of the Companies Act, any action required or permitted to be taken at an annual or special general meeting of the Company may be taken without a meeting and without prior notice, if a resolution in writing setting forth the action is signed by or on behalf of all the shareholders of the Company who at the date of the resolution would have been entitled to attend the meeting and vote on the resolution. Such a resolution may be signed in as many counterparts as may be necessary. A resolution in writing made in accordance with this Bye-law 26 shall have the same force and effect as a resolution passed at an annual or special general meeting and shall constitute minutes of the proceedings for purposes of the Companies Act.

        27.    Record Date.

          A.    General Meetings.    In order that the Company may determine the shareholders entitled to notice of or to vote at any general meeting of shareholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than eighty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting.

          B.    Dividends and Distributions.    In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        28.    Business to be Transacted.    No business may be transacted at an annual general meeting of shareholders or a special general meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) otherwise properly brought before the meeting by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (d) otherwise properly brought before the meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 28 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the procedures set forth in this Bye-law 28; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for shareholder action.

          A.    Timely Notice.    In addition to any other applicable requirements, for business to be properly brought before an annual general meeting or a special general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely for an annual general meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual general meeting of shareholders. However, if no annual general meeting of shareholders was held in the previous year or if the date of the annual general meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Secretary at the registered office of the Company not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual general meeting. To be timely for a special general meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not fewer than the later of (i) 120 calendar days before the date of the special general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated special general meeting.

          B.    Written Notice.    To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's register of shareholders, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Securities and Exchange Commission Rule 14a 8.

          In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a 4 and/or Rule 14a 8.

          C.    Business Conducted at Meeting.    No business shall be conducted at the general meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Bye-law 28; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Bye-law 28 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No business shall be conducted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.

        29.    Nomination of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in these Bye-laws or any appendix hereto with respect to the right of holders of Preference Shares of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Bye-law 29 and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in subsections A and B of Bye-law 28. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. Such notice to the Secretary shall set forth the information required in subsection B of Bye-law 28. In addition, the notice must include, as to each person whom the shareholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to the Company that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office). The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

BOARD OF DIRECTORS

        30.    Number; Election; Term.    The number of directors shall be such number not less than two as the Company in general meeting may from time to time determine. A director need not be a shareholder of the Company. A director shall hold office until the next annual election of directors and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of Preference Shares, any casual vacancy may be filled by a majority of the Board of Directors then in office, provided that a quorum is present. Any director elected to fill a casual vacancy shall hold office until the next following annual general meeting. During any vacancy in the Board of Directors, the remaining directors shall have full power to act as the Board of Directors of the Company. Any director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class; provided, however, that any meeting convened and held to consider the removal of a director shall be convened and held in accordance with the requirements of the Companies Act. No person may be elected or appointed to serve as director except as provided in this Bye-law 30.

        31.    Quorum; Chairman of Meetings.    A majority of the directors in office at the time shall constitute a quorum for a meeting of the Board of Directors; provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting. At such meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present. The Chairman of the Board or, in his or her absence, the Deputy Chairman, or in his or her absence, the President, shall preside as chairman at every meeting of the Board of Directors. In the absence of the Chairman, Deputy Chairman and President, the directors present may choose one of their number to be chairman of the meeting.

        32.    Regular Meetings.    Regular meetings of the Board of Directors may be held at such times and places as may be provided for in resolutions adopted by the Board.

        33.    Special Meetings.    Special meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board, the Chief Executive Officer, the chairman of the Nominating and Governance Committee of the Board of Directors or written application of three of the directors.

        34.    Notice of Meetings.    Notice of any regular or special meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given by law or these Bye-laws, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting.

        35.    Action by Written Resolution.    A resolution in writing signed by all the directors in office or by all the members of a committee shall have the same force and effect as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the directors or members of the committee concerned. A resolution in writing made in accordance with this section shall constitute minutes of the proceedings for purposes of the Companies Act.

        36.    Compensation.    Each director shall be entitled to receive such fees for his or her services as a director, if any, as the Board may from time to time determine, either in addition to or in lieu of any compensation payable to that director in respect of any executive office or employment. Each director shall be paid or reimbursed for all expenses properly and reasonably incurred by him or her in the conduct of the Company's business or in the discharge of his or her duties as a director. Nothing in this Bye-law 36 shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

          A. The Board may from time to time determine that, subject to the requirements of the Companies Act, all or part of any fees or other compensation payable to any director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the directors may decide.

          B. The Board may grant special compensation to any director who, being called upon, shall perform any special or extra services for or at the request of the Company. Such special compensation may be made payable to such director in addition to or in substitution for his ordinary compensation (if any) as a director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

        37.    Validity of Appointment.    All acts done by the Board of Directors or by any committee or by any person acting as a director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director, member of such committee or person so authorised.

        38.    Interested Directors and Officers.

          A.    Subject to the Companies Act and applicable law, a director or officer (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the Company, or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested, subject to declaring this interest and the approval and/or authorization of a majority of the disinterested directors of such contract, transaction or other arrangement.

          B.    Subject to the Companies Act and applicable law, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the director or officer shall declare the nature of the director's or officer's interest at the first opportunity either (1) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the director or officer knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (2) by providing a general notice to each of the directors on the Board declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the Company and is to be regarded as interested in any transaction or arrangement made with that company or person.

          C.    So long as, when it is necessary, a director or officer declares the nature of his or her interest in accordance with this Bye-law, and a majority of the disinterested directors approves and/or authorizes the contract, transaction or arrangement, a director or officer shall not by reason of his or her office be accountable to the Company for any benefit the director or officer derives from any office or employment to which these Bye-laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-laws allow the director or officer to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.

          D.    Upon declaring their interest, common or interested directors may be counted in determining the presence of a quorum and, subject to these Bye-laws, may vote at a meeting of the Board or of a committee thereof which considered or authorized the contract, transaction or arrangement.

COMMITTEES

        39.    Committees.    The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

OFFICERS

        40.    Delegation of Authority.    The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board's powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

        41.    Officers Designated.    The Board may entrust to and confer upon any officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Only the Board of Directors shall have the power to appoint officers, which shall include a Chairman and may include one or more Deputy Chairmen, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient. Subject to the exercise of such power of appointment and subject always to the control of the Board of Directors, such officers shall have such powers and shall perform such duties as are set out under Bye-laws 42 to 51 inclusive.

        42.    Chairman of the Board.    If the directors have elected a Chairman, the Chairman shall preside at all meetings of the Board except that in the Chairman's absence the Deputy Chairman shall preside, and in the absence of the Deputy Chairman, the President shall preside. In the absence of the Chairman, the Deputy Chairman and the President, the directors present shall designate one of their number to preside. The Chairman shall have such additional duties as the Board of Directors may assign.

        43.    Deputy Chairman of the Board.    The Deputy Chairman of the Board, if any, shall have such powers and perform such duties as may be prescribed by the Board. In the Chairman's absence, the Deputy Chairman shall preside at all meetings of the Board.

        44.    Chief Executive Officer.    One of the officers shall be appointed Chief Executive Officer of the Company by the Board of Directors. Subject to the Board of Directors and the Executive Committee, the Chief Executive Officer shall have such powers and perform such duties as may be conferred upon him or her by the Board of Directors.

        45.    President.    The President shall be appointed by the Directors and shall have such powers and perform such duties as the Board of Directors may assign. In the Deputy Chairman's absence, the President shall preside at all meetings of the Board.

        46.    Vice Presidents.    Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board of Directors or determined by the Chief Executive Officer.

        47.    Treasurer.    The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these Bye-laws.

        48.    Controller.    The Controller shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

        49.    Secretary.    It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Company, and of its Committees, and to authenticate records of the Company.

        50.    Assistant Treasurers.    The Assistant Treasurers shall have such duties as the Treasurer shall determine.

        51.    Assistant Secretaries.    The Assistant Secretaries shall have such duties as the Secretary shall determine.

        52.    Other Officers.    The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board of Directors.

        53.    Change in Power and Duties of Officers.    Anything in these Bye-laws to the contrary notwithstanding, the Board may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in these Bye-laws and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

        54.    Compensation.    The Board is authorized to determine or to provide the method of determining the compensation of officers.

ACCOUNTING RECORDS

        55.    Records of Account.    The Company will cause to be kept proper records of account in accordance with the Companies Act. The records of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors thinks fit, and shall at all times be open to inspection by the directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each six month period. No shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board. A copy of the financial statements which are to be laid before the Company in general meeting, together with the auditor's report, shall be sent to each person entitled thereto in accordance with the Companies Act.

APPOINTMENT OF AUDITOR

        56.    Appointment of Auditor.    The shareholders of the Company at each annual general meeting shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the shareholders appoint another auditor in accordance with the Companies Act. If authorized by the shareholders at a general meeting, the remuneration of the auditor shall be fixed by the Board of Directors, or a duly authorized committee thereof.

INDEMNITY

        57.    Exemption from Liability.    As far as is permissible under the Companies Act, a director or officer of the Company, shall not be personally liable to the Company or its shareholders for any loss arising or liability attaching to such director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such director or officer may be guilty in relation to the Company; provided, however, that this shall not apply to (a) any fraud or dishonesty of such director or officer, (b) such director's or officer's conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

        58.    Right to Indemnification.    As far as is permissible under the Companies Act, the Company shall indemnify any current or former director, officer, or Resident Representative of the Company, or any person who is serving or has served at the request of the Company as a director or officer (each individually, a "Covered Person"), against any expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, (a "proceeding") by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person's duty to the Company, or (b) such Covered Party's conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

        59.    Claims by, or in Right of, the Company.    In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Act or to any person holding the office of auditor in relation to the Company.

        60.    Authorization of Indemnification.    Any indemnification under Bye-laws 58 through 61 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Bye-laws 58 and 59, as the case may be. Such determination shall be made, with respect to a Covered Person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        61.    Indemnification in Advance of Final Disposition.    As far as is permissible under the Companies Act, expenses, including attorneys' fees, incurred in defending any proceeding for which indemnification is permitted pursuant to Bye-laws 58 and 59 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of the director, officer or other indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Bye-laws.

        62.    Non-Exclusive.    It being the policy of the Company that indemnification of the persons specified in Bye-laws 58 and 59 shall be made to the fullest extent permitted by law, the indemnification provided by Bye-laws 58 through 61 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum of Association, these Bye-laws, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer, or trustee. As used in these Bye-laws 57 through 62, references to the "Company" include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by Bye-laws 58 through 61 shall continue as to a person who has ceased to be a director, officer or Resident Representative and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

        63.    Untraced Shareholders.

          A. The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a shareholder or the shares to which a person is entitled by transmission on death or bankruptcy if and provided that:

    1.
    during a period of six years no dividend in respect of those shares has been claimed and at least two cash dividends have become payable on the shares in question;

    2.
    on or after expiry of that period of six years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the shareholder or person entitled by transmission may be effected in accordance with these Bye-laws and in a national newspaper published in the relevant country, giving notice of its intention to sell the said shares;

    3.
    during that period of six years and the period of three months following the publication of such advertisement the Company has not received any communication from or indication of the whereabouts or existence of such shareholder or person entitled by transmission; and

    4.
    if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company's intention to make such sale.

          B. The Company's power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which Bye-law 63(A) applies.

          C. To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former shareholder or person entitled by transmission in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SALE, LEASE OR EXCHANGE OF ASSETS

        64.    Sale, Lease or Exchange of Assets.    The Board of Directors is hereby expressly authorized to sell, lease or exchange all or substantially all of the Company's property and assets, including the Company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto. Notwithstanding authorization or consent to a proposed sale, lease or exchange of the Company's property and assets by the shareholders, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.

ADOPTION OF SHAREHOLDER RIGHTS PLAN

        65.    Shareholder Rights Plan.    The Board of Directors is hereby expressly authorized to adopt any Shareholder Rights Plan, upon such terms and conditions as the Board of Directors deems expedient and in the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of at least 66 2/3% of the holders of record of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto.

AMENDMENTS

        66.    Amendments by Majority Vote.    These Bye-laws may be altered, changed, or amended in any respect, or superseded by new Bye-laws, in whole or in part, by the Board of Directors, subject to approval by the affirmative vote of the holders of record of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on the relevant record date with respect thereto at an annual or special general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of the Company.

APPENDIX B

TYCO INTERNATIONAL LTD.
2004 STOCK AND INCENTIVE PLAN
(EFFECTIVE AS OF JANUARY 1, 2004)

ARTICLE I

PURPOSE

        1.1    Purpose.    The purposes of this Tyco International Ltd. 2004 Stock and Incentive Plan (the "Plan") are to promote the interests of Tyco International Ltd. (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees of exceptional ability, (ii) providing incentives to such Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company's business by aligning the financial interests of Directors and Employees with that of the other stockholders of the Company. Toward these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards and other Stock-Based Awards.

        1.2    Effective Date; Shareholder Approval.    The Plan is effective as of January 1, 2004, subject to the approval of the Board and by a vote at the Company's 2004 Annual Meeting of Shareholders of the owners of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote. Any Awards granted under the Plan will be contingent on the approval of the Plan by the Company's stockholders. If their approval is not obtained, the Plan will have no effect, and any Awards granted under the Plan will be rescinded.

ARTICLE II

DEFINITIONS

        For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

          "Acquired Company" means any business, corporation or other entity acquired by the Company or any Subsidiary.

          "Acquired Grantee" means the grantee of a stock-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

          "Annual Performance Bonus" means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

          "Award" means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

            (a)    "Stock Options" awarded pursuant to Section 4.3;

            (b)    "Stock Appreciation Rights" awarded pursuant to Section 4.3;

            (c)    "Annual Performance Bonuses" awarded pursuant to Section 4.4;

            (d)    "Long Term Performance Awards" awarded pursuant to Section 4.5;

            (e)    "Other Stock-Based Awards" awarded pursuant to Section 4.6;

            (f)    "Director Awards" awarded pursuant to Section 4.7; and

            (g)    "Substitute Awards" awarded pursuant to Section 4.8.

          "Award Certificate" means the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of an Award.

          "Board" means the Board of Directors of the Company.

          "Cause" means misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise.

          "Change in Control" means the first to occur of any of the following events:

            (a)    any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

            (b)    persons who, as of the Effective Date constitute the Board (the "Incumbent Directors") cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

            (c)    consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

            (d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board or any successor committee or subcommittee of the Board, which Committee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations and nonemployee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

          "Common Stock" means the common stock of the Company, $0.20 (U.S.) par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5.3 of the Plan.

          "Company" means Tyco International Ltd., a Bermuda company, or any successor thereto.

          "Deferred Stock Unit" means a Unit granted under Section 4.6 to acquire Shares upon Termination of Directorship or Termination of Employment, subject to any restrictions, as the Committee, in its discretion, may determine.

          "Director" means a member of the Board who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

          "Disabled" or "Disability" means the inability of the Director or Employee to perform the material duties pertaining to such Director's directorship or such Employee's employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Director or Employee.

          "Dividend Equivalent" means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

          "Effective Date" means January 1, 2004.

          "Employee" means any individual who performs services as an officer or employee of the Company or a Subsidiary.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Exercise Price" means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

          "Fair Market Value" means the mean of the highest and lowest reported sales prices on the New York Stock Exchange on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported, provided that (i) for purposes of fixing the Exercise Price of an Option if Shares received pursuant to the exercise of the Option are sold on the day of exercise, "Fair Market Value" means the sales price of the Shares, (ii) for purposes of fixing the Exercise Price of a Premium-Priced Stock Option pursuant to Section 4.3(b), "Fair Market Value" means the mean of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange, averaged over the period of 10 trading days ending on the day as of which the determination of Fair Market Value is being made, and (iii) for purposes of determining the value of Director Awards pursuant to Section 4.7, "Fair Market Value" means the mean of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange, averaged over the period of 60 trading days ending on the day as of which the determination is being made. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

          "Fair Market Value Stock Option" means a Stock Option the Exercise Price of which is fixed by the Committee at a price equal to the Fair Market Value of a Share on the date of grant.

          "GAAP" means United States generally accepted accounting principles.

          "Incentive Stock Option" means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Certificate to be an Incentive Stock Option.

          "Key Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

          "LTI Plans" means the Tyco International Ltd. Long Term Incentive Plan, as amended as of May 12, 1999 or the Tyco International Ltd. Long Term Incentive Plan II.

          "Long Term Performance Award" means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

          "Non-Employee Director" means any member of the Board, elected or appointed, who is not otherwise an Employee of the Company or a Subsidiary. An individual who is elected to the Board at an annual meeting of the stockholders of the Company will be deemed to be a member of the Board as of the date of the meeting.

          "Nonqualified Stock Option" means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

          "Normal Retirement" means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant's age and years of service with the Company is 70 or higher.

          "Participant" means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.

          "Performance Cycle" means, with respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed. The first Performance Cycle under the Plan will begin on such date as is set by the Committee, in its discretion, but in no event earlier than October 1, 2003.

          "Performance Measure" means, with respect to any Annual Performance Bonus or Long Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following Company measures, as interpreted by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP:

             (a)  Net operating profit after taxes;

             (b)  Net operating profit after taxes, per Share;

             (c)  Return on invested capital;

             (d)  Return on assets or net assets;

             (e)  Total shareholder return;

              (f)  Relative total shareholder return (as compared with a peer group of the Company);

             (g)  Earnings before income taxes;

             (h)  Earnings per Share;

              (i)  Net income;

              (j)  Free cash flow;

             (k)  Free cash flow per Share;

              (l)  Revenue (or any component thereof); or

            (m)  Revenue growth.

          "Performance Unit" means a Long Term Performance Award denominated in dollar Units.

          "Plan" means the Tyco International Ltd. 2004 Stock and Incentive Plan, as may be amended from time to time.

          "Premium-Priced Stock Option" means a Stock Option the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.

          "Prior Plans" means the Tyco International Ltd. Long Term Incentive Plan, as amended as of May 12, 1999, the Tyco International Ltd. Long Term Incentive Plan II and the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees.

          "Promissory Stock" means a promise granted under Section 4.6 to provide stock to recipients upon the lapse of such period of time or the occurrence of such an event as the Committee, in its discretion, may determine.

          "Reporting Person" means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          "Restricted Stock" means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

          "Restricted Unit" means a Unit granted under Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Share" means a share of Common Stock.

          "Stock Appreciation Right" means a right granted under Section 4.3 of the Plan to an amount in cash or Shares equal to any difference between the Fair Market Value of the Shares as of the date on which the right is exercised (or, if the Committee so determines, any date during a specified period before or after the date of exercise) and the Exercise Price.

          "Stock-Based Award" means an Award granted under Section 4.6 of the Plan and denominated in Shares.

          "Stock Option" means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

          "Subsidiary" means a subsidiary company (wherever incorporated) of the Company, as defined by Section 86 of the Companies Act 1981 of Bermuda, as amended.

          "Target Amount" means the amount of Performance Units that will be paid if the Performance Measure is fully (100%) attained, as determined by the Committee.

          "Target Vesting Percentage" means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the Performance Measure is fully (100%) attained, as determined by the Committee.

          "Termination of Directorship" means the date of cessation of a Director's membership on the Board for any reason, with or without Cause, as determined by the Company.

          "Termination of Employment" means the date of cessation of an Employee's employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company.

          "Unit" means, for purposes of Performance Units, the potential right to an Award equal to $100 (U.S.) and, for purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

        3.1    Committee.    The Plan will be administered by the Committee.

        3.2    Authority of the Committee.    The Committee will have authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

             (a)  Interpret and administer the Plan and any instrument or agreement relating to the Plan;

             (b)  Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating the Plan;

             (c)  Select Employees to receive Awards under the Plan;

             (d)  Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options, and the circumstances in which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of the Award Certificate;

             (e)  Determine whether Awards will be granted singly, in combination or in tandem;

              (f)  Establish and interpret Performance Measures in connection with Annual Performance Bonuses and Long Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures;

             (g)  Waive or amend any terms, conditions, restriction or limitation on an Award, except that (i) the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived, and (ii) the terms and conditions of Awards to Reporting Persons cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

             (h)  Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 5.3;

              (i)  Determine under which circumstances Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;

              (j)  Determine whether a Nonqualified Stock Option or Restricted Share may be transferable to family members, a family trust or a family partnership;

             (k)  Establish any subplans and make any modifications to the Plan that the Committee may determine to be necessary to implement and administer the Plan in countries outside the United States;

              (l)  Appoint such agents as it shall deem appropriate for proper administration of the Plan; and

            (m)  Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

        3.3    Effect of Determinations.    All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

        3.4    Delegation of Authority.    The Committee, in its discretion and consistent with applicable law and regulations, may delegate to the Chief Executive Officer of the Company or any other officer or group of officers as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Committee may establish. When the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number of Shares that may be subject to Awards that the delegate may grant. Only the Committee will have authority to grant and administer Awards to Directors, Key Employees and other Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures.

        3.5    Employment of Advisors.    The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

        3.6    No Liability.    No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

        4.1    Eligibility.    All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

        4.2    Form of Awards.    Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

        4.3    Stock Options and Stock Appreciation Rights.    The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

          (a)    Form.    Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock

  Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously granted Nonqualified Stock Options.

          (b)    Exercise Price.    The Committee will set the Exercise Price of Fair Market Value Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Committee will set the Exercise Price of Premium-Priced Stock Options at a price that is higher than the Fair Market Value of a Share as of the date of grant, provided that such price is no higher than 150 percent of such Fair Market Value. The Exercise Price of Incentive Stock Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will equal the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be Fair Market Value Stock Options, Premium-Priced Stock Options or a combination of Fair Market Value Stock Options and Premium-Priced Stock Options.

          (c)    Term and Timing of Exercise.    Each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee at the time of grant:

            (i)    The Committee will determine and set forth in the Award Certificate the date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised. Unless the applicable Award Certificate provides otherwise, a Stock Option or Stock Appreciation Right will become exercisable in equal annual installments over a period of four years beginning immediately after the date on which the Stock Option or Stock Appreciation Right was granted, and will lapse 10 years after the date of grant, except as otherwise provided herein.

            (ii)    Upon the death, Disability or Normal Retirement of a Participant who has outstanding Stock Options or Stock Appreciation Rights, the unvested Stock Options or Stock Appreciation Rights will vest upon the Participant's death, Disability or Normal Retirement. Unless the Award Certificate provides otherwise, the Participant's Stock Options and Stock Appreciation Rights will lapse, and not be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date on which the Participant dies, incurs a Disability or retires.

            (iii)    Upon the Termination of Employment of a Participant for any reason other than the Participant's death, Disability or Normal Retirement or a Change in Control, any unvested Stock Options or Stock Appreciation Rights will vest pro rata with respect to the portion of the four-year vesting term (or such other vesting term as is set forth in the Award Certificate) that the Participant has completed, provided that the Participant has attained age 55 and the sum of the Participant's age and years of service with the Company is 60 or higher. Unless the Award Certificate provides otherwise, the Participant's Stock Options and Stock Appreciation Rights will lapse, and not be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date of Termination of Employment.

            (iv)  Upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (ii) or (iii) above, any unvested Stock Options or Stock Appreciation Rights will be forfeited unless the Award Certificate provides otherwise. Any Stock Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and not be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is six months after the date of such Termination of Employment unless the Award Certificate provides otherwise.

             (v)  Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant's will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant's will or by applicable laws of descent and distribution.

            (vi)  A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable.

           (vii)  Stock Options and Stock Appreciation Rights will become immediately exercisable upon a Change in Control.

          (d)    Payment of Exercise Price.    The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates will be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the Award Certificate:

            (i)    Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

            (ii)    Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (iv), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid, provided that the Board has specifically approved the repurchase of such Shares (unless such approval is not required by the terms of the bye-laws of the Company) and the Committee has determined that, as of the date of repurchase, the Company is, and after the repurchase will continue to be, able to pay its liabilities as they become due; or

            (iii)    Provided such payment method has been expressly authorized by the Board or the Committee in advance and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

            (iv)    The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to clause (ii).

          (e)    Incentive Stock Options.    Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

            (i)    Eligibility.    Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

            (ii)    Timing of Grant.    No Incentive Stock Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company's stockholders.

            (iii)    Amount of Award.    Subject to Section 5.3 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee's Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 (U.S.) limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

            (iv)    Timing of Exercise.    If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (iv), an Employee's employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee's right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 days and the Employee's right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

            (v)    Transfer Restrictions.    In no event will the Committee permit an Incentive Stock Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Employee during the Employee's lifetime.

          (f)    Exercise of Stock Appreciation Rights.    Upon exercise of a Participant's Stock Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise (or, if the Committee shall so determine, any date during a specified period before or after the date of exercise) over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If Shares are paid for the Stock Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise. The Committee may make payments after exercise in a lump sum or defer full payment by annual installments or otherwise.

          (g)    No Repricing.    Except as otherwise provided in Section 5.3, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company's stockholders and entitled to vote.

        4.4    Annual Performance Bonuses.    The Committee may grant Annual Performance Bonuses under the Plan in the form of cash or Shares to the Reporting Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

          (a)    Performance Cycles.    Annual Performance Bonuses will be awarded in connection with a 12-month Performance Cycle, which will be the fiscal year of the Company.

          (b)    Eligible Participants.    Within 90 days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive an Annual Performance Bonus under the Plan.

          (c)    Performance Measures; Targets; Award Criteria.

            (i)    Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the Target Amount payable to each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and the percentage of the Target Amount that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

            (ii)   The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

            (iii)  The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount payable under any Annual Performance Bonus of another Key Employee.

          (d)    Payment, Certification.    No Annual Performance Bonus will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

          (e)    Form of Payment.    Annual Performance Bonuses will be paid in cash or Shares. The Committee has discretion to make payments in a lump sum or to defer full payment by annual installments or otherwise.

          (f)    Section 162(m) of the Code.    It is the intent of the Company that Annual Performance Bonuses be "performance-based compensation" for purposes of Section 162(m) of the Code, that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Annual Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

          (g)    Acceleration.    Each Participant who has been granted an Annual Performance Bonus that is outstanding as of the date of a Change of Control will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant's Target Amount to become payable.

        4.5    Long Term Performance Awards.    The Committee may grant Long Term Performance Awards under the Plan in the form of Performance Units, Restricted Units or Restricted Stock to the Reporting Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

          (a)    Performance Cycles.    Long Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

          (b)    Eligible Participants.    Within 90 days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive a Long Term Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Reporting Person other than a Key Employee after the expiration of this 90-day period.

          (c)    Performance Measures; Targets; Award Criteria.

            (i)    Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long Term Performance Award will be paid or vest, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

            (ii)   The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

            (iii)  The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long Term Performance Awards payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long Term Performance Award of another Key Employee.

          (d)    Payment, Certification.    No Long Term Performance Award will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long Term Performance Awards awarded to Participants who are not Key Employees will be based on the Performance Measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees.

          In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

          (e)    Form of Payment.    Long Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Certificate. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. The Committee has discretion to make payments in a lump sum or to defer full payment by annual installments or otherwise.

          (f)    Section 162(m) of the Code.    It is the intent of the Company that Long Term Performance Awards be "performance-based compensation" for purposes of Section 162(m) of the Code, that this Section 4.5 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Long Term Performance Awards. If any provision of this Plan or any Long Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

          (g)    Retirement.    If a Participant would be entitled to a Long Term Performance Award but for the fact that the Participant's employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee's discretion, receive a Long Term Performance Award, pro rated for the portion of the Performance Cycle that the Participant completed and payable at the same time after the end of the Performance Cycle that payments to other Long Term Performance Award recipients are made, if the sum of the Participant's age and years of service with the Company was 60 or higher at the time of Termination of Employment or if the Participant retired under a Normal Retirement.

          (h)    Acceleration.    Each Participant who has been granted a Long Term Performance Award that is outstanding as of the date of a Change of Control will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant's Target Amount to become payable and all restrictions on the Participant's performance-based Restricted Units and Shares of Restricted Stock to lapse.

        4.6    Other Stock-Based Awards.    The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Units, Annual Performance Bonuses or Long Term Performance Awards) to any Employee that the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Stock, Restricted Units, Deferred Stock Units or Promissory Shares. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

          (a)    Vesting.    Unless the Award Certificate provides otherwise, restrictions on Stock-Based Awards granted under this Section 4.6 will lapse in equal annual installments over a period of four years beginning immediately after the date of grant. If the restrictions on Stock-Based Awards have not lapsed or been satisfied as of the Participant's Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a Change in Control, except that the Award will vest pro rata with respect to the portion of the four-year vesting term (or such other vesting term as is set forth in the Award Certificate) that the Participant has completed if the Participant has attained age 55 and the sum of the Participant's age and years of service with the Company is

  60 or higher. All restrictions on Stock-Based Awards granted pursuant to this Section 4.6 will lapse upon the Normal Retirement, death or Disability of the Participant or a Change in Control.

          (b)    Grant of Restricted Stock.    The Committee may grant Restricted Stock to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

          (c)    Grant of Restricted Units.    The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

          (d)    Grant of Deferred Stock Units.    The Committee may grant Deferred Stock Units to any Employee, which Units will be paid in whole Shares upon the Employee's Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Stock Unit that becomes payable.

          (e)    Dividends and Dividend Equivalents.    At the discretion of the Committee, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant's account. In the event of a payment of dividends on Common Stock, the Committee may credit Restricted Units with Dividend Equivalents. Dividend Equivalents may be distributed immediately or withheld and deferred in the Participant's account as determined by the Committee. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Participant's account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded. No dividends or Dividend Equivalents will be paid or credited on Promissory Stock until Shares are issued in the name of the Participant or the Participant's beneficiary.

        4.7    Director Awards.

          (a)   As of the first day of each fiscal year of the Company, the Committee will grant Deferred Stock Units to each Director in such an amount as the Board, in its discretion, may approve in advance, provided that the aggregate Fair Market Value of the Shares underlying the Deferred Stock Units granted to any Director in a year may not exceed $200,000 (U.S.) determined as of the date of grant. Each such Deferred Stock Unit will vest as determined by the Committee and set forth in the Award Certificate and will be paid in Shares within 30 days following the recipient's Termination of Directorship. Dividend Equivalents or additional Deferred Stock Units will be credited to each Director's account when dividends are paid on Common Stock to the shareholders, and will be paid to the Director at the same time that the Deferred Stock Units are paid to the Director.

          (b)   The Committee may, in its discretion, grant Stock Options, Stock Appreciation Rights and other Stock-Based Awards to Directors, provided that in no event may a Director in any fiscal year be granted more than 10,000 Shares pursuant to such Awards, excluding Deferred Stock Units.

        4.8    Substitute Awards.    The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding stock-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company. Any grant of Incentive Stock Options pursuant to this Section 4.8 will be made in accordance with Section 424 of the Code and any final regulations published thereunder.

        4.9    Limit on Individual Grants.    Subject to Sections 5.1 and 5.3, no Employee may be granted more than 6 million Shares over any calendar year pursuant to Awards of Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units, except that an incentive Award of no more than 10 million Shares may be made pursuant to Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units to any person who has been hired within the calendar year as a Key Employee. The maximum amount that may be paid in cash or Shares pursuant to Annual Performance Bonuses or Long Term Performance Awards paid in Performance Units to any one Employee is $5 million (U.S.) for any Performance Cycle of 12 months. For any longer Performance Cycle, this maximum will be adjusted proportionally.

        4.10    Termination for Cause.    Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Units, Restricted Stock and other Stock-Based Awards will immediately be cancelled. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee's discretion, in the event that a potential termination for Cause is pending.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

        5.1    Shares Available.    The Shares issuable under the Plan will be authorized but unissued Shares. The total number of Shares with respect to which Awards may be issued under the Plan may equal, but may not exceed, 160 million Shares, increased by the number of Shares remaining available for future grants under the LTI Plans as of January 1, 2004, reduced by the number of Shares related to Awards made under the LTI Plans between January 1, 2004 and the date the Plan is approved by Shareholders, and subject to adjustment in accordance with Section 5.3; provided that when Shares are issued pursuant to a grant of Restricted Stock, Restricted Units, Deferred Stock Units, Promissory Stock, Performance Units or as payment of an Annual Performance Bonus or other Stock-Based Award, the total number of Shares remaining available for grant will be decreased by a margin of at least 1.8 per Share issued. No more than 10 million Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options.

        5.2    Counting Rules.    The following Shares related to Awards under this Plan or Awards under the Prior Plans that are outstanding as of the effective date of this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

          (a)   Shares related to Awards paid in cash;

          (b)   Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares;

          (c)   Shares that are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option awarded under this Plan or a Prior Plan, or in satisfaction of withholding tax obligations arising under this Plan or a Prior Plan;

          (d)   Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company; and

          (e)   Any Shares of Restricted Stock that are returned to the Company upon a Participant's Termination of Employment.

        5.3    Adjustments.    In the event of a change in the outstanding Shares by reason of a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee may make an appropriate adjustment if it determines, in its discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, the number of Shares subject to an outstanding Award, or the Exercise Price of an Award. Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan. No adjustment will be made with respect to Awards granted to a Key Employee to the extent the adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

        5.4    Change in Control.

          (a)    Acceleration.    All outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Change in Control if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Units (other than Long Term Performance Awards) and Deferred Stock Units and Promissory Stock. Each Participant who has been granted an Annual Performance Bonus or Long Term Performance Award that is outstanding as of the date of Change in Control will be deemed to have achieved a level of performance, as of the Change in Control, that would cause all (100%) of the Participant's Target Amounts to become payable and all restrictions on the Participant's Restricted Units and Shares of Restricted Stock to lapse.

          (b)    Adjustment, Conversion and Payment.    In addition to the foregoing, no later than 90 days after the date of Change in Control, the Committee (as constituted prior to the date of Change in Control) shall provide, in its discretion, for any of the following actions to apply to each Award that is outstanding as of the date of Change in Control: (i) an adjustment to such Award as the Committee deems appropriate to reflect such Change in Control; (ii) the acquisition of such Award, or substitution of a new right therefor, by the acquiring or surviving corporation after such Change in Control, or (iii) the purchase of such Award, at the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time. Any payment made pursuant to this Section 5.4(b) shall include the value of any Dividend Equivalents credited with respect to such Award and accrued interest on such Dividend Equivalents. The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.

        5.5    Fractional Shares.    No fractional Shares will be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

        6.1    Amendment.    The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the stockholders of the Company. A revision is "material" for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), changes the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options and Stock Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Stock Options and Stock Appreciation Rights. The Board may, in its discretion, increase the maximum dollar amount of Deferred Stock Units that may be granted to a Director in any fiscal year and the maximum number of Shares that may be granted to a Director in any fiscal year pursuant to Stock Options, Stock Appreciation Rights and other Stock-Based Awards. No amendment of the Plan made without the Participant's written consent may adversely affect any right of a Participant with respect to an outstanding Award.

        6.2    Termination.    The Plan will terminate upon the earlier of the following dates or events to occur:

          (a)    the adoption of a resolution of the Board terminating the Plan; or

          (b)    the day before the 10th anniversary of the date of the Company's 2004 Annual Meeting of Shareholders.

No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person's consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

        7.1    Nontransferability of Awards.    No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

          (a)    Any Award may be transferred by will or by the laws of descent or distribution.

          (b)    The Committee may provide in the applicable Award Certificate that all or any part of a Nonqualified Option or Shares of Restricted Stock may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this subsection (b), a family member means a Participant's spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, grandnieces and grandnephews, including adopted, in-laws and step family members.

          Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant's estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to this subsection (b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to this subsection (b). No transfer will be effective until the Committee consents to the transfer in writing.

          (c)    Except as otherwise provided in the applicable Award Certificate, any Nonqualified Stock Option transferred by a Participant pursuant to this subsection (c) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

          (d)    Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), "affiliate" will have the meaning assigned to that term under Rule 144.

          (e)    In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

        7.2    Withholding of Taxes.    The Committee, in its discretion, may satisfy a Participant's tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

          (a)    Stock Options and Stock Appreciation Rights.    As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

          (b)    Other Awards Payable in Shares.    The Participant shall satisfy the Participant's tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Stock and other Stock-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant's tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

          (c)    Cash Awards.    The Company may satisfy a Participant's tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

        7.3    Special Forfeiture Provision.    The Committee may, in its discretion, provide in an Award Certificate that the Participant may not, within two years of the Participant's Termination of Employment with the Company, enter into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined by the Committee). If the Committee makes a determination that this prohibition has been violated, the Participant (i) will forfeit all rights under any outstanding Stock Option or Stock Appreciation Right that was granted subject to the Award Certificate and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than six months prior to the Participant's Termination of Employment, and (ii) will forfeit and return to the Company any Annual Performance Bonuses, Performance Units, Shares of Restricted Stock, Restricted Units (including any credited Dividend Equivalents), Deferred Stock Units, Promissory Stock and other Stock-Based Awards that are outstanding on the date of the Participant's Termination of Employment, subject to the Award Certificate, and have not vested or that became vested and remain subject to this Section 7.3 during a period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than six months prior to the Participant's Termination of Employment.

        7.4    No Implied Rights.    The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company's sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

        7.5    No Obligation to Exercise Awards.    The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.

        7.6    No Rights as Stockholders.    A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant's name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

        7.7    Indemnification of Committee.    The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person's estate, is or was a member of the Committee or a delegate of the Committee.

        7.8    No Required Segregation of Assets.    Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

        7.9    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

        7.10    Securities Law Compliance.    Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

        7.11    Governing Law, Severability.    The Plan and all determinations made and actions taken under the Plan will be governed by the law of Bermuda and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.

TYCO INTERNATIONAL LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the 2004 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 25, 2004 at 9:00 a.m., local time, at United States Surgical, North Haven Facility, 195 McDermott Road, North Haven, Connecticut 06473.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen or David J. FitzPatrick, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors, FOR proposals numbered 2 through 5 and AGAINST proposals numbered 6 and 7, as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
Election of the 11 nominees to the Board of Directors.

2.
Appointment of                        as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

3.
Adoption of the Amended and Restated Bye-laws.

4.
Approval of the Tyco 2004 Stock and Incentive Plan.

5.
Shareholder proposal regarding environmental reporting.

6.
Shareholder proposal to change Tyco's jurisdiction of incorporation from Bermuda to a U.S. state.

7.
Shareholder proposal on "common sense" executive compensation.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FOLD AND DETACH HERE

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda: Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 7:00 a.m. on March 25, 2004;

In the United States: Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3547, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 25, 2004.

In the United Kingdom: Tyco International Ltd., c/o Tyco Holdings (UK) Limited, 5th Floor, 30-34 Moorgate, London EC2R 6PJ, United Kingdom, by 5:00 p.m. on March 24, 2004;

In Australia: Tyco International Ltd., c/o Tyco International Pty. Limited, Level 6, 12 Help Street, Chatswood NSW 2067, Australia, by 5:00 p.m. on March 24, 2004;

DIRECTIONS TO UNITED STATES SURGICAL—NORTH HAVEN FACILITY

From New York—I-95 North:

  •
  Exit 48 to I-91 North to Exit 8.
  •
  Ramp forks, bear left.
  •
  Go straight through the light onto Middletown Avenue.
  •
  Continue for approximately 1 mile.
  •
  Turn left into South Gate entry, you will see a sign that says United States Surgical.

From New York—Merritt Parkway North:

  •
  Exit 54 (just across the Housatonic Bridge).
  •
  Take connector for approximately 1/2 mile.
  •
  Second exit onto I-95 North (New Haven).
  •
  Exit 48 to I-91 North to Exit 8.
  •
  Ramp forks, bear left.
  •
  Go straight through the light onto Middletown Avenue.
  •
  Continue for approximately 1 mile.
  •
  Turn left into South Gate entry, you will see a sign that says United States Surgical.

From Hartford—I-91 South:

  •
  Exit 8, take a left at end of ramp.
  •
  At first traffic light turn left onto Middletown Avenue.
  •
  Continue for approximately 1 mile.
  •
  Turn left into South Gate entry, you will see a sign that says United States Surgical.

From New London—I-95 South:

  •
  Exit 48 to I-91 North to exit 8.
  •
  Ramp forks, bear left.
  •
  Go straight through the light onto Middletown Avenue.
  •
  Continue for approximately 1 mile.
  •
  Turn left into South Gate entry, you will see a sign that says United States Surgical.

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS NUMBERED 2 THROUGH 5 AND AGAINST PROPOSALS NUMBERED 6 AND 7, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example    ☒

1. Election of the 11 nominees listed below to the Board of Directors	FOR ALL	WITHHOLD AUTHORITY	FOR ALL EXCEPT*
	☐	☐	☐

01 Dennis C. Blair, 02 Edward D. Breen, 03 George W. Buckley, 04 Brian Duperreault,
05 Bruce S. Gordon, 06 John A. Krol, 07 Mackey J. McDonald, 08 H. Carl McCall,
09 Brendan R. O'Neill, 10 Sandra S. Wijnberg, 11 Jerome B. York

To vote for all nominees, mark the "For All" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided below.
* Exceptions:
Proposals as described on the reverse side of this proxy:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
2.	☐	☐	☐	5.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
3.	☐	☐	☐	6.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
4.	☐	☐	☐	7.	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

        2004 Annual General Meeting
of
Shareholders
of
Tyco International Ltd.

March 25, 2004
9:00 A.M., Local Time

United States Surgical
North Haven Facility
195 McDermott Road
North Haven, Connecticut 06473

QuickLinks

TYCO INTERNATIONAL LTD. NOTICE OF 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 25, 2004
TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
CORPORATE GOVERNANCE
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
Pension Plan Table
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO—APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
PROPOSAL NUMBER THREE—ADOPTION OF AMENDED AND RESTATED BYE-LAWS
New Protections or Changes Reflecting Similarities to Delaware Law
Standard Publicly Traded Company Provisions
PROPOSAL NUMBER FOUR—APPROVAL OF THE TYCO 2004 STOCK AND INCENTIVE PLAN
The Board recommends that shareholders vote FOR proposal number four.
PROPOSAL NUMBER FIVE—SHAREHOLDER PROPOSAL ON ENVIRONMENTAL REPORTING
The Board recommends the shareholders vote FOR shareholder proposal number five. PROPOSAL NUMBER SIX—SHAREHOLDER PROPOSAL TO CHANGE TYCO'S JURISDICTION OF INCORPORATION FROM BERMUDA TO A U.S. STATE
The Board recommends the shareholders vote AGAINST shareholder proposal number six. PROPOSAL NUMBER SEVEN—SHAREHOLDER PROPOSAL ON COMMON SENSE EXECUTIVE COMPENSATION
The Board recommends the shareholders vote AGAINST shareholder proposal number seven. OTHER MATTERS
APPENDIX A AMENDED AND RESTATED BYE-LAWS OF TYCO INTERNATIONAL LTD. SHARE CAPITAL AND RIGHTS
TRANSFER OF SHARES
TRANSMISSION OF SHARES
ALTERATION OF CAPITAL
SEAL OF THE COMPANY
GENERAL MEETINGS OF SHAREHOLDERS
BOARD OF DIRECTORS
COMMITTEES
OFFICERS
ACCOUNTING RECORDS
APPOINTMENT OF AUDITOR
INDEMNITY
UNTRACED SHAREHOLDERS
SALE, LEASE OR EXCHANGE OF ASSETS
ADOPTION OF SHAREHOLDER RIGHTS PLAN
AMENDMENTS
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV AWARDS
ARTICLE V SHARES SUBJECT TO THE PLAN; ADJUSTMENTS
ARTICLE VI AMENDMENT AND TERMINATION
ARTICLE VII GENERAL PROVISIONS
TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
DIRECTIONS TO UNITED STATES SURGICAL—NORTH HAVEN FACILITY
ADMISSION TICKET